As filed with the Securities and Exchange Commission on May 14, 2019
Registration No. 333-231033

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO.1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bright Mountain Media, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation or organization)

7371
(Primary Standard Industrial Classification Code Number)

27-2977890
(I.R.S. Employer Identification Number)

6400 Congress Avenue
Suite 2050
Boca Raton, FL 33487
telephone (561) 998-2440
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Mr. W. Kip Speyer
Chief Executive Officer
Bright Mountain Media, Inc.
6400 Congress Avenue, Suite 2050
Boca Raton, FL 33487
telephone (561) 998-2440
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
———————
with a copy to:

Charles B. Pearlman, Esq.
Brian A. Pearlman, Esq.
Pearlman Law Group LLP
200 S. Andrews Avenue, Suite 901
Fort Lauderdale, FL 33301
telephone (954) 880-9484

As soon as practicable after this registration statement becomes effective
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
e

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (1)(2)

Common stock, par value $0.01 per share	28,425,000	$2.00	$56,850,000	$6,890.22
———————
(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price of the common stock is based on the average of the bid and asked prices for the common stock as quoted on the OTCQB Tier of the OTC Markets on April 16, 2019.
(2)
Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY__, 2019

PROSPECTUS
Bright Mountain Media, Inc.

28,425,000 shares of common stock

This prospectus relates to periodic offers and sales of up to 28,425,000 shares of our common stock by the selling security holders, including 13,962,500 shares which are presently outstanding and 14,462,500 shares which are issuable upon the possible exercise of outstanding warrants with an exercise price of $0.65 per share. We are registering the applicable shares of our common stock to provide the selling security holders with freely tradable securities. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by any of the selling security holders, and we cannot predict when or in what amounts any of the selling security holders may sell any of our shares of common stock offered by this prospectus. The prices at which the selling security holders may sell the shares of our common stock will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from any sale or disposition by the selling security holders of the shares of our common stock covered by this prospectus. However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock, which, if exercised in cash with respect to all of the 14,462,500 shares of common stock offered hereby, would result in gross proceeds to us of approximately $9.4 million, but under certain circumstances such warrants may be exercised via cashless exercise. In addition, we will pay all fees and expenses incident to the registration of the resale of shares of our common stock under this prospectus. The selling security holders from time to time may offer and sell the shares of our common stock held by them directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale, as described in more detail in this prospectus under “Plan of Distribution” beginning on page 21. No shares of our common stock may be sold without delivery of this prospectus describing the method and terms of the offering of such shares.

Our common stock is quoted on the OTCQB Tier of the OTC Markets under the symbol "BMTM." On April 16, 2019 the last reported sale price of our common stock was $2.00 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”
____________________

Investing in our common stock involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus. See "Risk Factors" beginning on page 5 of this prospectus to read about the risks of investing in our common stock.
____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
____________________

The date of this prospectus is ______, 2019

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus, is accurate only as of the date on the front of the document, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security registered under the registration statement of which this prospectus is a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

When used in this prospectus, the terms "Bright Mountain," "we," "us," or "our" refers to Bright Mountain Media, Inc., a Florida corporation, and our subsidiaries. In addition, "2019" refers to the year ending December 31, 2019, “2018” refers to the year ended December 31, 2018 and "2017" refers to the year ended December 31, 2017. The information which appears on our website at www.brightmountainmedia.com is not part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "aim," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

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our history of losses, our declining gross profit margins, our ability to raise additional capital and continue as a going concern;
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our ability to fully develop the Bright Mountain Media Ad Exchange Network and services platform;
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a failure to successfully transition to primarily advertising based revenue model;
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the continued appeal of Internet advertising;
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our ability to manage and expand our relationships with publishers;
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our dependence on revenues from a limited number of customers;
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the impact of seasonal fluctuations on our revenues;
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acquisitions of new businesses and our ability to integrate those businesses into our operations;
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online security breaches;
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failure to effectively promote our brand and attract advertisers;
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our ability to protect our content;
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our ability to protect our intellectual property rights;
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the success of our technology development efforts;
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additional competition resulting from our business expansion strategy;
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our dependence on revenues from a limited number of customers;
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our ability to detect advertising fraud;
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liability related to content which appears on our websites;
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regulatory risks and compliance with privacy laws;

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dependence on executive officers and certain key employees and consultants;
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our ability to hire qualified personnel;
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possible problems with our network infrastructure;
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ongoing material weaknesses in our disclosure controls and internal control over financial reporting;
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the impact on available working capital resulting from the payment of cash dividends to our affiliates;
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dilution to existing shareholders upon the conversion of outstanding preferred stock and convertible notes and/or the exercise of outstanding options and warrants, including warrants with cashless exercise rights;
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the illiquid nature of our common stock;
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risks associated with securities litigation;
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provisions of our charter and Florida law which may have anti-takeover effects;
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the impact of diversion of management’s time as we pursue the litigation against the former owners of one of the entities we acquired; and
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the impact on the market price of our common stock from sales by the selling security holders.

You should read thoroughly this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this prospectus. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

PROSPECTUS SUMMARY

This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed in this prospectus under "Risk Factors" beginning on page 5 of this prospectus and our financial statements and the accompanying notes beginning on page F-1 of this prospectus.

About us

Historically we have operated as a digital media holding company for online assets primarily targeted to the military and public safety sectors. In addition to our corporate website, we own and/or manage 25 websites which are customized to provide our niche users, including active, reserve and retired military, law enforcement, first responders and other public safety employees with products, information and news that we believe may be of interest to them. We also own an ad network which was acquired in September 2017. We have placed a particular emphasis on providing quality content on our websites to drive traffic increases. Our websites feature timely, proprietary and aggregated content covering current events and a variety of additional subjects targeted to the specific demographics of the individual website. Our business strategy requires us to continue to provide this quality content to our niche markets and to grow our business, operations and revenues both organically and through acquisitions as we expand our business past the original niche markets into mainstream digital audiences.

We have invested in our infrastructure and acquisitions and placed an emphasis on providing quality content on our websites necessary to drive traffic to our websites. With the exit from our E-Commerce businesses effective December 31, 2018 as described below, we believe that we have advanced our transition to becoming a digital media company. We believe that with this action, our business, results of operations and financial condition will be positively impacted in the long term.

We reported revenues of $1,735,649 and $1,104,017 for 2018 and 2017, respectively, and net losses, including net losses from discontinued operations, of $5,224,064 and $2,994,096, respectively. The reports by our independent registered public accounting firms on our audited consolidated financial statements for 2018 and 2017 appearing later in this prospectus contain qualifications regarding our ability to continue as a going concern.

Discontinued Operations

Historically we generated revenues from two segments, our advertising segment and our product sales segment. Revenues from the product sales segment included revenues from two of our websites that operate as e-commerce platforms, including Bright Watches and Black Helmet, as well as Bright Watches’ retail location. During 2018 we began to de-emphasize our product sales segment as we placed more emphasis on our advertising segment. Effective December 31, 2018, we discontinued the operations of our product sales segment. The decision to exit all components of our product sales segment have resulted in these businesses being accounted for as discontinued operations in our audited consolidated financial statements appearing later in this prospectus. We recorded losses, net of income taxes, of $1,092,750 and $424,391 in 2018 and 2017, respectively, for the discontinued operations. Please see Note 5 to the notes to our consolidated financial statements appearing later in this prospectus for additional disclosures related to the reclassification of prior period amounts related to discontinued operations to conform to the current period financial statement presentation.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we intend to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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allowance to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosures;
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reduced disclosure about our executive compensation arrangements;
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no non-binding advisory votes on executive compensation or golden parachute arrangements; and
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exemption from auditor attestation requirements in the assessment of our internal control over financial reporting.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the dateon which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you have beneficial ownership.

Corporate information

Our principal executive offices are located at 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487, our telephone number is (561) 998-2440 and our corporate website address is www.brightmountainmedia.com. Our fiscal year end is December 31.

SUMMARY OF THE OFFERING

This prospectus covers the resale of a total of 28,425,000 shares of our common stock by the selling security holders which includes 13,962,500 shares that are presently outstanding and 14,462,500 shares that are issuable upon the possible exercise of warrants with an exercise price of $0.65 per share. These securities were issued in connection with private offerings we conducted between September 2018 and January 2019. The terms of these private offerings are described in detail in our Current Reports on Form 8-K as filed with the SEC on October 4, 2018, December 4, 2018 and January 1, 2019. See “Where You Can Find Additional Information” appearing later in this prospectus.

We will not receive any proceeds from the resale of our shares by the selling security holders. To the extent the warrants are exercised on a cash basis, we will receive the exercise price of the warrants. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common stock presently outstanding:	64,248,864 shares at April 15, 2019

Common stock offered by the selling security holders:	28,425,500 shares, including 13,962,500 shares which are presently outstanding and 14,462,500 shares issuable upon the exercise of outstanding warrants with an exercise price of $0.65 per share.

Common stock to be outstanding after the offering:
78,711,364 shares, assuming the issuance of 14,462,500 shares upon the exercise on a cash basis of warrants at an exercise price of $0.65per share, the resale of which is covered by this prospectus, but giving no effect to the possible issuance of shares upon the exercise of options or the exercises of any outstanding options or other warrants.

OTCQB Symbol:	BMTM

Risk factors:
Investing in our securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the section of this prospectus entitled "Risk Factors."

SELECTED FINANCIAL DATA

The following summary of our selected unaudited condensed consolidated financial information for 2018 and 2017 and has been derived from, and should be read in conjunction with, our audited financial statements included elsewhere in this prospectus.

Selected consolidated income statement data

	Year Ended December 31,
	2018	2017

Revenue	$1,735,649	$1,104,017
Gross profit	$357,272	$432,731
Selling, general and administrative expenses	$3,494,858	$2,596,827
Total other income (expense)	$(993,728)	$(405,609)
Net loss from continuing operations	$(4,131,314)	$(2,569,705)
Loss from discontinued operations	$(1,092,750)	$(424,391)
Net loss	$(5,224,064)	$(2,994,096)
Total preferred stock dividends	$111,940	$17,645
Net loss attributable to common shareholders	$(5,336,004)	$(3,011,741)

Selected consolidated balance sheet data

	December 31,
	2018	2017

Working capital (deficit)	$881,949	$(395,315)
Total current assets	$2,473,630	$1,726,337
Total assets	$5,025,848	$3,718,717
Total current liabilities	$1,591,681	$2,121,652
Total liabilities	$1,603,369	$3,375,495
Total shareholders' equity	$3,422,479	$343,222

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock. The risks described below highlight potential events, trends or other circumstances that could adversely affect our business, financial condition, results of operations, cash flows, liquidity or access to sources of financing, and consequently, the market value of our common stock. These risks could cause our future results to differ materially from historical results and from guidance we may provide regarding our expectations of future financial performance. The risks described below are not an exhaustive list of all the risks we face. There may be others that we have not identified or that we have deemed to be immaterial. All forward-looking statements made by us or on our behalf are qualified by the risks described below.

Risks Related to our Business

WE HAVE A HISTORY OF LOSSES.

We incurred net losses of $5,224,064 and $2,994,096, respectively, for 2018 and 2017, which includes losses of $1,092,750 and $424,391, respectively, for discontinued operations. At December 31, 2018 we had an accumulated deficit of $17,042,966. While our revenues increased 57.2% for 2018 from 2017, our gross profit margin declined from 39.2% in 2017 to 20.6% in 2018. In addition, in 2018 our selling, general and administrative expenses, or “SG&A”, increased 34.6% in 2018 from 2017. We anticipate that our SG&A will continue to increase in 2019 and beyond, and we may continue to incur losses in future periods until such time, if ever, as we are successful in significantly increasing our revenues and gross profit to a level to fund our operating expenses. There are no assurances that we will be able to significantly increase our revenues and gross profit to a level which supports profitable operations and provides sufficient funds to pay our operating expenses and other obligations as they become due.

WE ARE DEPENDENT UPON SALES OF EQUITY SECURITIES AND LOANS FROM OUR CHIEF EXECUTIVE OFFICER TO PROVIDE OPERATING CAPITAL.

We do not generate sufficient gross profit to pay our operating expenses and we reported losses from continuing operations of $4,131,314 and $2,569,705 in 2018 and 2017, respectively. Historically we have been dependent upon the purchase of equity securities or convertible notes by Mr. Kip Speyer, our Chief Executive Officer, to provide operating capital. During 2018 and 2017 he invested $530,000 and $1,760,000, respectively, in our company. During 2018 and 2017 we paid him $281,882 and $171,254, respectively, in dividend and interest payments on these investments. In addition, between January 2018 and January 2019 we raised $6,000,000 through the sale of our equity securities in private placements. After payment of the cash commissions to Spartan Capital Securities LLC ("Spartan Capital"), a broker dealer and member of FINRA who served as placement agent in the offerings, we used $1,400,000 of the net proceeds to pay Spartan Capital a non-accountable expense allowance, various consulting and advisory fees and are using the balance for working capital, including to fund our operating loss. While we expect to seek to raise additional working capital through the sale of our securities in private or public transactions, we are not a party to any binding agreements and there are no assurances we will be able to raise any additional third party capital. Mr. Speyer is also under no obligation to continue to lend us money or purchase equity securities from us. If we are not able to raise sufficient additional working capital as needed, absent a significant increase in our revenues we may be unable to grow our company.

OUR ECONOMIC PERFORMANCE HAS RAISED SUBSTANTIAL DOUBTS AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our consolidated financial statements have been prepared assuming we will continue as a going concern. We have experienced substantial and recurring losses from operations, which losses have caused an accumulated deficit of $17,042,966 at December 31, 2018. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

IF WE FAIL TO DETECT ADVERTISING FRAUD OR OTHER ACTIONS THAT IMPACT OUR ADVERTISING CAMPAIGN PERFORMANCE, WE COULD HARM OUR REPUTATION WITH ADVERTISERS OR AGENCIES, WHICH WOULD CAUSE OUR REVENUE AND BUSINESS TO SUFFER.

Once established, the Bright Mountain Media Ad Network Business will rely on our ability to deliver successful and effective advertising campaigns. Some of those campaigns may experience fraudulent and other invalid impressions, clicks or conversions that advertisers may perceive as undesirable, such as non-human traffic generated by machines that are designed to simulate human users and artificially inflate user traffic on websites. These activities could overstate the performance of any given advertising campaign and could harm our reputation. It may be difficult for us to detect fraudulent or malicious activity on websites where we do not own content and rely in part on our customers to control such activity. If we fail to detect or prevent fraudulent or other malicious activity, the affected advertisers may experience or perceive a reduced return on their investment and our reputation may be harmed. High levels of fraudulent or malicious activity could lead to dissatisfaction with our solutions, refusals to pay, refund or future credit demands or withdrawal of future business.

IF ADVERTISING ON THE INTERNET LOSES ITS APPEAL, OUR REVENUE COULD DECLINE.

Our business model may not continue to be effective in the future for a number of reasons, including:

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a decline in the rates that we can charge for advertising and promotional activities;
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our inability to create applications for our customers;
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Internet advertisements and promotions are, by their nature, limited in content relative to other media;
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companies may be reluctant or slow to adopt online advertising and promotional activities that replace, limit or compete with their existing direct marketing efforts;
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companies may prefer other forms of Internet advertising and promotions that we do not offer;
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the quality or placement of transactions, including the risk of non-screened, non-human inventory and traffic, could cause a loss in customers or revenue; and
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regulatory actions may negatively impact our business practices.

If the number of companies who purchase online advertising and promotional services from us does not grow, we may experience difficulty in attracting publishers, and our revenue could decline.

OUR SUCCESS IS DEPENDENT UPON OUR ABILITY TO EFFECTIVELY EXPAND AND MANAGE OUR RELATIONSHIPS WITH OUR PUBLISHERS.

Outside of our owned and operated websites, we are dependent upon our publishing partners to provide the media which we sell. We depend on these publishers to make their respective media inventories available to us to use in connection with our campaigns that we manage, create or market. Our growth depends, in part, on our ability to expand and maintain our publisher relationships within our network and to have access to new sources of media inventory such as new partner websites and Facebook pages that offer attractive demographics, innovative and quality content and growing Web user traffic volume. Our ability to attract new publishers to our networks and to retain Web publishers currently in our networks will depend on various factors, some of which are beyond our control. These factors include, but are not limited to, our ability to introduce new and innovative products and services, our pricing policies, and the cost-efficiency to Web publishers of outsourcing their advertising sales. In addition, the number of competing intermediaries that purchase media inventory from Web publishers continues to increase. In the event we are not able to maintain effective relationships with our publishers, our ability to distribute our advertising campaigns will be greatly hindered which will reduce the value of our services and adversely impact our results of operations in future periods.

WE ARE DEPENDENT ON REVENUES FROM A LIMITED NUMBER OF CUSTOMERS.

For 2018 revenues from two customers accounted for approximately 22.6% of our revenues and approximately 33% of our accounts receivable at December 31, 2018. The loss of either of these customers could have material adverse impact on our results of operations in future periods.

WE ARE SUBJECT TO SEASONAL FLUCTUATIONS IN OUR REVENUES IN FUTURE PERIODS.

Typically advertising technology companies report a material portion of their revenues during the fourth calendar quarter as a result of holiday related ad spend. Because of seasonal fluctuations, there can be no assurance that the results of any particular quarter will be indicative of results for the full year or for future years.

THE ACQUISITION OF NEW BUSINESSES IS COSTLY AND THESE ACQUISITIONS MAY NOT ENHANCE OUR FINANCIAL CONDITION.

A significant element of our growth strategy has been to acquire companies which complement our business. The process to undertake a potential acquisition can be time-consuming and costly. We have and continue to expect to expend significant resources to undertake business, financial and legal due diligence on our potential acquisition targets and there is no guarantee that we will acquire the company after completing due diligence. The process of identifying and consummating an acquisition could result in the use of substantial amounts of cash and exposure to undisclosed or potential liabilities of acquired companies. In some instances, we may be required to provide historic audited financial statements for up to two years for acquisition targets in compliance with the rules and regulations of the SEC. The necessity to provide these audited financial statements will increase the costs to us of consummating an acquisition or, if it is determined that the target company cannot obtain the requisite audited financials, we may be unable to pursue an acquisition which might otherwise be accretive to our business. In addition, even if we are successful in acquiring additional companies, there are no assurances that the operations of these businesses will enhance our future financial condition. To the extent that a business we acquire does not meet the performance criteria used to establish a purchase price, some or all of the goodwill related to that acquisition could be charged against our future earnings, if any.

ONLINE SECURITY BREACHES COULD HARM OUR BUSINESS.

User confidence in our websites depends on maintaining strong security features. While we are unaware of any security breaches to date, experienced programmers or “hackers” could penetrate sectors of our systems. Because a hacker who is able to penetrate network security could misappropriate proprietary information or cause interruptions in our services, we may have to expend significant capital and resources to protect against or to alleviate problems caused by hackers. Additionally, we may not have a timely remedy against a hacker who is able to penetrate our network security. Such security breaches could materially affect our operations, damage our reputation and expose us to risk of loss or litigation. In addition, the transmission of computer viruses resulting from hackers or otherwise could expose us to significant liability. Our insurance policies may not be adequate to reimburse us for losses caused by security breaches. We also face risks associated with security breaches affecting third parties with whom we have relationships.

WE MUST PROMOTE THE BRIGHT MOUNTAIN BRAND TO ATTRACT AND RETAIN USERS, ADVERTISERS AND STRATEGIC PARTNERS.

The success of the Bright Mountain brand depends largely on our ability to provide high quality content which is of interest to our users. If our users do not perceive our existing content to be of high quality, or if we introduce new content or enter into new business ventures that are not favorably perceived by users, we may not be successful in promoting and maintaining the Bright Mountain brand. Any change in the focus of our operations creates a risk of diluting our brand, confusing users and decreasing the value of our website traffic base to advertisers. If we are unable to maintain or grow the Bright Mountain brand, our business would be severely harmed.

WE MAY EXPEND SIGNIFICANT RESOURCES TO PROTECT OUR CONTENT OR TO DEFEND CLAIMS OF INFRINGEMENT BY THIRD PARTIES, AND IF WE ARE NOT SUCCESSFUL WE MAY LOSE RIGHTS TO USE SIGNIFICANT MATERIAL OR BE REQUIRED TO PAY SIGNIFICANT FEES.

Our success and ability to compete are dependent on our proprietary content. We rely exclusively on copyright law to protect our content. While we actively take steps to protect our proprietary rights, these steps may not be adequate to prevent the infringement or misappropriation of our content, which could severely harm our business. In addition to content written by our employees, we also acquire content from various freelance providers and other third-party content providers. While we attempt to ensure that such content may be freely used by us, other parties may assert claims of infringement against us relating to such content. We may need to obtain licenses from others to refine, develop, market and deliver new content or services. We may not be able to obtain any such licenses on commercially reasonable terms or at all or rights granted pursuant to any licenses may not be valid and enforceable.

FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR CLAIMS BY OTHERS THAT WE INFRINGE THEIR INTELLECTUAL PROPERTY RIGHTS COULD SUBSTANTIALLY HARM OUR BUSINESS.

Our website domain names are crucial to our business. However, as with phone numbers, we do not have and cannot acquire any property rights in an Internet address. The regulation of domain names in the United States and in other countries is also subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we might not be able to maintain our domain names or obtain comparable domain names, which could harm our business. We also rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of the proprietary aspects of our technology as well as our ability to operate without infringing on the proprietary rights of others. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated. Others may independently discover our trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our intellectual property rights. Therefore, in certain jurisdictions, we may be unable to protect our technology and designs adequately against unauthorized third party use, which could adversely affect our ability to compete.

DEVELOPING AND IMPLEMENTING NEW AND UPDATED APPLICATIONS, FEATURES AND SERVICES FOR OUR WEBSITES MAY BE MORE DIFFICULT THAN EXPECTED, MAY TAKE LONGER AND COST MORE THAN EXPECTED AND MAY NOT RESULT IN SUFFICIENT INCREASES IN REVENUE TO JUSTIFY THE COSTS.

Attracting and retaining users of our websites requires us to continue to provide quality, targeted content and to continue to develop new and updated applications, features and services for our websites. If we are unable to do so on a timely basis or if we are unable to implement new applications, features and services without disruption to our existing ones, our ability to continue to expand our website traffic will be in jeopardy. The costs of development of these enhancements may negatively impact our ability to achieve profitability. There can be no assurance that the revenue opportunities from expanded website content, or updated technologies, applications, features or services will justify the amounts ultimately spent by us.

OUR TECHNOLOGY DEVELOPMENT EFFORTS MAY NOT BE SUCCESSFUL IN IMPROVING THE FUNCTIONALITY OF OUR NETWORK, WHICH COULD RESULT IN REDUCED TRAFFIC ON OUR WEBSITES.

If our websites do not work as intended, or if we are unable to upgrade the functionality of our websites as needed to keep up with the rapid evolution of technology for content delivery, our websites may not operate properly, which could harm our business. Additionally, software product design, development and enhancement involve creativity, expense and the use of new development tools and learning processes. Delays in software development processes are common, as are project failures, and either factor could harm our business.

OUR ABILITY TO DELIVER OUR CONTENT DEPENDS UPON THE QUALITY, AVAILABILITY, POLICIES AND PRICES OF CERTAIN THIRD-PARTY SERVICE PROVIDERS.

We rely on third parties to provide website hosting services. In certain instances, we rely on a single service provider for some of these services. In the event the provider were to terminate our relationship or stop providing these services, our ability to operate our websites could be impaired. Our ability to address or mitigate these risks may be limited. The failure of all or part of our website hosting services could result in a loss of access to our websites which would harm our results of operations.

WE MAY BE HELD LIABLE FOR CONTENT, BLOGS OR THIRD PARTY LINKS ON OUR WEBSITE OR CONTENT DISTRIBUTED TO THIRD PARTIES.

As a publisher and distributor of content over the Internet, including blogs which appear on our websites and links to third-party websites that may be accessible through our websites, or content that includes links or references to a third-party’s website, we face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature, content or ownership of the material that is published on or distributed from our websites. These types of claims have been brought, sometimes successfully, against online services, websites and print publications in the past. Other claims may be based on errors or false or misleading information provided on linked websites, including information deemed to constitute professional advice such as legal, medical, financial or investment advice. Other claims may be based on links to sexually explicit websites. Although we carry general liability insurance, our insurance may not be adequate to indemnify us for all liabilities imposed. Any liability that is not covered by our insurance or is in excess of our insurance coverage could severely harm our financial condition and business. Implementing measures to reduce our exposure to these forms of liability may require us to spend substantial resources and limit the attractiveness of our websites to users.

OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. Acquired companies’ histories, the geographical location, business models and business cultures will be different from ours in many respects. Successful integration of these acquisitions is subject to a number of challenges, including:

●
the diversion of management time and resources and the potential disruption of our ongoing business;
●
difficulties in maintaining uniform standards, controls, procedures and policies;
●
unexpected costs and time associated with upgrading both the internal accounting systems as well as educating each of their staff as to the proper methods of collecting and recording financial data;
●
potential unknown liabilities associated with acquired businesses;
●
the difficulty of retaining key alliances on attractive terms with partners and suppliers; and
●
the difficulty of retaining and recruiting key personnel and maintaining employee morale.

There can be no assurance that our efforts to integrate the operations of any acquired assets or companies will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized.

WE DEPEND ON THE SERVICES OF OUR CHIEF EXECUTIVE OFFICER AND OUR VICE PRESIDENT - DIGITAL. THE LOSS OF EITHER OF THEIR SERVICES COULD HARM OUR ABILITY TO OPERATE OUR BUSINESS IN FUTURE PERIODS.

Our success largely depends on the efforts, reputation and abilities of W. Kip Speyer, our Chief Executive Officer, and Todd F. Speyer, our Vice President - Digital. While we are a party to an employment agreement with Mr. Kip Speyer and do not expect to lose his services in the foreseeable future, the loss of the services of Mr.  Kip Speyer could materially harm our business and operations in future periods. We are not a party to an employment agreement with Mr. Todd Speyer, his son. While we do not expect to lose the services of Mr. Todd Speyer in the foreseeable future, if he should choose to leave our company our business and operations could be harmed until such time as we were able to engage a suitable replacement for him.

WE MUST HIRE, INTEGRATE AND/OR RETAIN QUALIFIED PERSONNEL TO SUPPORT OUR EXPECTED BUSINESS EXPANSION.

Our success also depends on our ability to attract, train and retain qualified personnel. In addition, because our users must perceive the content of our websites as having been created by credible and notable sources, our success also depends on the name recognition and reputation of our editorial staff. In addition, we need to hire an experienced Chief Financial Officer and expand our accounting department to add additional accounting personnel who are experienced in U.S. generally accepted accounting principles (GAAP) and periodic reporting obligations of public companies such as ours. Competition for qualified personnel is intense and we may experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we fail to attract and retain qualified personnel, our business will suffer and we may be unable to timely meet our reporting obligations under Federal securities laws.

WE DELIVER ADVERTISEMENTS TO USERS FROM THIRD-PARTY AD NETWORKS WHICH EXPOSES OUR USERS TO CONTENT AND FUNCTIONALITY OVER WHICH WE DO NOT HAVE ULTIMATE CONTROL.

We display pay-per-click, banner, cost per acquisition “CPM”, direct, and other forms of advertisements to users that come from third-party ad networks. We do not control the content and functionality of such third-party advertisements and, while we provide guidelines as to what types of advertisements are acceptable, there can be no assurance that such advertisements will not contain content or functionality that is harmful to users. Our inability to monitor and control what types of advertisements get displayed to users could have a material adverse effect on our business, financial condition and results of operations.

OUR SERVICES MAY BE INTERRUPTED IF WE EXPERIENCE PROBLEMS WITH OUR NETWORK INFRASTRUCTURE.

The performance of our network infrastructure is critical to our business and reputation. Because our services are delivered solely through the Internet, our network infrastructure could be disrupted by a number of factors, including, but not limited to:

●
unexpected increases in usage of our services;
●
computer viruses and other security issues;
●
interruption or other loss of connectivity provided by third-party Internet service providers;
●
natural disasters or other catastrophic events; and
●
server failures or other hardware problems.

If our services were to be interrupted, it could cause loss of users, customers and business partners, which could have a material adverse.

OUR SYSTEMS MAY FAIL DUE TO NATURAL DISASTERS, TELECOMMUNICATIONS FAILURES AND OTHER EVENTS, ANY OF WHICH WOULD LIMIT USER TRAFFIC.

Our websites are hosted by third party providers. Any disruption of the computing platform at these third party providers could result in a service outage. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins, supplier failure to meet commitments, and similar events could damage these systems and cause interruptions in the hosting of our websites. Computer viruses, electronic break-ins or other similar disruptive problems could cause users to stop visiting our website and could cause advertisers to terminate any agreements with us. In addition, we could lose advertising revenues during these interruptions and user satisfaction could be negatively impacted if the service is slow or unavailable. If any of these circumstances occurred, our business could be harmed. Our insurance policies may not adequately compensate us for losses that may occur due to any failures of or interruptions in our systems. We do not presently have a formal disaster recovery plan.

Our websites must accommodate high volumes of traffic and deliver frequently updated information. While we have not experienced any systems failures to date, it is possible that we may experience systems failures in the future and that such failures could harm our business. In addition, our users depend on Internet service providers, online service providers and other website operators for access to our websites. Many of these providers and operators have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. Any of these system failures could harm our business.

PRIVACY CONCERNS COULD IMPAIR OUR BUSINESS.

We have a policy against using personally identifiable information obtained from users of our websites without the user’s permission. In the past, the Federal Trade Commission has investigated companies that have used personally identifiable information without permission or in violation of a stated privacy policy. If we use personal information without permission or in violation of our policy, we may face potential liability for invasion of privacy for compiling and providing information to our corporate customers and electronic commerce merchants. In addition, legislative or regulatory requirements may heighten these concerns if businesses must notify Internet users that the data may be used by marketing entities to direct product promotion and advertising to the user. Other countries and political entities, such as the European Union, have adopted such legislation or regulatory requirements. The United States may adopt similar legislation or regulatory requirements in the future. If consumer privacy concerns are not adequately addressed, our business, financial condition and results of operations could be materially harmed.

WE ARE SUBJECT TO A NUMBER OF REGULATORY RISKS. ANY FAILURE TO COMPLY WITH THE VARIOUS REGULATIONS COULD ADVERSELY IMPACT OUR BUSINESS.

We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. U.S. and foreign regulations and laws potentially affecting our business are evolving frequently. We currently have not developed our internal compliance program nor do we have policies in place to monitor compliance. Instead, we rely on the policies of our publishing partners. If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties, including but not limited to fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business. In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our services. Any such action could have a material adverse effect on our business, results of operations and financial condition.

LITIGATION IS BOTH COSTLY AND TIME CONSUMING AND THERE IS NO CERTAINTY OF A FAVORABLE RESULT.

We are presently involved in litigation which is described later in this prospectus. This litigation is both costly and time consuming and has resulted in the diversion of management time and resources. While we believe that all or a portion of our costs are covered by insurance, there are no assurances that they are covered nor are there assurances that we will prevail in the litigation.

Risk related to the ownership of our securities

WE HAVE MATERIAL WEAKNESSES IN OUR DISCLOSURE CONTROLS AND OUR INTERNAL CONTROL OVER FINANCIAL REPORTING. IF WE FAIL TO REMEDIATE ANY MATERIAL WEAKNESSES OR IF WE FAIL TO ESTABLISH AND MAINTAIN EFFECTIVE CONTROL OVER FINANCIAL REPORTING, OUR ABILITY TO ACCURATELY AND TIMELY REPORT OUR FINANCIAL RESULTS COULD BE ADVERSELY AFFECTED.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Historically we have reported material weaknesses in our disclosure controls and internal control over financial reporting. These material weaknesses resulted in our failure to timely file our Quarterly Report on Form 10-Q for the period ended September 30, 2018. As required by the rules and regulations of the SEC, our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2018. Based on this assessment, and as described in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on April 12, 2019, our management concluded that as of December 31, 2018, our internal control over financial reporting was not effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles as a result of material weaknesses. These continuing material weaknesses in our internal control over financial reporting also resulted in a material weakness in our disclosure controls. While we have added a second certified public accountant to our finance department, our failure to remediate the material weaknesses or the identification of additional material weaknesses in the future could adversely affect our ability to report financial information, including our filing of quarterly or annual reports with the SEC on a timely and accurate basis. Moreover, our failure to remediate the material weaknesses identified above or the identification of additional material weaknesses could prohibit us from producing timely and accurate financial statements, which may adversely affect the market price of shares of our common stock.

THE AMOUNT OF WORKING CAPITAL WE HAVE AVAILABLE COULD BE ADVERSELY IMPACTED BY THE AMOUNT OF CASH DIVIDENDS WE PAY AFFILATES.

At April 15, 2019 we have outstanding two series of preferred stock which pays cash dividends which are owned by Mr. W. Kip Speyer, our CEO, and Mr. Richard Rogers, a member of our board of directors. During 2018 we paid cash dividends of $111,940 to these affiliates. These dividend amounts are in addition to the $189,355 of interest payments we made to Mr. Speyer under the terms of convertible promissory notes which were exchanged for one of the series of outstanding preferred stock in November 2018. The payment of these cash dividends and interest payments reduces the amount of capital we have available to devote to the growth of our company.

WE HAVE OUTSTANDING PREFERRED STOCK, CONVERTIBLE NOTES, OPTIONS AND WARRANTS TO PURCHASE APPROXIMATELY 43% OF OUR OUTSTANDING COMMON STOCK AT APRIL 15, 2019. IF WE ISSUE SECURITIES IN ACQUSITIONS, OUR SHAREHOLDERS WILL BE FURTHER DILUTED.

At April 15, 2019 we had 64,248,864 shares of our common stock outstanding together with outstanding preferred stock, convertible notes, options and warrants to purchase an aggregate of 27,531,017 shares of common stock. The automatic conversion of the various series of preferred stock and the possible exercise of the warrants and/or options on a cash basis will increase by approximately 43% the number of shares of our outstanding common stock, which will have a dilutive effect on our existing shareholders.

CERTAIN OF OUR OUTSTANDING WARRANTS CONTAIN CASHLESS EXERCISE PROVISIONS WHICH MEANS WE WILL NOT RECEIVE ANY CASH PROCEEDS UPON THEIR EXERCISE.

At April 15, 2019 we had common stock warrants outstanding to purchase an aggregate of 18,460,000 shares of our common stock with an exercise price ranging from $0.65 to $0.75 per share, of which 1,500,000 warrants exercisable at $0.65 per share which are held by Spartan Capital are exercisable on a cashless basis. This means that the holder, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. It is possible that the warrant holders will use the cashless exercise feature. In that event, it will deprive us of approximately $975,000 of additional capital which might otherwise be obtained if the warrants were exercised on a cash basis. In addition, in the past we have issued shares of our common stock as consideration in acquisitions and we expect we may do so in the future. These issuances will further have a further dilutive effect on our shareholders.

SOME PROVISIONS OF OUR CHARTER DOCUMENTS AND FLORIDA LAW MAY HAVE ANTI-TAKEOVER EFFECTS THAT COULD DISCOURAGE AN ACQUISITION OF US BY OTHERS, EVEN IF AN ACQUISITION WOULD BE BENEFICIAL TO OUR SHAREHOLDERS AND MAY PREVENT ATTEMPTS BY OUR SHAREHOLDERS TO REPLACE OR REMOVE OUR CURRENT MANAGEMENT.

Provisions in our amended and restated articles of incorporation and amended and restated bylaws, as well as provisions of Florida law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our shareholders, or remove our current management. These include provisions that:

●
permit our board of directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
●
provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
●
provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide advance notice in writing, and also satisfy requirements as to the form and content of a shareholder’s notice;
●
not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election; and
●
provide that special meetings of our shareholders may be called only by the board of directors or by the holders of at least 40% of our securities entitled to notice of and to vote at such meetings.

These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors, who are responsible for appointing the members of our management. Section 607.0902 of the Florida Business Corporation Act provides provisions which may discourage, delay or prevent someone from acquiring us or merging with us whether or not it is desired by or beneficial to our shareholders. As permitted under Florida law, we have elected not to be governed by this statute. Any provision of our amended and restated articles of incorporation, amended and restated bylaws or Florida law that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their shares of common stock or warrants, and could also affect the price that some investors are willing to pay for our shares of common stock or warrants.

OUR COMPANY HAS A CONCENTRATION OF STOCK OWNERSHIP AND CONTROL, WHICH MAY HAVE THE EFFECT OF DELAYING, PREVENTING, OR DETERRING A CHANGE OF CONTROL.

Our common stock ownership is highly concentrated. As of April 15, 2019, Mr. W. Kip Speyer, our Chief Executive Officer and Chairman of the Board, together with members of our board of directors and a principal shareholder, beneficially owns approximately 59.9% of our total outstanding shares of common stock. As a result of the concentrated ownership of the stock, Mr. Speyer and our Board may be able to control all matters requiring shareholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

WE DO NOT KNOW WHETHER AN ACTIVE, LIQUID AND ORDERLY TRADING MARKET WILL DEVELOP FOR OUR COMMON STOCK AND AS A RESULT IT MAY BE DIFFICULT FOR YOU TO SELL YOUR SHARES OF OUR COMMON STOCK.

Our common stock is quoted on the OTCQB Tier of the OTC Markets and is thinly traded. An active trading market in our common stock may never develop or, if developed, sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into business combinations with other companies by using our shares of common stock as consideration. The market price of our common stock may be volatile, and you could lose all or part of your investment.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock previously issued and issuable upon exercise of the warrants to purchase shares of our common stock by the selling security holders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling security holders. See “Selling Security Holders.”

We will, however, receive proceeds from any cash exercise of the warrants. If the warrants were exercised in cash with respect to all of the 14,462,500 shares of common stock offered hereby, we would receive gross proceeds of approximately $9.4 million. We cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised.

Any net proceeds received by us from the exercise of the warrants will be used for working capital and general corporate purposes. This represents our best estimate of the manner in which we will use any net proceeds we receive from this offering based on the status of our business, but we have not reserved or allocated amounts for specific purposes and we cannot specify with certainty how or when we would use any net proceeds. We will have broad discretion in the application of any net proceeds we receive from this offering, and we could use any such proceeds for purposes other than those currently contemplated. Until the funds are used, we intend to invest any net proceeds from this offering in interest-bearing money market or other accounts.

SELLING SECURITY HOLDERS

The following presents information about the selling security holders. The selling security holders may sell up to 28,425,500 shares of our common stock, including 13,962,500 shares which are presently outstanding and up to 14,462,500 shares issuable upon the exercise of outstanding warrants with an exercise price of $0.65 per share. These securities were sold to the selling security holders in private placements or issued as compensation for certain placement agent and investment banking and advisory services as described below. Under the terms of the warrants, a selling security holder may not exercise the warrants to the extent such conversion or exercise would cause such selling security holder, together with its affiliates, to beneficially own a number of shares of our common stock which would exceed 4.99% of our then outstanding shares of our common stock following such exercise. This limitation may be increased to 9.99% at the holder’s option upon 61 days notice to us. This term is customarily referred to as a “blocker.” The number of shares in the first column in the table below does not reflect this limitation.

When we refer to the selling security holders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling security holders’ interests other than through a public sale.

The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth in the following table. There is no requirement for the selling security holders to sell their shares, and we do not know when, or if, or in what amount the selling security holders may offer the shares of common stock for sale pursuant to this prospectus.

The selling security holders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling security holders may change from time to time and, if necessary, we will supplement this prospectus accordingly. We are unable to confirm whether the selling security holders will in fact sell any or all of their shares of common stock.

To our knowledge and except as noted below, none of the selling security holders has, or within the past three years has had, any material relationships with us or any of our affiliates. Each selling security holder who is also an affiliate of a broker dealer, as noted below, has represented that: (1) the selling security holder purchased in the ordinary course of business; and (2) at the time of purchase of the securities being registered for resale, the selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

Name of selling security holder	No. of shares beneficially owned (1)	No. of shares being registered (1)	No. of shares owned after the offering	% owned after the offering

John V. Aksak	500,000	500,000	0	-
Judson A. Church	500,000	500,000	0	-
Brian T. Chapman	125,000	125,000	0	-
Brian Campbell	125,000	125,000	0	-
Daniel E. Pettit Revocable Trust (2)	500,000	500,000	0	-
John DeWar	4,500,000	4,500,000	0	-
Andrew A. Handwerker (3)	9,560,388	500,000	9,060,388	14.1%
Davis Living Trust (4)	175,000	175,000	0	-
Donald Pearson	250,000	250,000	0	-
Peter Ginkel	50,000	50,000	0	-
Donald Manthe	50,000	50,000	0	-
David Vogel	325,000	325,000	0	-
E. Russell Black	25,000	25,000	0	-
Christine Gayron and Brian Gayron, JTWROS	50,000	50,000	0	-

Robert Susie	250,000	250,000	0	-
H. Edward Dobroski	1,250,000	1,250,000	0	-
David Werdiger	125,000	125,000	0	-
Ashar Qureshi	225,000	225,000	0	-
Allen Stoye	375,000	375,000	0	-
Ronald Lyon	500,000	500,000	0	-
Perry Harris	100,000	100,000	0	-
Ricard Shaller	75,000	75,000	0	-
Herman Thoms	125,000	125,000	0	-
Thomas Pinger	50,000	50,000	0	-
Howard Fishman SEP IRA	75,000	75,000	0	-
Maureen Handwerker	162,000	150,000	12,000	≤1%
David Jacobs	50,000	50,000	0	-
Dean Porch	150,000	150,000	0	-
Barton Niemeyer and Patricia Niemeyer, JTWROS	100,000	100,000	0	-
Fred Schiffler	375,000	375,000	0	-
Robert Hill	50,000	50,000	0	-
Arnold Morse	50,000	50,000	0	-
1st Out Bail Bonds (5)	50,000	50,000	0	-
Thomas Gioseffi	50,000	50,000	0	-
Jay Burgardt	700,000	700,000	0	-
Kenneth Knudsen	150,000	150,000	0	-
Ingron Tynes	625,000	625,000	0	-
Marcia Steele	525,000	525,000	0	-
Thomas Bardertscher	100,000	100,000	0	-
Jonathan C. Beeler	250,000	250,000	0	-
Robert Bernardo	50,000	50,000	0	-
Robert J. Bernardo	50,000	50,000	0	-
Tim Boffey	250,000	250,000	0	-
Sam Borgia and Anna Rose Borgia, JTWROS	375,000	375,000	0	-
Glyn Carter	50,000	50,000	0	-
Collegiate Tutoring Inc. (6)	75,000	75,000	0	-
Robert T. Crane	250,000	250,000	0	-
Jeffrey Creskoff	50,000	50,000	0	-
Thomas C. Deloach	50,000	50,000	0	-
Jerry Grove	577,500	577,500	0	-
James Guilford and Amy W. Guilford, JTWROS	125,000	125,000	0	-
Scot E. Hall	75,000	75,000	0	-
Gerald Harmon	625,000	625,000	0	-
Larry Hauskins	250,000	250,000	0	-
W. Steven Heise	50,000	50,000	0	-
Roger Kriete	125,000	125,000	0	-

Eric Moritz	625,000	625,000	0	-
Alan Robinovitz	125,000	125,000	0	-
Paul Roderick	50,000	50,000	0	-
Curtis Ross	400,000	400,000	0	-
Stacey Zander	1,150,000	1,150,000	0	-
Guilio Bernardi and Ana Bernardi, JTWROS	250,000	250,000	0	-
John A. Miller	250,000	250,000	0	-
Harold R. Osborne	62,500	62,500	0	-
Terry M. Seiders	50,000	50,000	0	-
Harbans Lal	100,000	100,000	0	-
Phillip Woods	50,000	50,000	0	-
Carl A. Yacapraro and Mildred E. Yacapraro, JTWROS	300,000	300,000	0	-
Larry G. Adkins	800,000	800,000	0	-
John R. Nardone	135,000	135,000	0	-
Scott Roe	125,000	125,000	0	-
Jeffrey Erickson	125,000	125,000	0	-
Louis K.R. Beene	250,000	250,000	0	-
Hampton Growth Resources, LLC (7)	125,000	125,000	0	-
Johnson Revocable Trust (8)	100,000	100,000	0	-
Eddie A. Fischer Irrevocable Trust 2005 (9)	1,000,000	1,000,000	0	-
218-17 LLC (10)	150,000	150,000	0	-
David W. Forti and Jennifer Forti, JTWROS	50,000	50,000	0	-
Stephen Shaper	250,000	250,000	0	-
Stanley M. Simmons and Lisa L. Simmons, JTWROS	300,000	300,000	0	-
Fred E. Weidner and Burdena Weidner, JTWROS	125,000	125,000	0	-
Donald Morgenroth	250,000	250,000	0	-
Alan E. Baker and Desiree D. Baker, JTWROS	250,000	250,000	0	-
Randall Lowry	250,000	250,000	0	-
Craig Houston	100,000	100,000	0	-
Timothy Richard	250,000	250,000	0	-
John Ronge	50,000	50,000	0	-
Shuari Investments PTY Ltd. (11)	125,000	125,000	0	-
Dale Schumann	225,000	225,000	0	-
Forrest Manheimer	50,000	50,000	0	-
Robert Geller	50,000	50,000	0	-
Thomas Cannon	50,000	50,000	0	-
Jason Goldblatt	50,000	50,000	0	-
Wendell Locke	50,000	50,000	0	-
Spartan Capital Securities, LLC		2,500,000	0	-
		28,425,500

(1)
includes shares of our common stock issuable upon the exercise of warrants.
(2)
Daniel E. Pettit and Rachel E. Pettit, as Trustees, each have voting and dispositive control over securities held of record by the trust.
(3)
The number of shares beneficially owned by Mr. Handwerker includes 5,169,650 shares of our common stock which are held by his wife, but excludes an aggregate of 750,000 shares of our common stock issuable upon the exercise of warrants held by Mr. Handwerker or his spouse which contain the “blocker” term described above.
(4)
Leonard E. Davis or Norma H. Davis, as Trustees, each voting and dispositive control over securities held of record by the trust.
(5)
Robert Linares, as President, has voting and dispositive control over securities held of record by 1st Out Bail Bonds.
(6)
Robert Ertner, as President, has voting and dispositive control over securities held of record by Collegiate Tutoring, Inc.
(7)
Andrew W. Haag, as Managing Member, has voting and dispositive control over securities held of record by Hampton Growth Resources, LLC.
(8)
Todd Johnson, as Trustee, has voting and dispositive control over securities held of record by the trust.
(9)
Eddie A. Fischer, as Trustee, has voting and dispositive control over securities held of record by the trust.
(10)
Gregory P. Hayden, as Managing Member, has voting and dispositive control over securities held of record by, 218-17 LLC.
(11)
David Werdinger, in his position as Director, has voting and dispositive control over securities held of record by Shuari Investments PTY Ltd.

Except for Spartan Capital, none of the selling security holders are broker-dealers or affiliates of broker-dealers. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. Spartan Capital received 1,000,000 shares of our common stock as partial compensation for its services under the terms of a consulting agreement, and warrants to purchase an aggregate of 1,500,000 shares of our common stock as partial compensation for its services as placement agent, both as described below.

The private placements

Following is a description, in chronological order, of transactions between us and the selling security holders related to the common stock held by such selling security holders and shares of common stock underlying warrants held by such selling security holders, the resales of which are being registered by the registration statement of which this prospectus is a part.

2018 private placement

Between January 2018 and November 2018, we sold 12,000,000 units of our securities to 83 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. The units were sold at a purchase price of $0.40 per unit resulting in gross proceeds to us of $4,800,000. Each unit consisted of one share of our common stock and one five year common stock purchase warrant to purchase one share of our common stock at an exercise price of $0.65 per share.

Spartan Capital acted as exclusive placement agent for us in this offering. As compensation for its services, we paid Spartan Capital an aggregate cash commission of $480,000 and issued it five year placement agent warrants exercisable at $0.65 per share to purchase an aggregate of 1,200,000 shares of our common stock. The exercise price of the placement agent warrants is also subject to the proportional adjustment in the event of stock splits, stock dividends and similar corporate events, and may be exercised on a cashless basis. We also reimbursed Spartan Capital $15,000 for its out of pocket expenses. After payment of the commissions and reimbursement of out of pocket expenses to Spartan Capital, we used an additional $1,160,000 for the payment of consulting and advisory fees to Spartan Capital under the terms of the agreements described below and are using the balance for working capital.

We indemnified Spartan Capital and its controlling persons to the fullest extent permitted by law against certain liabilities that may be incurred in connection with this offering, including certain civil liabilities under the Securities Act and, where such indemnification is not available, to contribute to the payments Spartan Capital may be required to make with respect to such liabilities, except in such circumstances where the liabilities occurred as a result of the gross negligence or willful misconduct of an indemnified party. In addition, for the 36 months from the final closing of this private placement, we granted Spartan Capital certain rights of first refusal if we decide to undertake a future private or public offering or if we decide to engage an investment banking firm.

The terms of the warrants included in the units sold in this offering include:

Exercise Price:
The exercise price per whole share of common stock purchasable upon exercise of the warrants is $0.65 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders;

Exercisability:
The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. If we failed to timely file the resale registration statement registering the resale of the shares of common stock issuable upon exercise of the warrant or at any time thereafter during the exercise period if there is not an effective registration statement registering such shares, or the prospectus contained therein is not available for the issuance of the such shares to the holder for a period of at least 60 days following the delivery of a suspension notice as described in the warrant, then the warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. No fractional shares of our common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up the shares to be issued to the holder to the next whole share;

Call Right:
Providing that there is an effective registration statement registering the shares of our common stock issuable upon exercise of the warrants, during the exercise period, upon 30 days prior written notice to the holder following the date on which the last sale price of our common stock equals or exceeds $1.50 per share for 10 consecutive trading days, as may be adjusted for stock splits, stock dividends and similar corporate events, if the average daily trading volume of our common stock is not less than 30,000 shares during such 10 consecutive trading day period, we have the right to call any or all of the warrants at a call price of $0.01 per underlying share;

Exercise Limitation:
A holder will not have the right to exercise any portion of the warrant if the holder together with its affiliates would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us;

Transferability:	Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent;

Fundamental Transactions:
In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, any consolidation or merger of Bright Mountain with or into any corporation (other than a consolidation or merger with another corporation in which we are the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of the warrant), or in case of any sale of all or substantially all of our assets, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction; and

Rights as a Shareholder:	The holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

We granted the purchasers in the offering demand and piggy-back registration rights with respect to the shares of our common stock included in the units and the shares of common stock issuable upon the exercise of the warrants. In addition, we agreed to file a resale registration statement within 120 days following the final closing of this offering covering the shares of our common stock issuable upon the exercise of the warrants included in the units. This prospectus is part of that registration statement. Because we failed to timely file this resale registration statement, from the filing deadline of March 29, 2019 through the filing date of the registration statement, then within five business days of the end of month we are obligated to pay the holders an amount in cash, as partial liquidated damages, equal to 2% of the aggregate purchase price paid by the holder for each 30 days, or portion thereof, until the earlier of the date the deficiency is cured or the expiration of six months from filing deadline. We agreed to keep the registration statement of which this prospectus is a part effective until the earlier of the date upon which all such securities may be sold without registration under Rule 144 promulgated under the Securities Act or the date which is six months after the expiration date of the warrants. We are obligated to pay all costs associated with the registration statement, other than selling expenses of the holders. We also granted Spartan Capital piggy-back registration rights with respect to the shares of our common stock issuable upon the exercise of the placement agent warrants.

2019 private placement

Between December 2018 and January 2019, we sold 3,000,000 units of our securities to 21 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D and Regulation S of the Securities Act. The units were sold at a purchase price of $0.40 per unit resulting in gross proceeds to us of $1,200,000. These units, including the warrants, were identical to the units sold in our 2018 private placement. We granted the purchasers of units in this offering the same registration rights as we granted the purchasers in the 2018 private placement as described above.

Spartan Capital also acted as exclusive placement agent for us in this offering. We paid Spartan Capital a cash commission of $120,000, a cash non-accountable expense allowance of $40,000 and issued it five year placement agent warrants to purchase an aggregate of 300,000 shares of our common stock at an exercise price of $0.65 per share as compensation for its services. The placement agent warrants issued in this offering were identical to those issued to Spartan Capital in our 2018 private placement. We also indemnified Spartan Capital and its controlling persons to the fullest extent permitted by law against certain liabilities that may be incurred in connection with this offering, including certain civil liabilities under the Securities Act and, where such indemnification is not available, to contribute to the payments Spartan Capital may be required to make with respect to such liabilities, except in such circumstances where the liabilities occurred as a result of the gross negligence or willful misconduct of an indemnified party. We granted Spartan Capital certain rights of first refusal if decide to undertake a future private or public offering of securities or if we decide to engage an investment banking firm within 36 months from the closing date of the offering. These rights are in addition to similar rights granted to Spartan Capital in connection with the 2018 private placement.

We used $200,000 of the proceeds from this offering for the payment of the fees due Spartan Capital under the terms of the Uplisting Advisory and Consulting Agreement described below, and are using the balance of $840,000 for general working capital.

Agreements with Spartan Capital

On September 6, 2017 we entered into a five year Consulting Agreement with the Spartan Capital which under its terms would not become effective until the closing of the maximum offering of our securities in the 2018 private placement described above. On September 28, 2018 the Consulting Agreement became effective. Under the terms of the Consulting Agreement, we engaged Spartan Capital to provide such advisory services that we may reasonably request related to general corporate matters, including, but not limited to advice and input with respect to raising capital, identifying suitable personnel for management and board of directors positions, developing corporate structure and finance strategies, assisting us with strategic introductions, assisting management with enhancing corporate and shareholder value, and introducing our company to potential investors. As compensation for these services, on the effective date of the agreement we paid Spartan Capital $500,000 and issued it 1,000,000 shares of our common stock valued at $750,000. The Consulting Agreement also provides that we will reimburse Spartan Capital for reasonable out-of-pocket expenses, which we must approve in advance. The Consulting Agreement contains customary confidentiality and indemnification provisions. We agreed to register the shares issued to Spartan Capital under the terms of this agreement for public resale.

On September 6, 2017 we also entered into a five year M&A Advisory Agreement with Spartan Capital which also became effective on September 28, 2018. Under the terms of the agreement, Spartan Capital will provide consulting services to us related to potential mergers or acquisitions, including candidates, valuations and transaction terms and structures. As compensation, we paid Spartan Capital a fee of $500,000 on the effective date of the agreement. We have also agreed to reimburse Spartan Capital for pre-approved out-of-pocket expenses. The agreement contains customary confidentiality and indemnification provisions.

On October 31, 2018, we entered into a Finder’s Agreement with Spartan Capital, which became effective on November 30, 2018, which provides that, in consideration for Spartan Capital introducing Kubient, Inc. to us, as well as other services, Spartan Capital was paid a non-refundable fee of $160,000. In addition, if within three years from the date of the Finder’s Agreement we complete a financing transaction for which a broker-dealer introduced to us by Spartan Capital serves as placement agent or underwriter, we will be required to pay Spartan Capital a cash fee equal to 2% of the aggregate proceeds raised in the financing and issue it warrants to purchase a number of shares of our common stock equal to 2% of the number of shares of common stock, and/or shares of common stock issuable upon exercise of securities or upon conversion or exchange of convertible or exchangeable securities, sold in the offering. The Finder’s Agreement further provides that if within three years from the date of the Finder’s Agreement we complete a merger, acquisition or sale of stock or assets, joint venture, strategic alliance or similar transaction, or an “Alternative Transaction”, regardless of whether Spartan Capital introduced the other party to the Alternative Transaction, then Spartan Capital will be entitled to a fee equal to 3% of the amount of the consideration paid or received by us or our shareholders in such transaction, which fee will be payable in shares of our common stock valued at the volume weighted average price of our common stock for the 10 trading days preceding the closing of the Alternative Transaction. The foregoing notwithstanding, if Spartan Capital has not introduced the other party to the Alternative Transaction to us, a fee shall only be paid if Spartan Capital has, on a continuous basis, provided substantive merger and acquisition support services and advice as reasonably requested by us.

On December 11, 2018 we entered into an Uplisting Advisory and Consulting Agreement with Spartan Capital pursuant to which Spartan Capital will provide (i) advice and input with respect to strategies to accomplish an uplisting of our common stock to the Nasdaq Capital Market or NYSE American LLC or another national securities exchange, and the implementation of such strategies and making introductions to facilitate the uplisting, (ii) advice and input with respect to special situation and restructuring services, including debtor and creditor advisory services, and (iii) sell-side advisory services with respect to the sale and disposition of non-core businesses and assets, including facilitating due diligence and identifying potential buyers and strategic partners and positioning these businesses and assets to maximize value. We paid Spartan Capital a fee of $200,000 for it services under this agreement which is for a 12 month term beginning on the closing date of the 2019 private placement described above. The agreement also provides that we will reimburse Spartan Capital for reasonable out-of-pocket expenses, which we must approve in advance. The Uplisting Advisory and Consulting Agreement contains customary confidentiality and indemnification provisions.

PLAN OF DISTRIBUTION

Each selling stockholder of the shares of common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock included in the registration statement of which this prospectus is a part, on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These sales may be in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may sell such shares directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

A selling security holder may use any one or more of the following methods when selling securities:

●
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●
in the over-the-counter market;
●
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●
through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction
●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●
an exchange distribution in accordance with the rules of the applicable exchange;
●
privately negotiated transactions;
●
short sales made after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;
●
broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
●
a combination of any such methods of sale; and
●
any other method permitted pursuant to applicable law.

The selling security holders may also resell all or a portion of the shares of common stock under Rule 144 under the Securities Act or any other exemption from registration, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of our common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

In connection with the sale of the shares of common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling security holders may also sell common stock short and deliver these shares of common stock to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares of common stock. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institutions of shares of common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or other applicable provision of the Securities Act, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock and that there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares of common stock offered hereby by the selling security holder.

The common stock offered hereby will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the shares of common stock offered hereby may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined by Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the selling security holders or any other person.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock. We will pay all expenses of the registration of the shares of common stock, estimated to be approximately $62,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling security holder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol “BMTM”. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

As of April 15, 2019, there were 64,248,864 shares of our common stock outstanding and approximately 203 holders of record of our common stock. However, we believe that there are more beneficial holders of our common stock as many beneficial holders hold their stock in “street name.”

Dividend Policy

We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our board of directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition, under Florida law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the year in which the dividend is declared and/or the preceding year. If, however, the capital of our company computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of December 31, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our shareholders:
2011 Stock Option Plan	720,000	0.14	9,000
2013 Stock Option Plan	351,000	0.28	132,000
2015 Stock Option Plan	956,000	0.68	375,000
Plans not approved by shareholders:	-	-	-

Our stock option plans

We currently have three stock option plans: our 2011 Stock Option Plan, our 2013 Stock Option Plan and our 2015 Stock Option Plan.

On April 20, 2011, our board of directors and majority shareholder adopted the 2011 Stock Option Plan and reserved for issuance an aggregate of 900,000 shares of our common stock for awards under the plan. On April 1, 2013, our board of directors and majority shareholder adopted our 2013 Stock Option Plan and reserved for issuance an aggregate of 900,000 shares of common stock under the plan. On May 22, 2015, our board of directors authorized our 2015 Stock Option Plan, which was ratified by our shareholders on June 17, 2015. We have reserved for issuance an aggregate of 1,000,000 shares of common stock under the 2015 Stock Option Plan. The maximum aggregate number of shares of our common stock that will be subject to grants made under the 2015 Stock Option Plan to any individual during any calendar year is 100,000 shares.

The purpose of the plans is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. The Compensation Committee of our board of directors administers each plan. Other than the number of shares reserved for issuance under each of these plans, the terms of the plans are identical. Under each plan we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options. The material terms of each option granted pursuant to any plan will contain the following terms:

●
that the purchase price of each share purchasable under an incentive option shall be determined by the Compensation Committee at the time of grant;

●
the term of each option shall be fixed by the Compensation Committee, but no option shall be exercisable more than 10 years after the date such option is granted; and

●
in the absence of any option vesting periods designated by the Committee at the time of grant, options shall vest and become exercisable in terms and conditions, consistent with the terms of the plan, as may be determined by the Compensation Committee and specified in the grant instrument.

Each plan also contains a change of control provision that provides upon a “Change of Control” where our company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding options that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent of the surviving corporation), and other outstanding grants shall be converted to similar grants of the surviving corporation (or a parent of the surviving corporation). In the event of a Change of Control, the Compensation Committee may, but shall not be obligated to, take any of the following actions with respect to any or all outstanding grants:

●
determine that outstanding options shall automatically accelerate and become fully exercisable; or

●
require that grantees surrender their outstanding options in exchange for a payment by us, in cash or securities as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of our common stock subject to the grantee’s unexercised options exceeds the exercise price of the options; or

●
after giving grantees an opportunity to exercise their outstanding options, terminate any or all unexercised options at such time as the Compensation Committee deems appropriate.

Any surrender, termination or settlement will take place as of the date of the Change of Control or such other date as the Compensation Committee specifies. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding grants shall continue in effect according to their terms. For the purpose of the plans, “Change of Control” means:

●
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our company representing more than 50% of the voting power of our then outstanding securities; provided that a Change of Control will not be deemed to occur as a result of a transaction in which our company becomes a subsidiary of another corporation and in which our shareholders, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling our shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or
●
Our shareholders (or, if shareholder approval is not required, the board approves) an agreement providing for (i) the merger or consolidation of our company with another corporation where our shareholders, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling our shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of our assets, or (iii) a liquidation or dissolution of our company; or
●
Any person has commenced a tender offer or exchange offer for 30% or more of the voting power of our then outstanding shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL STATEMENTS
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations for the years ended December 31, 2018 and 2017 should be read in conjunction with the audited consolidated financial statements and the notes to those statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," and similar expressions to identify forward-looking statements.

Overview

Historically we have operated as a digital media holding company for online assets primarily targeted to the military and public safety sectors. In addition to our corporate website, we own and/or manage 25 websites which are customized to provide our niche users, including active, reserve and retired military, law enforcement, first responders and other public safety employees with products, information and news that we believe may be of interest to them. We also own an ad network which was acquired in September 2017.

We have placed a particular emphasis on providing quality content on our websites to drive traffic increases. Our websites feature timely, proprietary and aggregated content covering current events and a variety of additional subjects targeted to the specific demographics of the individual website. Our business strategy requires us to continue to provide this quality content to our niche markets and to grow our business, operations and revenues both organically and through acquisitions as we expand our business past the original niche markets into mainstream digital audiences.

A key component of our growth is the expansion in our ad network business. Our ad network creates revenue from other publisher’s content, as well as our own, in the form of a revenue share based on ad impressions we deliver. For this reason, the managerial focus will be in increasing our total impressions delivered to grow our total advertising revenue. Last year, we delivered approximately 2.2 billion advertising impressions. These impressions include both our targeted demographics and the larger general demographics from our ad network.

During 2018 we have grown our business through sales efforts including:

●
establishing favorable contract terms with many key advertising demand parties;
●
supply relationships with approximately 200 digital publishers;
●
over 50 real time bidding (“RTB”) clients;
●
proprietary software to collect and report results for publisher clients;
●
ability and software to quickly and efficiently detect fraudulent traffic; and
●
highly scalable sales and ad operations functions.

We believe that the exit from all of our E-commerce businesses at December 31, 2018 will allow us to concentrate all of our resources to our best and fastest growing business opportunities. While we are presently accessing third party RTB platforms, we are currently working on the development of our own proprietary RTB platform, display and video ad serving software, and header bidding technology, as we move to vertically integrate higher margin software products into our ad network business model. The platform, which is in the pre-Alpha stage, is being developed for us by AdsRemedy, a third party consulting firm that provides support services to us.

Going Concern

For the year ended December 31, 2018, we reported a net loss from continuing operations of $4,131,314, a loss of $1,092,750 related to discontinued operations, net cash used in operating activities of $3,970,013 and we had an accumulated deficit of $17,042,966 at December 31, 2018. The reports of our independent registered public accounting firms on our audited consolidated financial statements at December 31, 2018 and 2017 and for the years then ended contain explanatory paragraphs regarding substantial doubt of our ability to continue as a going concern based upon our net losses, cash used in operations and accumulated deficit. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our audited consolidated financial statements appearing elsewhere in this prospectus do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances we will be successful in our efforts to significantly increase our revenues or report profitable operations or to continue as a going concern, in which event investors would lose their entire investment in our company.

Results of Operations

	For the Year Ended December 31,
	2018	2017

Revenues	$1,735,649	$1,104,017
Cost of revenues	1,378,377	671,286
Gross profit	357,272	432,731
Selling, general and administrative expenses	3,494,858	2,596,827
Loss from continuing operations	(3,137,586)	(2,164,096)
Total other income (expense)	(993,728)	(405,609)
Net loss from continuing operations	(4,131,314)	(2,569,705)
Discontinued operations	(1,092,750)	(424,391)
Net loss	(5,224,064)	(2,994,096)
Total preferred stock dividends	111,940	17,645
Net loss attributable to common shareholders	$(5,336,004)	$(3,011,741)

Revenue

Advertising revenues increased approximately 57.2% in 2018 over 2017. The increase in our revenues in 2018 is primarily attributable to the impact of a full year of operation of our ad network which we acquired in the fourth quarter of 2017. With our operational focus on this one operating segment of our business we expect that our revenues will increase in 2019, although there can be no assurances.

Cost of Sales

Cost of sales as a percentage of revenues increased approximately 18.5%, from approximately 61% in 2017 to approximately 79% in 2018. During 2018 we offered publishers favorable payouts in an effort to attract more publishers to our ad network as we expanded its operations, which resulted in the decrease in our gross profit margins. As we continue to expand our ad network during 2019 we will seek to increase our gross margins to the 2017 level. However, as we operate in a highly competitive industry, there are no assurances our efforts will be successful.

Selling, General and Administrative (“SG&A”) Expenses

SG&A expenses increased by approximately $898,031 for 2018 compared to 2017. Our selling, general and administrative expenses were 201% of our total revenues for 2018 as compared to 235% for 2017. The increase in our SG&A expenses reflects increases in both cash and non-cash expenses in the 2018 period. During 2018, the increases in our cash SG&A expenses were primarily attributable to increases in payroll expense, travel and entertainment, professional fees, and website and other expenses. The approximate $79,941 increase in our payroll costs in 2018 reflects our increased staffing to support the expected growth of our company and the addition of staffing in our accounting department to improve our accounting and reporting processes. Our travel and entertainment expense increased approximately $29,816 in 2018 which represents costs to attend various trade shows and increased travel related to our capital raising efforts. Professional fees increased approximately $502,539 in 2018 from 2017 which is primarily related to legal fees associated with ongoing litigation and increased audit and review fees. During 2018 our website expenses, which includes ad network site development, maintenance and hosting costs, increased approximately $32,557 and our other expenses, which includes wire transfer fees for payments by vendors, increased approximately $63,864, both of which reflect a full year of operations of Daily Engage Media following our acquisition of that entity in September 2017. Non-cash increases in SG&A in 2018 are primarily attributable to the amortization of $277,500 of the $1,360,000 of cash consulting and advisory fees we paid Spartan Capital as described earlier in this prospectus, as well an approximate $321,623 increase in our provision for bad debt expense to account for the possibility we will not collect certain accounts receivable and to reflect the past due nature of a loan we made to Kubient, Inc.

SG&A expenses are expected to continue to increase in a controlled manner as we execute our planned growth strategy of increasing website visits both organically and through targeted acquisitions and providing the needed administrative support and the hiring of an experienced Chief Financial Officer for the increased level of activities. We are unable at this time, however, to predict the amount of the expected increase.

Total other income (expense)

Total other income (expense) primarily reflects interest expense associated with our borrowings under a non-convertible and several convertible notes. Our Chief Executive Officer loaned us an additional $1,460,000 during 2017 under a series of 6% to 12% convertible notes bringing the total notes payable to him at November 7, 2018 to $2,035,000. On November 8, 2018 we entered into a note exchange agreement with Mr. Speyer pursuant to which he exchanged these convertible promissory notes for three sub-series of a new series of convertible preferred stock in a transaction which is described later in this prospectus under “Certain Relationships and Related Transactions.” This transaction resulted in a $579,233 loss on the exchange of convertible notes. Interest under these notes prior to the exchange transaction totaled $370,963, inclusive of $196,375 amortization of the related debt discount for 2018 and $323,112, inclusive of $168,613 in amortization of the related debt discount for 2017.

In addition, we recorded interest of $35,971 and $51,389 for 2018 and 2017, respectively on a $500,000 note payable issued in November 2016 to us to an unrelated third party. This note was satisfied on December 26, 2018.

Discontinued Operations

During the 2018 and 2017 we recorded a loss from discontinued operations $1,092,750 and $424,391, respectively. The loss is attributable to our product sales segment which was discontinued effective December 31, 2018. The discontinuation of this segment was a strategic decision by our management which we believe permits us to focus our operational efforts on the advertising segment. During 2018 we recognized $326,000 of impairment losses compared to $61,000 for the 2017 period.

Preferred stock dividends

We paid stock dividends on one series of our preferred stock which was held by an unrelated third party, and cash dividends on two additional series of our preferred stock which are held by affiliates. The increase in preferred stock dividends in 2018 from 2017 primarily reflects the exchange of the convertible notes payable to equity by Mr. Speyer as described later in this prospectus. Under the series of preferred issued to him in the exchange we pay him cash dividends which are identical to the interest rate he previously received on the convertible notes, and the shares of preferred will automatically convert into shares of our common stock on the dates and at the same conversion rates as the convertible notes.

Liquidity and capital resources

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash. As of December 31, 2018, we had a balance of cash and cash equivalents of $1,042,457 and working capital of $881,949 as compared to cash and cash equivalents of $101,231 and negative working capital of $395,315 at December 31, 2017. Our current assets increased 43% at December 31, 2018 from December 31, 2017 which reflects the substantial increase in our cash balance and increases in our prepaid expenses primarily attributable to the consulting and advisory agreements with Spartan Capital, offset by decreases in accounts receivable as well as the impact on the decrease in assets held for sale for discontinued operations and current assets related to those discontinued operations.

Our current liabilities decreased 25% at December 31, 2018 from December 31, 2017 which primarily reflects a 27% decrease in accounts payable and a 70% decrease in the current portion of long-term debt reflecting the exchange of convertible notes payable for preferred stock by our Chief Executive Officer, offset by increases in accrued expenses related to legal fees and the recordation of a previously undisclosed liability of $197,500 at Daily Engage Media prior to the closing of the acquisition, as well as a reduction in current liabilities associated with our discontinued operations.

During 2018 we raised net proceeds of $5.1 million through the sale of our securities in private placements, as well as an additional $450,000 through the sale of preferred stock to our Chief Executive Officer and $80,000 through the issuance of convertible promissory notes to him. During 2019 we have raised an additional $888,950 in net proceeds through the sale of our securities. After payment of $1,360,000 to Spartan Capital as cash compensation under the terms of various consulting and advisory agreements, we used approximately $570,000 to repay debt to unrelated third parties, and of the net proceeds for $3.8 million to fund our operating losses during 2018, and are using the additional proceeds for working capital as well as for a loan to an unrelated third party which matures in April 2019.

We have also entered into various loan transactions with unrelated third parties, including:

●
in September 2018 we entered into a non-binding letter of intent with Kubient, Inc. to acquire Kubient, Inc. The closing of the transaction was subject to a number of conditions precedent, including satisfactory due diligence on our part and the execution of definitive agreements. Thereafter, in October 2018 we lent Kubient, Inc. $75,000 under the terms of an unsecured 6% note due on January 31, 2019, provided, however, that if the share exchange or merger as contemplated by the non-binding letter of intent with Kubient, Inc. was consummated on or prior to the maturity date, the outstanding principal of the note would be forgiven by us and the purchase price contemplated by the non-binding letter of intent reduced. We subsequently determined not to proceed with the proposed transaction. The note is now in default; and

●
on April 25, 2019, we entered into an amended non-binding letter of intent with Inform, Inc. pursuant to which we may acquire Inform, Inc. in an all stock transaction. The amended non-binding letter of intent replaced in its entirety the February 2019 non-binding letter of intent previously entered into by the parties. Between February 2019 and April 2019, we lent Inform, Inc. an aggregate of $544,500 under the terms of 6% promissory notes which initially matured on April 30, 2019. As collateral for the repayment of the notes, the chief executive officer of Inform, Inc. has pledged his shares in Inform, Inc. under the terms of a security agreement. On April 25, 2019, in connection with the amended non-binding letter of intent, we extended the due date of these notes to June 30, 2019. We utilized a portion of the proceeds from the sale of our securities as described earlier in this section for this loan. As our due diligence on Inform, Inc. continues and we cannot predict at this time if we will proceed with this transaction, investors should not place undue reliance on the amended non-binding letter of intent .

Our operations do not provide sufficient cash to pay our cash operating expenses and we have historically been dependent upon loans and equity purchases from Mr. Speyer to provide sufficient funds for our operations. During 2018 we were also materially dependent upon the capital raised in the private placements. If we are unable to increase our revenues to a level which provides sufficient funds to pay our operating expenses without relying upon loans and equity purchases from related parties or third party investment capital, our ability to continue to as a going concern are in jeopardy. We expect that we will need to raise an additional $ 2,000,000 in capital during 2019 for use in our operations. We also expect to continue to seek to raise capital from private sources during 2019, however we are not a party to any agreement or understanding for firm commitments for this capital. Any delay in raising sufficient funds will delay the continued implementation of our business strategy and could adversely impact our ability to significantly increase our revenues in future periods. In addition, if we are unable to raise the necessary additional working capital, absent a significant increase in our revenues, of which there is no assurance, we will be unable to continue to grow our company and may be forced to reduce certain operating expenses in an effort to conserve our working capital.

Cash flows

Net cash used in operating activities totaled $3,970,013 and $1,725,749 for 2018 and 2017, respectively. During 2018, we used cash primarily to fund our net loss of $5,224,064 for the period as well as increases in prepaid expenses and expansion plans. Cash used during 2017 was used primarily to fund our net loss of $2,994,096 during the period.

Net cash provided by investing activities totaled $13,970 in 2018 as compared to net cash used in investing activities of $224,429 for 2017. Cash used included the purchase of fixed assets in 2018 and 2017 of $15,183 and $329 and cash used in the acquisition of Daily Engage Media, net of $207,801 during 2017. We sold equipment and received $15,182 in cash during 2018.

Net cash provided by financing activities totaled $4,919,312 and $1,885,251 during 2018 and 2017, respectively. In both periods, cash was provided from the sale of our securities, net of repayments of debt obligations and the payable of cash dividends on our Series E and F convertible preferred stock to related parties.

Non-GAAP Measures

We report adjusted earnings before income taxes, depreciation and amortization (“EBITDA”) from continuing operations as a supplemental measure to GAAP. This measure is one of the primary metrics by which we evaluate the performance of our business, on which our internal budgets are based. We believe that investors have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We endeavor to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence and description of the reconciling items, including quantifying such items to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measure.

Our adjusted EBITDA from continuing operations is defined as operating income/loss excluding:

●
non-cash stock option compensation expense;
●
non-cash loss on note exchange transaction with our Chief Executive Officer;
●
depreciation;
●
acquisition-related items consisting of amortization expense and impairment expense;
●
interest; and
●
amortization on debt discount.

We believe this measure is useful for analysts and investors as this measure allows a more meaningful year-to-year comparison of our performance. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole. The above items are excluded from adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, adjusted EBITDA corresponds more closely to the cash operating income/loss generated from our business. Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statement of operations of certain expenses

The following is an unaudited reconciliation of net (loss) from continuing operations to adjusted EBITDA for the periods presented:

	For the Year Ended December 31,
	2018	2017
Net loss from continuing operations	$(4,131,314)	$(2,569,705)
plus:
Stock compensation expense	24,128	108,090
Depreciation expense	13,220	13,950
Amortization expense	189,948	191,731
Amortization on debt discount	207,285	181,426
Impairment expense	-	9,375
Interest expense	210,559	406,252
Loss on extinguishment of convertible debt	579,233	-
Adjusted EBITDA from continuing operations	$(2,906,941)	$(1,658,881)

Critical accounting policies

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. The more critical accounting estimates include estimates related to revenue recognition, valuation of inventory, intangible assets, and equity based transactions. We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 3 to our audited consolidated financial statements appearing elsewhere in this prospectus.

Recent accounting pronouncements

The recent accounting standards that have been issued or proposed by the Financial Accounting Standards Board (FASB) or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. These recent accounting pronouncements are described in Note 3 to our notes to consolidated financial statements appearing later in this prospectus.

Off balance sheet arrangements

As of the date of this prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

BUSINESS

Historically we have operated as a digital media holding company for online for online assets primarily targeted to the military and public safety sectors. In addition to our corporate website, we own and/or manage 25 websites which are customized to provide our niche users, including active, reserve and retired military, law enforcement, first responders and other public safety employees with products, information and news that we believe may be of interest to them. We also own an ad network which was acquired in September 2017. We have placed a particular emphasis on providing quality content on our websites to drive traffic increases. Our websites feature timely, proprietary and aggregated content covering current events and a variety of additional subjects targeted to the specific demographics of the individual website. Our business strategy requires us to continue to provide this quality content to our niche markets and to grow our business, operations and revenues both organically and through acquisitions as we expand our business past the original niche markets into mainstream digital audiences.

We have invested in our infrastructure and acquisitions and placed an emphasis on providing quality content on our websites necessary to drive traffic to our websites. With the exit from our E-Commerce businesses effective December 31, 2018, we believe that we have advanced our transition to becoming a digital media company. We believe that with this action, our business, results of operations and financial condition will be positively impacted in the long term.

Our advertising network matches advertisers with publishers. It offers video, display, mobile and native ads, providing focused promotion for advertisers of products and services while helping websites monetize their visitor traffic. Our advertising exchange platform is being developed to be a trading desk for publishers and advertisers where they will be able to log-in and choose from various features. Publishers will be able to select a variety of advertising units for their video, mobile, display and native advertisements and also have the ability to create their own unique advertising formats. Advertisers will be able to choose where their advertisements will be seen using our filters or by connection directly with the publisher through our platform.

We have grown our business through sales efforts including:

●
establishing favorable contract terms with many key advertising demand parties;
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supply relationships with approximately 200 digital publishers;
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over 50 RTB clients;
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proprietary software to collect and report results for publisher clients;
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ability and software to quickly and efficiently detect fraudulent traffic; and
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highly scalable sales and ad operations functions.

Bright Mountain Media Ad Network Business

While we are currently accessing third party RTB platforms, we are currently working on the development of our own proprietary RTB platform, display and video ad serving software, and header bidding technology, as we move to vertically integrate higher margin software products into our ad network business model. The platform, which is the pre-Alpha stage, is being developed for us by AdsRemedy, a third party consulting firm that provides support services to us.

Our new platform is expected to have a significant impact on our revenues and its capabilities will include:

●
server integration with several ad exchanges, making for extremely quick ad deployments;
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leading targeting technology, allowing advertisers to pinpoint their marketing efforts to reach various demographics across mobile, tablet, and desktop;
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capable of handling any ad format, including video, display, and native ads;
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ad serving and self-service features; and
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ability for advertisers and publishers to conduct private deals.

We believe that the exit from the E-Commerce business will have the following benefits during 2019 and beyond:

●
allow us to concentrate all our efforts on the Ad Network, advertising technology, and advertising software business; and
●
change the digital market for young male audiences and advertisers by being the first vertically integrated publisher/ad network in our demographic.

Our Strategy

The exit from all of our E-commerce businesses at December 31, 2018 allows us to concentrate all of our resources to our best and fastest growing business opportunities.

Our business strategy focuses on two primary elements:

●
first, the organic growth of our existing Ad Network and owned and operated websites.
●
second, the very selective acquisition of related businesses in our space that are complimentary to our growth strategy.

To implement this strategy, we intend to:

●
accelerate the organic growth of Bright Mountain Media through the addition of internally developed software products that will vertically integrate our business model through our own ad serving, header bidding and owned RTB platform which will increase sales and gross profit margins; and
●
leverage our Management and Acquisition Agreement with Spartan Capital described earlier in this prospectus to help locate and introduce companies in our space that will compliment our acquisition business strategy.

Currently, in addition to our corporate website, www.brightmountainmedia.com, we own the following website properties which we have acquired or developed:

●	Advertisetothemilitary.com	●	Militaryhousingrentals.com
●	Bootcamp4me.com	●	Popularmilitary.com
●	Bootcamp4me.org	●	Thebrightnetwork.com
●	BrightMountainMedia.com	●	Thebright.com
●	Coastguardnews.com	●	Thebrightmail.com
●	Fdcareers.com	●	Usmclife.com
●	Thebravestonline.com	●	Wardocumentaryfilms.com
●	Firefightingnews.com	●	Warisboring.com
●	JQPublicblog.com	●	Welcomehomeblog.com
●	Leoaffairs.com

We also partner on six additional websites, havokjournal.com, Article107News.com, 24HourCampFire.com, Retail Salute, ChicagoFireWire.com, and yuuut.com, under revenue sharing arrangements.

Discontinued Operations

Historically we generated revenues from two segments, our advertising segment and our product sales segment. Revenues from the product sales segment included revenues from two of our websites that operate as e-commerce platforms, including Bright Watches and Black Helmet, as well as Bright Watches’ retail location. During 2018 we began to de-emphasize our product sales segment as we placed more emphasis on our advertising segment. Management, prior to December 31, 2018, with the appropriate level of authority, determined to discontinue the operations of Black Helmet and Bright Watches effective December 31, 2018.

The decision to exit all components of our product sales segment have resulted in these businesses being accounted for as discontinued operations. We recorded a loss, net of income taxes, of $1,092,750 in 2018 for the discontinued operations.

Subsequent to December 31, 2018, we are aggressively marketing the remaining Bright Watches’ inventory in an effort to liquidate such inventory as quickly as possible. In addition, in March 2018 we sold the assets which were used in our Black Helmet apparel E-Commerce business to an unaffiliated third party for $175,000, of which $20,000 was paid at closing and the balance is payable under the terms of a promissory note in the principal amount of $155,000 and bearing interest at 15% per annum. The note is secured by a guarantee of the principal of the purchaser.

Intellectual Property

We currently rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of the proprietary aspects of our technology as well as our ability to operate without infringing on the proprietary rights of others. We also enter into proprietary information and confidentiality agreements with our employees, consultants and commercial partners and control access to, and distribution of, our software documentation and other proprietary information. We own various service marks and trademarks, which are registered with the United States Patent and Trademark Office including the following:

“THE BRIGHT NETWORK” Design and Service Mark;
“THEBRIGHT.COM” Logo Trade Mark and Service Mark;
“BRIGHT MOUNTAIN” Service Mark; and

In addition to www.brightmountainmedia.com and www.thebright.com, we own multiple domain names that we may or may not operate in the future.

Technology

Our top technical priority is the fast and reliable delivery of pages and ads to our users. Our systems are designed to handle traffic and network growth. We rely on multiple tiers of redundancy/failover and third-party content delivery network to achieve our goal of 24 hours, seven-days-a-week Website uptime. Regular automated backups protect the integrity of our data. Our servers are continuously monitored by numerous third-party and open-source monitoring and alerting tools.

Competition

The Internet and industries that operate through it are intensely competitive. We compete with other companies that have significantly greater financial, technical, marketing, and distribution resources. Our competitors include Verizon Media, AppNexus, The Maven, and Praetorian Digital.

Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. There are no assurances we will ever be able to effectively compete in our marketplace. Our websites may not be competitive with other technologies and/or our websites may be displaced by newer technology. If this happens, our sales and revenues will likely decline. In addition, our current and potential competitors may establish cooperative relationships with larger companies, to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

Government regulation

Interest-based advertising, or the use of data to draw inferences about a user’s interests and deliver relevant advertising to that user, has come under increasing scrutiny by legislative, regulatory, and self-regulatory bodies in the United States and abroad that focus on consumer protection or data privacy. In particular, this scrutiny has focused on the use of cookies and other technology to collect or aggregate information about Internet users’ online browsing activity. Because we, and our clients, rely upon large volumes of such data collected primarily through cookies, it is essential that we monitor developments in this area domestically and globally, and engage in responsible privacy practices, including providing consumers with notice of the types of data we collect and how we use that data to provide our services.

We provide this notice through our privacy policy, which can be found on our website at http://www.BrightMountainMedia.com. As stated in our privacy policy, our technology platform does not collect information, such as name, address, or phone number, that can be used directly to identify a real person, and we take steps not to collect and store such personally identifiable information from any source. Instead, we rely on IP addresses, geo-location information, and persistent identifiers about Internet users and do not attempt to associate this data with other data that can be used to identify real people. This type of information is considered personal data in some jurisdictions or otherwise may be the subject of future legislation or regulation. The definition of personal data varies by country, and continues to evolve in ways that may require us to adapt our practices to avoid violating laws or regulations related to the collection, storage, and use of consumer data. For example, some European countries consider IP addresses or unique device identifiers to be personal data subject to heightened legal and regulatory requirements. As a result, our technology platform and business practices must be assessed regularly in each country in which we do business.

There are also a number of specific laws and regulations governing the collection and use of certain types of consumer data relevant to our business. For example, the Children’s Online Privacy Protection Act ("COPPA"), imposes restrictions on the collection and use of data about users of child-directed websites. To comply with COPPA, we have taken various steps to implement a system that:

●
flags seller-identified child-directed sites to buyers;
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limits advertisers’ ability to serve interest-based advertisements;
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helps limit the types of information that our advertisers have access to when placing advertisements on child-directed sites; and
●
limits the data that we collect and use on such child-directed sites.

The use and transfer of personal data in European Union-member states is currently governed under the EU Data Protection Directive, which generally prohibits the transfer of personal data of EU subjects outside of the EU, unless the party exporting the data from the EU implements a compliance mechanism designed to ensure that the receiving party will adequately protect such data. We have relied on alternative compliance measures, which are complex, which may be subject to legal challenge, and which directly subject us to regulatory enforcement by data protection authorities located in the European Union. By relying on these alternative compliance measures, we risk becoming the subject of regulatory investigations in any of the individual jurisdictions in which we operate. Each such investigation could cost us significant time and resources, and could potentially result in fines, criminal prosecution, or other penalties. Further, some of these alternative compliance measures are facing legal challenges, which, if successful, could invalidate the alternative compliance measures that we currently rely on. It may take us significant time, resources, and effort to restructure our business and/or rely on another legally sufficient compliance measure. In addition, the European Union has finalized the General Data Protection Regulation ("GDPR"), which will become effective in May 2018. The GDPR sets out higher potential liabilities for certain data protection violations, as well as a greater compliance burden for us in the course of delivering our solution in Europe; among other requirements, the GDPR obligates companies that process large amounts of personal data about EU residents to implement a number of formal processes and policies reviewing and documenting the privacy implications of the development, acquisition, or use of all new products, technologies, or types of data. Further, the European Union is expected to replace the EU Cookie Directive governing the use of technologies to collect consumer information with the ePrivacy Regulation. The ePrivacy Regulation propose burdensome requirements around obtaining consent, and impose fines for violations that are materially higher than those imposed under the Cookie Directive.

The UK's decision to leave the European Union may add cost and complexity to our compliance efforts. If UK and EU privacy and data protection laws and regulations diverge, we will be required to implement alternative EU compliance measures and adapt separately to any new UK requirements.

Additionally, our compliance with our privacy policy and our general consumer privacy practices are also subject to review by the Federal Trade Commission, which may bring enforcement actions to challenge allegedly unfair and deceptive trade practices, including the violation of privacy policies and representations therein. Certain State Attorneys General may also bring enforcement actions based on comparable state laws or federal laws that permit state-level enforcement. Outside of the United States, our privacy and data practices are subject to regulation by data protection authorities and other regulators in the countries in which we do business.

Beyond laws and regulations, we are also members of self-regulatory bodies that impose additional requirements related to the collection, use, and disclosure of consumer data, including the Internet Advertising Bureau ("IAB"), the Digital Advertising Alliance, the Network Advertising Initiative, and the Europe Interactive Digital Advertising Alliance. Under the requirements of these self-regulatory bodies, in addition to other compliance obligations, we provide consumers with notice via our privacy policy about our use of cookies and other technologies to collect consumer data, and of our collection and use of consumer data to deliver interest-based advertisements. We also allow consumers to opt-out from the use of data we collect for purposes of interest-based advertising through a mechanism on our website, linked through our privacy policy as well as through portals maintained by some of these self-regulatory bodies. Some of these self-regulatory bodies have the ability to discipline members or participants, which could result in fines, penalties, and/or public censure (which could in turn cause reputational harm). Additionally, some of these self-regulatory bodies might refer violations of their requirements to the Federal Trade Commission or other regulatory bodies.

Properties

We lease our corporate offices at 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487 under a long-term non-cancellable lease agreement expiring on October 31, 2021. The lease terms require base rent payments of approximately $7,260 per month for the first twelve months commencing in September 2018, with a 3% escalation each year. Rent is all-inclusive and includes electricity, heat, air-conditioning, and water.

We lease retail space at 4900 Linton Boulevard, Bay 17A, Delray Beach, FL 33445 under two long-term, non-cancellable lease agreements, which contain renewal options. The leases commenced in January 2017 and are in effect for a period of five years. Minimum base rentals total approximately $6,000 per month, escalating 3% per year thereafter. This retail space was used by our product sales segment. We have discontinued all e-commerce and retail operations and have made a settlement with the landlord to buyout the lease with a lump sum payment of $55,870 less the security deposit.

In January 2017, we entered into an additional lease and modified and extended our existing lease for our retail site. The new lease agreement provides for an additional 2,720 square feet adjacent to our existing Delray Beach, FL location commencing February 1, 2017, expiring January 31, 2022. This lease provides for an initial monthly base rental of $1,757, representing a one-half reduction in rental payments for the first year as an accommodation. Minimum base rental for year two is $3,513 per month, escalating 3% per year thereafter. Simultaneously, we modified our existing lease on the initial space, extending this lease to coincide with the new space, expiring January 31, 2022, at an initial base rental of $2,471 per month, escalating 3% per year thereafter. This additional lease has also been terminated in connection with the settlement set forth above.

We leased a warehouse facility in Orlando, Florida consisting of approximately 2,667 square feet. The lease commenced in April 2016, expiring at March 31, 2019 with an initial base rental rate of $1,641 per month, and escalating at approximately 3% per year thereafter. This lease was not renewed because the operations located in Orlando are part of the discontinued operations at December 31, 2018.

Legal proceedings

From time-to-time, we may be involved in litigation or be subject to claims arising out of our operations or content appearing on our websites in the normal course of business. Although the results of litigation and claims cannot be predicted with certainty, we currently believe that the final outcome of these ordinary course matters will not have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on our company because of defense and settlement costs, diversion of management resources and other factors.

In connection with the matters which lead to our termination for cause of former officers of our Daily Engage Media subsidiary, in July 2018 we filed a Verified Complaint for injunctive relief and damages against Messrs. Harry Pagoulatos and George Rezitis in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (case number 502018CA008972XXXXMB) alleging their failure, among other things, to provide us with certain login codes and passwords as well as reporting other current information about Daily Engage Media's business. That matter was removed to the Southern District of Florida, United States District Court and ultimately stayed and closed pending a determination of jurisdiction by the pending New Jersey action described below.

In July of 2018, Messrs. Pagoulatos and Rezitis, along with a third party who had been a minority owner in Daily Engage Media prior to our acquisition of that company, filed a Complaint in the U.S. District Court, District of New Jersey (case number 2: l 8-cv-11357-ES-SCM) against our company and our Chief Executive Officer, seeking compensatory and punitive damages and attorneys' fees, among other items, and alleging, among other items, fraud and breach of contract. We vehemently deny all allegations in the complaint and believe them to be without merit. We filed a Motion to Dismiss this case for a multitude of reasons including, but not restricted to, failure to state a cause of action and jurisdictional and venue arguments as theacquisition and employment agreements provides that any dispute should be heard in either the state or local courts of Palm Beach County, Florida. This Motion to Dismiss has been pending and ripe for a decision since October 2018. At the appropriate juncture, we also intend to serve a Rule 11 Motion for Sanctions based upon the fact that the Complaint contains frivolous arguments or arguments with no evidentiary support.

Employees

At April 15, 2019 we had thirteen full-time and one part-time employees. We also utilize the services of eleven independent contractors who provide content, operational and website services.

History of our company

We were organized as a Florida corporation in 2010 under the name Speyer Investment Advisors, Inc. In 2012 we changed our name to Speyer Investment Research, Inc. In 2014, as we began building our brand we changed our name to Bright Mountain Holdings, Inc. and in 2015 we changed our name to Bright Mountain Acquisition Corporation and then to Bright Mountain Media, Inc. as we began implementing our strategy to transform into a digital media company.

Additional information concerning the terms of material business combinations can be found in Note 1 and Note 4 of the notes to our audited consolidated financial statements appearing later in this prospectus.

MANAGEMENT, EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION

Below are the names and certain information regarding our executive officers and directors.

Name	Age	Positions
W. Kip Speyer	70	Chief Executive Officer, President and Chairman of the Board, principal financial and accounting officer
Todd F. Speyer	37	Vice President, Digital; Director
Richard Rogers	63	Director
Todd Davenport	68	Director
Charles H. Lichtman	63	Director

W. Kip Speyer has been our CEO, President and Chairman of the Board since May 2010 and has been serving as our principal financial and accounting officer on an interim basis. From 2005 to 2009 Mr. Speyer served as a director, the president and chief executive officer of Speyer Door and Window, LLC, which was sold to Haddon Windows, LLC (SecuraSeal, LLC, AccuWeld Corporation) in December 2009. From October 2002 to May 2005 Mr. Speyer had been a private investor. Mr. Speyer was president and chief executive officer of Intelligent Systems Software, Inc. from October 2000 through June 2002, whereby Mr. Speyer became chief executive officer of ICAD, Inc. (ICAD: NASDAQ) which was a combination of ISSI and Howtek, Inc. (HOWT:NASDAQ). Mr. Speyer was the president and chief executive officer of Galileo Corporation (GAEO: NASDAQ) from 1998 to 1999. Galileo Corporation changed its name to NetOptix (OPTX: NASDAQ) and was merged with Corning Corporation (GLW: NYSE) in a stock purchase in May 2000. From 1996 to 1998 Mr. Speyer was the president of Leisegang Medical Group, three medical device companies owned by Galileo Corporation. Prior to joining Galileo Corporation, Mr. Speyer founded Leisegang Medical, Inc. and served as its president and chief executive officer from 1986 to 1996. Leisegang Medical, Inc. was a company specializing in medical devices for women’s health. Mr. Speyer is a graduate of Northeastern University, Boston, Massachusetts, where he earned a Bachelor of Science Degree in Business Administration in 1972. Mr. W. Kip Speyer is active in many local charities and is the father of Mr. Todd F. Speyer, our Vice President, Digital and a director. Mr. Speyer’s experience as the Chief Executive Officer and/or Chairman of the Board of Directors of other public companies were factors considered by our board of directors in concluding that he should be serving as a director of our company.

Todd F. Speyer has been a member of the board of directors and an employee of our company since January 2011, currently serving as our Vice President, Digital. Mr. Speyer is responsible for the content and operations of our owned websites. For over the previous five and one-half years, he has been responsible for the integration of all website organic growth and acquisitions, including content, design and visitor traffic. Previously, Mr. Speyer was our Director of Business Development, helping locate acquisitions and shaping the website portfolio. Mr. Speyer graduated from Florida State University in 2004 with a Bachelor of Arts Degree in English Literature. Mr. Todd F. Speyer is the son of Mr. W. Kip Speyer, our CEO, President and Chairman. Mr. Speyer’s website development experience as well as his marketing experience were factors considered by our board of directors in concluding that he should be serving as a director of our company.

Richard Rogers has been a member of our board of directors since July 2013. For more than the past five years, Mr. Rogers has been the president and chief executive officer of On Course Insurance, Inc., which provides custom insurance analysis to create the appropriate customer solution for its clients. As an independent agency, On Course Insurance represents multiple insurance carriers. Mr. Rogers has been in the insurance industry since 1985. Mr. Rogers is a graduate of West Chester University and earned his Bachelor of Science Degree in pre-law in 1978. Mr. Rogers' business experience, with a concentration in a regulated industry, was the factor considered by our board of directors in concluding that he should be serving as a director of our company.

Todd F. Davenport has been a director since February 2012. Mr. Davenport is an accomplished executive with significant domestic and international marketing, sales and general managerial experience. He most recently served as President and CEO of Oxira Medical, Inc., Boca Raton, FL from 2008 to 2012. Oxira Medical, Inc., formerly known as Breeze Medical, Inc., was a pre-commercialization stage company targeting the development of catheter-based medical products to be used in the treatment of coronary arteries. Mr. Davenport was recruited by the Board of Cardio Optics, Inc. to be its President and CEO, where he worked from 2005 to 2007. Prior to that he was President, CEO and co-founder of Viacor, Inc. from 2000 to 2004. During this time he was the co-inventor of eight issued U.S. patents. Mr. Davenport graduated from Kent State University with a Bachelor of Science in Journalism. Mr. Davenport's marketing, sales and executive experience were factors considered by our board of directors in concluding that he should be serving as a director of our company.

Charles H. Lichtman has been a member of our board of directors since October 2014. Mr. Lichtman is an attorney practicing law since 1980, licensed in Illinois and Florida. He is a founding partner of Berger Singerman LLP since 2001. Mr. Lichtman has been honored as a two time Lawyer of the Year by Best Lawyers in America, and noted by them for his excellence every year since 2009 in the categories of Complex Business Litigation, Securities Litigation, Bankruptcy Litigation and Commercial Litigation. He has also been recognized by Chambers International and received other legal awards from various entities and periodicals. Mr. Lichtman's professional experience as an attorney was the factor considered by our board of directors in concluding that he should be serving as a director of our company.

There are no family relationships between any of the executive officers and directors other than as set forth above. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the shareholders.

Summary Compensation Table

The following table summarizes all compensation recorded by us in the past two years for:

●
our principal executive officer or other individual serving in a similar capacity;
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our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2018; and
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up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2018.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.” The amounts included in the “Option Awards” column represent the aggregate grant date fair value of the stock options, computed in accordance with ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 14 of the notes to our consolidated financial statements appear elsewhere in this prospectus.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	No equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

W. Kip Speyer,	2018	165,000	41,250	—	—	—	—	2,400	208,650
Chief Executive Officer	2017	165,000	—	1,200	—	—	—	—	166,250
Todd Speyer	2018	100,650	—	—	—	—	—	—	100,650
Vice President, digital	2017	97,000	—	1,200	—	—	—	—	98,200

The amount of compensation paid to Mr. Speyer excludes $281,882 and $165,662 in interest and dividend payments for 2018 and 2017, respectively.

Outstanding equity awards at fiscal year-end

The following table provides information concerning unexercised stock options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2018, together with unexercised stock options, stock that has not vested and equity incentive plan awards for each of our other executive officers outstanding as of December 31, 2018:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
W. Kip Speyer	—	—	—	—	—	—	—	—	—
Todd Speyer	180,000	0	0	0.14	1/3/21	0	0	0	0
	75,000	25,000	0	0.65	10/27/25	0	0	0	0

Employment agreement with W. Kip Speyer

We have entered into an Executive Employment Agreement with W. Kip Speyer, our Chief Executive Officer, with an effective date of June 1, 2014. Under the terms of this agreement, he is serving as Chairman of the Board, Chief Executive Officer and President of our company. On April 1, 2017, we entered into an amendment to his employment agreement which extended the term for an additional three years, set his base compensation at $165,000 per annum and provided the ability to earn a performance bonus beginning for 2017 based upon annual revenues above $3,000,000 per year and the EBITDA goals as follows: (i) for annual revenues of $3,000,000 to $3,500,000, a bonus of 25% of his then base salary; (ii) for annual revenues of $3,500,001 to $4,000,000 and a minimum EBITDA of $100,000, a bonus of 40% of his then base salary; (iii) for annual revenues of $4,000,0001 to $4,500,000 and a minimum EBITDA of $150,000, a bonus of 65% of his then base salary; and (iv) for annual revenues of $4,500,001 or greater and a minimum EBITDA of $175,000, a bonus of 80% of this then base salary.

The agreement with Mr. Speyer will terminate upon his death or disability. In the event of a termination upon his death, we are obligated to pay his beneficiary or estate an amount equal to one year base salary plus any earned bonus at the time of his death. In the event the agreement is terminated as a result of his disability, as defined in the agreement, he is entitled to continue to receive his base salary for a period of one year. We are also entitled to terminate the agreement either with or without case, and he is entitled to voluntarily terminate the agreement upon one year’s notice to us. In the event of a termination by us for cause, as defined in the agreement, or voluntarily by Mr. Speyer, we are obligated to pay him the base salary through the date of termination. In the event we terminate the agreement without cause, we are obligated to give him one years’ notice of our intent to terminate and, at the end of the one-year period, pay an amount equal to two times his annual base salary together with any bonuses which may have been earned as of the date of termination. A constructive termination of the agreement will also occur if we materially breach any term of the agreement or if a successor to our company fails to assume our obligations under Mr. Speyer’s employment agreement. In that event, he will be entitled to the same compensation as if we terminated the agreement without cause. The employment agreement contains customary non-compete and confidentiality provisions. We have also agreed to indemnify Mr. Speyer pursuant to the provisions of our amended and restated articles of incorporation and amended and restated by-laws.

Director compensation

In August 2016 our board of directors adopted a compensation policy for our independent directors under which directors will receive an option grant for each board meeting, of an option to purchase 2,500 shares for meetings attended in person or an option to purchase 2,000 shares for meetings attended telephonically. All option grants will be made at fair market value. Committee members do not receive any additional compensation for committee membership.

The following table provides information concerning the compensation paid to our independent directors for their services as members of our board of directors for 2018. The information in the following table excludes any reimbursement of out-of-pocket travel and lodging expenses which we may have paid:

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other Compensation($)	Total ($)

Richard Rogers	4,500	—	—	—	—	—	4,500
Todd Davenport	5,000	—	—	—	—	—	5,000
Charles Lichtman	2,500	—	—	—	—	—	2,500

CORPORATE GOVERNANCE AND BOARD MATTERS

Leadership structure, independence of directors and risk oversight

Mr. W. Kip Speyer serves as both our Chief Executive Officer and Chairman of our board of directors. Messrs. Rogers, Davenport and Lichtman are considered independent directors within the meaning of the NYSE American Company Guide, but none are considered a “lead” independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management process designed and implemented by management are adequate and functioning as designed. To do this, the chairman of the board meets regularly with management to discuss strategy and the risks facing our company. Senior management attends the board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters. The chairman of the board and independent members of the board work together to provide strong, independent oversight of our company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Committees of our board of directors

In May 2015 our board of directors established a standing Audit Committee and a standing Compensation Committee. In August, 2016 our board of directors established a standing Corporate Governance and Nominating Committee. Each committee has a written charter. The charters are available on our website at www.brightmountainmedia.com. All committee members are required to be independent directors. Information concerning the current membership and function of each committee is as follows:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Charles H. Lichtman	✓		✓
Todd Davenport	✓	✓	✓
Richard Rogers		✓

Audit Committee

The Audit Committee assists the board in fulfilling its oversight responsibility relating to:

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the integrity of our financial statements;
●
our compliance with legal and regulatory requirements; and
●
the qualifications and independence of our independent registered public accountants.

The Audit Committee is composed of three directors, each of whom has been determined by the board of directors to be independent within the meaning of the NYSE American Company Guide. None of the members of the Audit Committee are qualified as an “audit committee financial expert” as defined by the SEC. The Audit Committee met four times during 2018.

Compensation Committee

The Compensation Committee assists the board in:

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determining, in executive session at which our Chief Executive Officer is not present, the compensation for our CEO or President, if such person is acting as the CEO;
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discharging its responsibilities for approving and evaluating our officer compensation plans, policies and programs;
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reviewing and recommending to the board regarding compensation to be provided to our employees and directors; and
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administering our stock compensation plans.

The Compensation Committee is charged with ensuring that our compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our shareholders. The Compensation Committee is composed of two directors, both of whom have been determined by the board of directors to be independent within the meaning of the NYSE American Company Guide. The Compensation Committee did not meet in 2018.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee:

●
assists the board in selecting nominees for election to the Board;
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monitors the composition of the board;
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develops and recommends to the board, and annually reviews, a set of effective corporate governance policies and procedures applicable to our company; and
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regularly reviews the overall corporate governance of the Corporation and recommends improvements to the board as necessary.

The purpose of the Corporate Governance and Nominating Committee is to assess the performance of the board and to make recommendations to the board from time to time, or whenever it shall be called upon to do so, regarding nominees for the board and to ensure our compliance with appropriate corporate governance policies and procedures. The Corporate Governance and Nominating Committee is composed of two directors, both of whom have been determined by the board of directors to be independent within the meaning of the NYSE American Company Guide.The Corporate Governance and Nominating Committee did not meet in 2018.

Shareholder nominations

Shareholders who would like to propose a candidate may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the Corporate Governance and Nominating Committee for appropriate consideration. It is the policy of the Corporate Governance and Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on our board of directors. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the committee does not perceive a need to increase the size of the board of directors. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Corporate Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary of Bright Mountain at our main office:

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the name and address of the person recommended as a director candidate;
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all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;
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the written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;
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as to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a registered holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and
●
a statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

Code of Ethics and Conduct

We have adopted a Code of Ethics and Conduct which applies to our board of directors, our executive officers and our employees. The Code of Ethics and Conduct outlines the broad principles of ethical business conduct we adopted, covering subject areas such as:

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conflicts of interest;
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corporate opportunities;
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public disclosure reporting;
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confidentiality;
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protection of company assets;
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health and safety;
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conflicts of interest; and
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compliance with applicable laws.

A copy of our Code of Ethics and Conduct is available without charge, to any person desiring a copy, by written request to us at our principal offices at 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487.

Limitation on liability

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our amended and restated articles of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

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violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;
●
deriving an improper personal benefit from a transaction;
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voting for or assenting to an unlawful distribution; and
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willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At April 15, 2019, we had 64,248,864 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of that date by:

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each person known by us to be the beneficial owner of more than 5% of our common stock;
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each of our directors;
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each of our named executive officers;
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our named executive officers and directors as a group; and
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assuming the exercise on a cash basis of the warrants to purchase 14,462,500 shares of our common stock which are covered by this prospectus.

Unless specified below, the business address of each shareholder is c/o 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class Before the Offering	% of Class After the Offering

W. Kip Speyer (1)	29,324,602	41.2%	34.2%
Todd F. Speyer (2)	796,500	1.2%	1.0%
Richard Rogers (3)	637,000	1.0%	0.8%
Todd Davenport (4	126,500	0.2%	0.2%
Charles H. Lichtman (5)	1,407,537	2.2%	1.8%
All directors and executive officers as a group (five persons) (1)(2)(3)(4)(5)	32,292,139	45.0%	37.4%
Andrew A. Handwerker (6)	9,560,388	14.9%	12.2%
———————
(1)
The number of shares of common stock beneficially owned by Mr. Speyer includes (i) 2,375,000 shares issuable upon the conversion of shares of our 10% Series E convertible preferred stock, (ii) 2,177,233 shares of our common stock issuable upon the conversion of shares of our 12% Series F-1 Convertible Preferred Stock, (iii) 1,408,867 shares of common stock issuable upon the conversion of shares of our 6% Series F-2 Convertible Preferred Stock, (iv) 757,917 shares of our common stock issuable upon the conversion of shares of our 10% Series F-3 Convertible Preferred Stock, and (v) 200,000 shares of our common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $80,000 which have a conversion price of $0.40 per share.
(2)
The number of shares of common stock beneficially owned by Mr. Speyer includes 255,000 shares underlying vested stock options.
(3)
The number of shares of common stock beneficially owned by Mr. Rogers includes 125,000 shares issuable upon the conversion of shares of our 10% Series E convertible preferred stock and 88,000 shares underlying vested stock options.
(4)
The number of shares of common stock beneficially owned by Mr. Davenport includes 90,500 shares underlying vested stock options.
(5)
The number of shares beneficially owned by Mr. Lichtman includes 101,000 shares underlying vested stock options.
(6)
The number of shares beneficially owned by Mr. Handwerker includes:
●
5,169,500 shares held jointly with his wife; and
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4,390,888 shares held individually.

Mr. Handwerker’s address is 4399 Pine Tree Drive, Boynton Beach, FL 33436. The number of shares beneficially owned by Mr. Handwerker excludes 750,000 shares underlying common stock purchase warrants. Under the terms of the warrants, Mr. Handwerker may not exercise the warrants to the extent such conversion or exercise would cause him, together with his affiliates, to beneficially own a number of shares of our common stock which would exceed 4.99% of our then outstanding shares of our common stock following such exercise. This limitation may be increased to 9.99% at Mr. Handwerker’s option upon 61 days notice to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Preferred stock purchases

During 2017, Mr. W. Kip Speyer, our Chairman and Chief Executive Officer, purchased an aggregate of 1,250,000 shares of our 10% Series E Convertible Preferred Stock at a purchase price of $0.40 per share. We used the proceeds from these sales for working capital.

During 2017, Mr. Richard Rogers, a member of our board of directors, purchased an aggregate of 125,000 shares of our 10% Series E Convertible Preferred Stock at a purchase price of $0.40 per share. We used the proceeds from this sale for working capital.

During 2018, Mr. Speyer purchased an aggregate of 1,125,500 shares of our 10% Series E Convertible Preferred Stock at a purchase price of $0.40 per share. We used the proceeds from these sales for working capital.

In 2018 and 2017 we paid cash dividends on these outstanding shares of our 10% Series E Convertible Preferred Stock and the three sub-series of our Series F Convertible Preferred Stock described below of $83,232 and $29,707, and $11,303 to Mr. Speyer and Mr. Rogers, respectively.

Note Exchange Agreement

From time to time Mr. Speyer lent us funds for working capital under the terms of various convertible promissory notes. On November 7, 2018 we entered into a Note Exchange Agreement with Mr. Speyer pursuant to which we exchanged:

●
$1,075,000 principal amount and accrued but unpaid interest due Mr. Speyer under 12% Convertible Promissory Notes maturing between September 26, 2021 and April 10, 2022 for 2,177,233 shares of our newly created Series F-1 Convertible Preferred Stock in full satisfaction of those notes;
●
$660,000 principal amount and accrued but unpaid interest due Mr. Speyer under 6% Convertible Promissory Notes maturing between April 19, 2022 and July 27, 2022 for 1,408,867 shares of our newly created Series F-2 Convertible Preferred Stock in full satisfaction of those notes; and
●
$300,000 principal amount and accrued but unpaid interest due Mr. Speyer under 10% Convertible Promissory Notes maturing between August 1, 2022 and August 30, 2022 for 757,917 shares of our newly created Series F-3 Convertible Preferred Stock in full satisfaction of those notes.

Convertible notes

During November 2018, we issued and sold Mr. Speyer two five year unsecured convertible notes in the aggregate principal amount of $80,000. These notes, which are convertible at the option of the holder at any time at a conversion price of $0.40 per share, will automatically convert into shares of our common stock on the fifth anniversary of the date of issuance. We used the proceeds from these notes for working capital.

DESCRIPTION OF SECURITIES

Our authorized capital is 324,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of blank check preferred stock, par value $0.01 per share. We have designated 2,000,000 shares of the preferred stock as 10% Series A convertible preferred stock, 2,500,000 shares of the preferred stock as 10% Series E convertible preferred stock and an aggregate of 4,344,017 shares in the various sub-series of Series F preferred stock described below.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

At April 15, 2019 there were 64,248,864 shares of our common stock issued and outstanding.

Preferred stock

10% Series A convertible preferred stock

The designations, rights and preferences of the 10% Series A convertible preferred stock includes:

●
the shares have no voting rights, except as may be provided by Florida law;
●
the stock has a stated value of $0.50 per share and ranks senior to all other classes of our securities;
●
in the event of a liquidation or winding up of our company, the holders of the 10% Series A convertible preferred are entitled to a liquidation preference equal to a return of the capital invested;
●
the shares will be entitled to a 10% dividend, payable in shares of our common stock, at the rate of one share of common stock for each 10 shares of 10% Series A convertible preferred stock, payable annually on the 10th business day of January;
●
the shares of 10% Series A convertible preferred stock are convertible into shares of our common stock on a one for one basis at the option of the holder, subject to automatic conversion by us upon either the five year anniversary of the date of issuance or in the event of a change of control of our company as defined in the designations. The conversion formula is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events; and
●
the shares are redeemable at our option upon 20 days’ notice for an amount equal to the amount of capital invested.

On April 15, 2019 there were no shares of our 10% Series A convertible preferred stock outstanding.

10% Series E convertible preferred stock

●
the shares have no voting rights, except as may be provided by Florida law;
●
the stock has a stated value of $0.50 per share and ranks senior to all other classes of our securities, except for our 10% Series A convertible preferred stock;
●
in the event of a liquidation or winding up of our company, the holders of the 10% Series E convertible preferred stock are entitled to a liquidation preference equal to a return of the capital invested;
●
the shares pay a 10% cash dividend, payable monthly as may be permitted under Florida law out of funds legally available therefor;
●
the shares of 10% Series E convertible preferred stock are convertible into shares of our common stock on a one for one basis at the option of the holder, subject to automatic conversion by us upon either the five year anniversary of the date of issuance or in the event of a change of control of our company as defined in the designations. The conversion formula is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events; and
●
the shares are redeemable at our option upon 20 days’ notice for an amount equal to the amount of capital invested.

On April 15, 2019 we had 2,500,000 shares of our 10% Series E convertible preferred stock outstanding, which such shares are owned by our Chief Executive Officer and a member of our board of directors.

Series F convertible preferred stock

The Series F convertible preferred stock has three series, including the 12% Series F-1 convertible preferred stock, or “Series F-1,” consisting of 2,177,233 shares, 6% Series F-2 convertible preferred stock, or “Series F-2,” consisting of 1,408,867 shares, and 10% Series F-3 convertible preferred stock, or “Series F-3,” consisting of 757,917 shares. The designations, rights and preferences of the Series F-1, Series F-2 and Series F-3 are identical, other than the dividend rate, liquidation preference and date of automatic conversion into shares of our common stock.

The Series F-1 pays dividends at the rate of 12% per annum and automatically converts into shares of our common stock on April 10, 2022. The Series F-2 pays dividends at the rate of 6% per annum and automatically converts into shares of our common on July 27, 2022. The Series F-3 pays dividends at the rate of 10% per annum and automatically converts into shares of our common stock on August 30, 2022. Additional terms of the designations, rights and preferences of the Series F-1, Series F-2 and Series F-3 include:

●
the shares have no voting rights, except as may be provided under Florida law;
●
the shares pay cash dividends subject to the provisions of Florida law at the dividend rates set forth above, payable monthly in arrears;
●
the shares are convertible at any time at the option of the holder into shares of our common stock on a 1:1 basis. The conversion ratio is proportionally adjusted in the event of stock splits, recapitalization or similar corporate events. Any shares not previously converted will automatically convert into shares of our common stock on the dates set forth above;
●
the shares rank junior to our 10% Series A Convertible Preferred Stock and our 10% Series E Convertible Preferred Stock;
●
in the event of a liquidation or winding up of our company, the shares have a liquidation preference of $0.50 per share for the Series F-1, $0.50 per share for the Series F-2 and $0.40 per share for the Series F-3; and
●
the shares are not redeemable by us.

On April 15, 2019 all shares of Series F-1, Series F-2 and Series F-3 are outstanding and are owned by our Chief Executive Officer.

Warrants

A description of the terms of our outstanding warrants to purchase 14,462,500 shares appears earlier in this prospectus under “Selling Security Holders.”

Between January and April 2019 we issued warrants to purchase an additional 1,960,000 shares of our common stock in various financing transactions with exercise prices ranging from $0.65 to $0.75 per share. The terms of these warrants are substantially identical to the terms of our other outstanding warrants.

Transfer agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

SHARES AVAILABLE FOR FUTURE SALE

As of April 15, 2019, we had 64,248,864 shares of common stock outstanding, not including shares issuable upon the exercise of outstanding warrants, stock options and other convertible securities. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

Public Float

Of our outstanding shares, 34,274,010 shares are beneficially owned by our executive officers, directors and affiliates. The remaining 29,974,854 shares constitute our public float which, based on the last sale price of our common stock reported on the OTCQB on April 16, 2019, equaled approximately $59,950,000.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

●
1% of the number of shares of our common stock then outstanding, which equaled 642,489 shares as of April 15, 2019, or
●
the average weekly trading volume of our common stock, assuming our shares are then traded on a national securities exchange, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Law Group LLP., Fort Lauderdale, Florida.

EXPERTS

The consolidated balance sheets of Bright Mountain Media, Inc. and subsidiaries as of December 31, 2018, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 2018, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Our consolidated balance sheet as of December 31, 2017 and the related consolidated statement of operations, changes in shareholders' equity and cash flows for the year ended December 31, 2017 included in this prospectus have been audited by Liggett & Webb, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BRIGHT MOUNTAIN MEDIA, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Bright Mountain Media, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Bright Mountain Media, Inc. and subsidiaries (the “Company") as of December 31, 2018, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and the consolidated results of their operations and their cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced recurring net losses, cash outflows from operating activities, and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company’s auditor since 2018.

EISNERAMPER LLP
Iselin, New Jersey
April 12, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of:
Bright Mountain Media, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Bright Mountain Media, Inc. and Subsidiaries (the “Company”) as of December 31, 2017 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the year ended December 31, 2017, and the related notes. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and the results of its operations and its cash flows for the year ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company sustained a net loss of $2,994,096 and used cash in operating activities of $1,732,618 for the year ended December 31, 2017. The Company had an accumulated deficit of $11,818,902 at December 31, 2017. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.
Certified Public Accountants

We have served as the Company’s auditor since 2013

Boynton Beach, Florida
April 2, 2018, except for Note 5, to which the date is April 12, 2019.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017

ASSETS
Current assets
Cash and Cash Equivalents	$1,042,457	$101,231
Accounts Receivable, net	561,470	900,770
Note Receivable, net	18,750	—
Prepaid Expenses and Other Current Assets	611,206	92,322
Current Assets - Discontinued Operations	239,747	632,014

Total current assets	2,473,630	1,726,337

Property & Equipment, net	5,464	31,905
Website Acquisition Assets, net	113,741	300,349
Intangible Assets, net	221,117	569,334
Goodwill	988,926	446,426
Prepaid Services/Consulting Agreements - Long Term	1,162,500	—
Other Assets	—	23,700
Other Assets - Discontinued Operations	60,470	620,666
Total Assets	$5,025,848	$3,718,717

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$655,229	$897,260
Accrued Expenses	465,032	90,000
Accrued Interest to Related Party	947	—
Premium Finance Loan Payable	92,537	63,133
Deferred Revenues	4,163	9,735
Long Term Debt, Current Portion	229,844	767,071
Current Liabilities - Discontinued Operations	143,929	294,453

Total Current Liabilities	1,591,681	2,121,652

Long Term Debt to Related Parties, net	11,688	1,198,893
Long Term Debt, net of Current Portion	—	54,950
Total Liabilities	1,603,369	3,375,495
Commitments and contingencies
Shareholders' Equity
Convertible Preferred stock, par value $0.01, 20,000,000 shares authorized,
Series A, 2,000,000 shares designated, 0 and
100,000 shares issued and outstanding for December 31, 2018 and 2017, respectively	—	1,000
Series B, 0 and 1,000,000 shares designated, 0 and
0 shares issued and outstanding for December 31, 2018 and 2017, respectively	—	—
Series C, 0 and 2,000,000 shares designated, 0 and
0 shares issued and outstanding for December 31, 2018 and 2017, respectively	—	—
Series D, 0 and 2,000,000 shares designated, 0 and
0 shares issued and outstanding for December 31, 2018 and 2017, respectively	—	—
Series E, 2,500,000 shares designated,
2,500,000 and 1,375,000 issued and outstanding for December 31, 2018 and 2017, respectively	25,000	13,750
Series F, 4,344,017 and 0 shares designated,
4,344,017 and 0 issued and outstanding for December 31, 2018 and 2017, respectively	43,440	—
Common stock, par value $0.01, 324,000,000 shares authorized,
62,125,114 and 46,168,864 issued and outstanding for December 31, 2018 and 2017, respectively	621,252	461,689
Additional paid-in capital	19,775,753	11,685,685
Accumulated Deficit	(17,042,966)	(11,818,902)
Total shareholders' equity	3,422,479	343,222
Total Liabilities and Shareholders' Equity	$5,025,848	$3,718,717

See accompanying notes to consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2018	2017

Revenues
Advertising	$1,735,649	$1,104,017

Cost of revenue
Advertising	1,378,377	671,286
Gross profit	357,272	432,731

Selling, general and administrative expenses	3,494,858	2,596,827

Loss from continuing operations	(3,137,586)	(2,164,096)

Other income (expense)
Interest income	3,349	643
Loss on extinguishment of convertible debt	(579,233)	—
Interest expense	(46,881)	(83,140)
Interest expense - related party	(370,963)	(323,112)
Total other expense	(993,728)	(405,609)

Net Loss from Continuing Operations	(4,131,314)	(2,569,705)

Loss from Discontinued Operations	(1,092,750)	(424,391)

Net Loss	(5,224,064)	(2,994,096)

Preferred stock dividends
Series A, Series E, and Series F preferred stock	111,940	17,645
Total preferred stock dividends	111,940	17,645

Net loss attributable to common shareholders	$(5,336,004)	$(3,011,741)

Basic and diluted net loss for continuing operations per share	$(0.08)	$(0.06)
Basic and diluted net loss for discontinued operations per share	$(0.02)	$(0.01)
Basic and diluted net loss per share	$(0.10)	$(0.07)
Weighted average shares outstanding - basic and diluted	51,560,351	45,290,360

See accompanying notes to consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the years ended December 31, 2018 and 2017

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance – January 1, 2017	100,000	$1,000	44,901,531	$449,016	$9,944,744	$(8,824,806)	$1,569,954
Common stock issued for 10% dividend payment pursuant to Series A preferred stock Subscription Agreements	—	—	10,000	100	(100)	—	—
Issuance of Series E preferred stock ($0.40/share)	1,375,000	13,750	—	—	536,250	—	550,000
Series E 10% preferred stock dividend	—	—	—	—	(11,303)	—	(11,303)
Stock option vesting expense	—	—	—	—	108,090	—	108,090
Common stock issued as compensation	—	—	28,500	285	22,515	—	22,800
Common stock issued for services ($0.85/share)	—	—	3,600	36	3,024	—	3,060
Beneficial conversion feature	—	—	—	—	615,625	—	615,625
Common stock issued for cash ($0.40/share)	—	—	125,000	1,250	48,750	—	50,000
Common stock issued in acquisition	—	—	1,100,233	11,002	418,090	—	429,092
Net loss for the year ended December 31, 2017	—	—	—	—	—	(2,994,096)	(2,994,096)
Balance – December 31, 2017	1,475,000	14,750	46,168,864	461,689	11,685,685	(11,818,902)	343,222

Common stock issued for 10% dividend payment pursuant to Series A preferred stock Subscription Agreements	—	—	10,000	100	(100)	—	—
Issuance of Series E preferred stock ($0.40/share)	1,125,000	11,250	—	—	438,750	—	450,000
Series E preferred stock dividend	—	—	—	—	(82,232)	—	(82,232)
Series F preferred stock dividend	—	—	—	—	(29,708)	—	(29,708)
Preferred Series F issued for extinguishment of convertible debt	4,344,017	43,440	—	—	1,929,141	—	1,972,581
Stock option vesting expense	—	—	—	—	24,128	—	24,128
Common Stock issued for services	—	—	10,000	100	7,400	—	7,500
Debt Discount on convertible note	—	—	—	—	70,000	—	70,000
Units consisting of one share of common stock and one warrant issued for cash ($0.40 per unit), net of costs	—	—	14,836,250	148,363	4,992,689	—	5,141,052
Stock issued to Spartan Capital for prepaid consulting contract	—	—	1,000,000	10,000	740,000	—	750,000
Preferred Stock Series A conversion to common stock	(100,000)	(1,000)	100,000	1,000	—	—	—
Net loss for the year ended December 31, 2018	—	—	—	—	—	(5,224,064)	(5,224,064)
Balance – December 31, 2018	6,844,017	$68,440	62,125,114	$621,252	$19,775,753	$(17,042,966)	$3,422,479

See accompanying notes to consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(5,224,064)	$(2,994,096)
Addback: Loss attributable to discontinued operations	1,092,750	424,391

Adjustments to reconcile net loss to net cash used in operations:
Depreciation	13,220	13,950
Amortization of debt discount	207,285	181,426
Amortization	189,948	191,731
Loss on extinguishment of convertible debt	579,233	—
Impairment	—	9,375
Stock option compensation expense	24,128	108,090
Common stock and warrants issued for services	7,500	25,860
Gain on sale of fixed assets	(749)	—
Provision for bad debt	321,623	56,620
Changes in operating assets and liabilities:
Accounts receivable	54,403	(406,027)
Prepaid expenses and other current assets	(8,883)	(7,497)
Prepaid services/consulting agreements	(922,500)	—
Other assets	23,700	86,988
Accounts payable	(231,515)	(8,099)
Accrued expenses	177,532	78,889
Accrued interest - related party	715	(5,592)
Deferred revenues	(5,572)	—
Cash used in continuing operations for operating activities	(3,701,246)	(2,243,991)
Cash (used in) provided by discontinued operations for operating activities	(268,767)	518,242
Net cash used in operating activities	(3,970,013)	(1,725,749)

Cash flows from investing activities:
Proceeds from sale of property and equipment	15,183	(329)
Cash paid for property and equipment	(1,213)	—
Cash paid for acquisition, net of cash received	-	(207,801)
Net cash provided by (used in) investing activities from continuing operations	13,970	(208,130)
Cash used in discontinued operations for investing activities	-	(16,299)
Net cash provided by (used in) investing activities	13,970	(224,429)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of commissions	5,141,052	50,000
Proceeds from issuance of preferred stock	450,000	550,000
Increase in insurance premium notes payable	29,404	9,490
Dividend payments	(111,940)	(11,303)
Principal payment on notes payable	(594,204)	(172,936)
Note receivable funded	(75,000)	—
Proceeds from long-term debt - related parties	80,000	1,460,000
Net cash provided by financing activities	4,919,312	1,885,251

Net increase (decrease) in cash and cash equivalents including cash and cash equivalents classified within assets related to discontinued operations	963,269	(64,927)
Net (decrease) increase in cash and cash equivalents classified within assets related to discontinued operations	(22,043)	21,077
Net increase (decrease) in cash and cash equivalents	941,226	(43,850)
Cash and cash equivalents at beginning of period	101,231	145,081
Cash and cash equivalents at end of year	$1,042,457	$101,231

See accompanying notes to consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$185,444	$215,908

Non-cash investing and financing activities
Premium finance loan payable recorded as prepaid	$104,249	$92,322
Beneficial conversion of debt discount to additional paid in capital	$70,000	$615,625
Adjustment to Goodwill for unrecorded liability assumed in the acquisition of Daily Engage Media Group, LLC	$197,500	$—
Common stock issued for acquisition of Daily Engage Media Group, LLC	$—	$429,092
Notes payable issued for acquisition of Daily Engage Media Group, LLC	$—	$380,000
Accounts receivable charged against notes payable - Daily Engage Media Group, LLC	$19,525	$125,313
Issuance of Common Stock for prepaid consulting services	$750,000	$—
Series F Preferred Stock issued in exchange for extinguishment of $2,035,000, net of discount of $662,625	$1,972,581	$—

See accompanying notes to consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Organization and Nature of Operations

Bright Mountain Media, Inc. is a Florida corporation formed on May 20, 2010. Its wholly owned subsidiaries, Bright Mountain LLC, and The Bright Insurance Agency, LLC, were formed as Florida limited liability companies in May 2011. Its wholly owned subsidiary, Bright Watches, LLC was formed as a Florida limited liability company in December 2015, and its wholly owned subsidiary Daily Engage Media Group, LLC ("DEM") was formed as a New Jersey limited liability company in February 2015. When used herein, the terms "BMTM, the "Company," "we," "us," "our" or "Bright Mountain" refers to Bright Mountain Media, Inc. and its subsidiaries.

Discontinued Operations

Management, prior to December 31, 2018, with the appropriate level of authority, determined to discontinue the operations of Black Helmet and Bright Watches effective December 31, 2018. Both these businesses comprise our identifiable segment Products. Accordingly, the Company determined that the assets and liabilities of this reportable segment met the discontinued operations criteria in Accounting Standards Codification 205-20-45, and have been classified as discontinued operations in the accompanying consolidated financial statements. See Discontinued Operations Note 5 and Subsequent Events Note 16.

 Continuing Operations

We are a digital media holding company for online assets targeting and servicing the military and public safety markets. During 2018, we delivered approximately 2.2 million advertising impressions.  These impressions include both our targeted demographic and the larger general demographic from our ad network.  Our owned websites are dedicated to providing “those that keep us safe” places to go online where they can do everything from stay current on news and events affecting them, look for jobs, share information, communicate with the public, and purchase products. We own 24 websites and manage five additional websites, for a total of 29 websites, which are customized to provide our niche users, including active, reserve and retired military, law enforcement, first responders and other public safety employees with information, news and entertainment across various platforms that has proven to be of interest and engaging to them.

During the past several years the Company has evolved to place its emphasis on not only providing quality content on our websites to drive traffic increases, but to increase the advertising revenue we generate from companies and brands looking to reach our audiences. Our ad network connects general use advertisers with approximately 200 digital publications worldwide. Bright Mountain’s websites feature timely, proprietary and aggregated content covering current events and a variety of additional subjects that are targeted to the specific, primarily young male, demographics of the individual website. Our business strategy requires us to continue to provide this quality content to our niche markets as we grow our business, operations and revenues. The Company’s focus is to launch its full-scale Ad Network Business platform, the Bright Mountain Media Ad Network Business.

On September 19, 2017, under the terms of an Amended and Restated Membership Interest Purchase Agreement with DEM, and its members, the Company acquired 100% of the membership interests of DEM. Launched in 2015, DEM is an ad network that connects advertisers with approximately 200 digital publications worldwide.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained a net loss from continuing operations of $4,131,314, a loss of $1,092,750 from discontinued operations and used cash in operating activities of $3,970,013 for the year ended December 31, 2018. The company had an accumulated deficit of $17,042,966 at December 31, 2018. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company's continuation as a going concern is dependent upon its ability to generate revenues, control its expenses and its ability to continue obtaining investment capital and loans from related parties and outside investors to sustain its current level of operations.

Management continues raising capital through private placements and is exploring additional avenues for future fund-raising through both public and private sources. The Company is not currently involved in any binding agreements to raise private equity capital.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

For Fiscal 2018 and 2017, our revenues from continuing operations have come from our advertising segment, our one reportable segment.

The consolidated financial statements include the accounts of the Company and it’s wholly owned subsidiaries. All intercompany transactions and balances have been eliminated
Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 605, "Revenue Recognition". Under these guidelines, revenue is recognized on sales transactions when all of the following exist: persuasive evidence of an arrangement did exist, delivery of product has occurred, the sales price to the buyer is fixed or determinable and collectability is reasonably assured. The Company has several revenue streams generated directly from its website and specific revenue recognition criteria for each revenue stream is as follows:

●
Advertising revenue is received directly from companies who pay the Company a monthly fee for advertising space;
●
Advertising revenues are generated by users "clicking" on website advertisements utilizing several ad network partners: Revenues are recognized, net of adjustments based on the traffic generated and is billed monthly. The Company subsequently settles these transactions with publishers at which time adjustments for invalid traffic may impact the amount collected.

Use of Estimates

Our consolidated financial statements are prepared in accordance with GAAP. These accounting principles require management to make certain estimates, judgments, and assumptions.  We believe that the estimates, judgments, and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments, and assumptions   are made. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of our consolidated financial statements as well as reported amounts of revenue and expenses during the periods presented. Our consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates included in the accompanying consolidated financial statements include revenue recognition, the fair value of acquired assets for purchase price allocation in business combinations, valuation of inventory, valuation of intangible assets, estimates of amortization period for intangible assets, estimates of depreciation period for fixed assets and the valuation of equity-based transactions, and the valuation allowance on deferred tax assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments and Fair Value Measurements

FASB ASC 820 “Fair Value Measurement and Disclosures: (“ASU 820”) defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement.

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, accrued expenses, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities. We adopted accounting guidance for fair values measurements and disclosures (ASC 820). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:
Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2:
Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

Level 3:
Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Financial instruments recognized in the consolidated balance sheets consist of cash, accounts receivable, prepaid expenses and other current assets, note receivable, accounts payable, accrued expenses and premium finance loan payable. The Company believes that the carrying value of its current financial instruments approximates their fair values due to the short-term nature of these instruments. The carrying value of long-term debt to related parties and long-term debt to others approximates the current borrowing rate for similar debt instruments.

The following are the major categories of liabilities measured at fair value on a recurring basis: as of December 31, 2018 and December 31, 2017, using significant unobservable inputs (Level 3):

Fair Value measurement using Level 3

Fair Value at December 31, 2016	$1,191,357
Long term debt added during 2017	1,840,000
Principal reductions during 2017	(160,334)
Adjustment to fair value	—
Balance at December 31, 2017	$2,871,023
Long term debt additions during 2018	90,000
Principal reductions during 2018	(2,651,179)
Adjustment to fair value	—
Balance at December 31, 2018	$309,844

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense. The Company is also subject to adjustments from traffic settlements that are deducted from open invoices.

The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 30 or net 60 days. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made. As of December 31, 2018 and 2017, the Company has recorded an allowance for doubtful accounts of $228,779 and $40,000, respectively.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of seven years for office furniture and equipment, and five years for computer equipment. Leasehold improvements are amortized over the lesser of the lease term or the useful life of the improvements.

Website Development Costs

The Company accounts for its website development costs in accordance with ASC 350-50, "Website Development Costs". These costs, if any, are included in intangible assets in the accompanying consolidated financial statements.

ASC 350-50 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application and infrastructure development stage. Upgrades or enhancements that add functionality are capitalized while other costs during the operating stage are expensed as incurred. The Company amortizes the capitalized website development costs over an estimated life of five years.

As of December 31, 2018, and 2017, all website development costs have been expensed.

Amortization and Impairment of Long-Lived Assets

Amortization and impairment of long-lived assets are non-cash expenses relating primarily to website acquisitions. The Company accounts for long-lived assets in accordance with the provisions of ASC 360, "Property, Plant and Equipment". This requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Website acquisition costs are amortized over five years. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. While it is likely that we will have significant amortization expense as we continue to acquire websites, we believe that intangible assets represent costs incurred by the acquired website to build value prior to acquisition and the related amortization and impairment charges of assets, if applicable, are not ongoing costs of doing business.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees for services in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an employee award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC Topic 505-50, "Equity-Based Payments to Non-Employees". The Company estimates the fair value of stock options by using the Black-Scholes option-pricing model. Non-cash stock-based stock option compensation is expensed over the requisite service period and are included in selling, general and administrative expenses on the accompanying statement of operations. For the year ended December 31, 2018 and 2017, non-cash stock-based stock option compensation expense was $24,128 and $108,090, respectively.

Advertising and Marketing

Advertising and marketing expenses are expensed as incurred and are included in selling, general and administrative expenses on the accompanying consolidated statement of operations. For the years ended December 31, 2018 and 2017, advertising and marketing expense was $289,018 and $307,621, respectively, of which $0 and $33,518, was attributable to continuing operations, respectively.

Income Taxes

We use the asset and liability method to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws in the period those differences are expected to reverse. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The Company follows the provisions of ASC 740-10, Income Taxes - Overall. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest and penalties associated with unrecognized tax expenses are recognized as tax expenses in the Statement of Operations.

As of December 31, 2018, tax years 2017, 2016, and 2015 remain open for Internal Revenue Service ("IRS") audit. The Company has received no notice of audit or any notifications from the IRS for any of the open tax years.

Concentrations

The Company generates revenues from through an Ad Exchange Network and through our Owned and Operated Ad Exchange Network. There are two large customers who account for approximately 22.6% of the 2018 Ad Exchange Network Revenue and approximately 33% of the Accounts Receivable at December 31, 2018.

Credit Risk

The Company minimizes the concentration of credit risk associated with its cash by maintaining its cash with high quality federally insured financial institutions. However, cash balances in excess of the FDIC insured limit of $250,000 are at risk. At December 31, 2018 and December 31, 2017, the Company had approximately $706,000 and $0, respectively, in cash balances above the FDIC insured limit. The Company performs ongoing evaluations of its trade accounts receivable customers and generally does not require collateral.

Concentration of Funding

During the year ended December 31, 2017 a large portion of the Company's funding was provided through the issuance of 12% convertible notes and the sale of shares of the Company's common stock and preferred stock to a related party officer and director, as well as to a principal shareholder.

Basic and Diluted Net Earnings (Loss) Per Common Share

In accordance with ASC 260-10, "Earnings Per Share", basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period. As of December 31, 2018, and 2017 there were 1,797,000 and 2,027,000 common stock equivalent shares outstanding as stock options, respectively; 16,319,875 and 0 common stock equivalent shares outstanding from warrants to purchase common shares, respectively, 6,844,017 and 1,475,000 common stock equivalents from the conversion of preferred stock, respectively; and 200,000 and 4,300,000 common stock equivalents from the conversion of notes payable, respectively. Equivalent shares were not utilized as the effect is anti-dilutive.

Segment Information

The Company currently operates in one reporting segment. The services segment is focused on producing advertising revenue generated by users "clicking" on website advertisements utilizing several ad network partners and direct advertisers and subscription revenue generated by the sale of access to career postings on one of our websites.

Recent Accounting Pronouncements

May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606).” ASU 2014-09, which has been modified on several occasions, provides new guidance designed to enhance the comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. The core principle of the new guidance is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The new guidance also requires disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. We have reviewed the provisions of this ASU and subsequent updates and evaluated the potential impact on our results of operations, cash flows or financial condition as well as related disclosures and management believes the impact will be nominal. As an emerging growth company, we have elected to adopt this guidance, which will go into effect on January 1, 2019, retrospectively, with a minimal cumulative adjustment.

In February 2016, the FASB issued ASU 2016-02 “Leases,” which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company will implement ASU 2016-02 in the first quarter of 2019, based on the liability as of December 31, 2018, we anticipate that approximately $338,600 will be established as a right of use asset with a similar obligation.

In June 2016, the FASB issued ASU 2016-13 “Financial Instruments – Credit Losses” which replaces the incurred loss model with a current expected credit loss (“CECL”) model. The CECL model applies to financial assets subject to credit losses and measured at amortized cost and certain off-balance sheet exposures. Under current U.S. GAAP, an entity reflects credit losses on financial assets measured on an amortized cost basis only when losses are probable and have been incurred, generally considering only past events and current conditions in making these determinations. ASU 2016-13 prospectively replaces this approach with a forward-looking methodology that reflects the expected credit losses over the lives of financial assets, starting when such assets are first acquired. Under the revised methodology, credit losses will be measured based on past events, current conditions and reasonable and supportable forecasts that affect the collectability of financial assets.

ASU 2016-13 also revises the approach to recognizing credit losses for available-for-sale securities by replacing the direct write-down approach with the allowance approach and limiting the allowance to the amount at which the security’s fair value is less than the amortized cost. In addition, ASU 2016-13 provides that the initial allowance for credit losses on purchased credit impaired financial assets will be recorded as an increase to the purchase price, with subsequent changes to the allowance recorded as a credit loss expense. ASU 2016-13 also expands disclosure requirements regarding an entity’s assumptions, models and methods for estimating the allowance for credit losses. The amendments of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted as of January 1, 2019. The Company is currently evaluating the impact the adoption of this new standard will have on its consolidated financial statements.

In January 2017, the FASB issued 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this ASU simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test and eliminating the requirement for a reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Instead, under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting.” ASU 2018-17 simplifies the accounting for share-based payments issued to nonemployees for goods and services aligning such payments with the requirements of share-based payments granted to employees. This provision supersedes ASC 505-50 and expands ASC 718 to include all share-based payment arrangements involving both nonemployees and employees. The Company has implemented ASU No. 2018-07 early and the adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

In August 2018, the FASB issued ASU 2018-13, "Fair Value Measurement (Topic 820), - Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement," which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance of the update. We do not expect the adoption of this guidance to have a material impact on our consolidated Financial Statements.

Reclassification

Certain reclassifications have been made to the December 31, 2017 consolidated balance sheet to conform to the December 31, 2018 consolidated balance sheet presentation.

NOTE 4 – ACQUISITIONS

On March 3, 2017 the Company entered into a Membership Interest Purchase Agreement with DEM, and its members Harry G. Pagoulatos, George G. Rezitis and Angelos Triantafillou (collectively, the "Members"). On September 19, 2017 the parties entered into an Amended and Restated Membership Interest Purchase Agreement which modified certain terms of the original agreement. The original agreement, as amended, is referred to as the "Daily Engage Purchase Agreement." Following the execution of the amendment, on September 19, 2017 the parties closed the transaction pursuant to which the Company acquired 100% of the membership interests of DEM in exchange for the following consideration:

NOTE 4 – ACQUISITIONS (CONTINUED)

●
$380,000 paid through the delivery of unsecured, interest free, one-year promissory notes (the "Closing Notes"). Subsequent to the acquisition, these notes were reduced by $125,313 for working capital adjustments.

●
an aggregate of 1,100,233 shares of our common stock valued at $429,092 (the "Consideration Shares"); and

●
the forgiveness of $204,411 in working capital we had previously advanced DEM.

At the request of the Members and included as part of the Closing Notes and Consideration Shares, a portion of the closing consideration, including an $165,162 principal amount Closing Note together with 275,058 Consideration Shares, were issued to Mr. Vinay Belani, a third party with whom DEM has a business relationship and are included in the above figures.

Under the terms of the Daily Engage Purchase Agreement, upon DEM achieving certain revenue and operating income tests, we agreed to issue additional consideration, if met. Management assessed the likelihood of meeting these targets and determined that it was unlikely. As a result no contingency has been recognized.

In accordance with ASC 805 “Business Combinations” the measurement period for the acquisition was for one year during which the Company reevaluated the assets acquired, liabilities assumed and the goodwill resulting from the transaction as well as the change in amortization as a result of changes in the provisional amounts as if the accounting had been completed at the acquisition date.

The allocation of the purchase price to the assets acquired and liabilities assumed based on management’s estimate of fair values at the date of acquisition and as restated was as follows:

	At Acquisition	Liability Assumed	Adjustment	Measurement Date
Tangible assets acquired	$361,770	$—	$—	$361,770
Liabilities assumed	$(562,006)	(197,500)(1)	—	(759,506)
Net liabilities assumed	$(200,236)	$(197,500)	$—	$(397,736)

Exchange platform	$50,000	$—	$(50,000)(2)	$—
Tradename	150,000	—	(118,000)(2)	32,000
Customer relationships	250,000	—	(63,000)(2)	187,000
Non-compete agreements	192,000	—	(114,000)(2)	78,000
Unallocated purchase price	446,426	197,500	345,000	988,926
Total purchase price	$1,088,426	$197,500	$—	$1,285,926

(1)
During August 2018, the Company became aware of an additional liability in the form of a settlement of a legal claim for an unpaid vendor liability which was not disclosed to the Company at the time of the acquisition. The settlement claim of $197,500 was included in accrued expenses at December 31, 2018.
(2)
A valuation was performed at the end of the measurement period to determine the fair value of acquired intangible assets as defined in ASC 820-10. The valuation and corresponding measurement of assets acquired and liabilities assumed resulted in adjustments to the provisional amounts of intangible assets recognized at the original acquisition date.

Pro forma results

The following table sets forth a summary of the unaudited pro forma results of the Company as if the acquisition of DEM which closed in September 2017, had taken place on the first day of the periods presented. These combined results are not necessarily indicative of the results that may have been achieved had the assets been acquired as of January 1, 2017.

December 31, 2017
Total revenue	$2,455,210
Total expenses	5,593,061
Net loss attributable to common shareholders	$(3,137,851)
Basic and diluted net loss per share	$(0.07)

NOTE 5 – DISCONTINUED OPERATIONS

Management, prior to December 31, 2018 with the appropriate leve or authority, determined to exit, effective December 31, 2018, its Black Helmet business line as a result of, among other things, the change in our strategic direction to a focus solely in our advertising segment. Historically revenues from our product sales segment including revenues from two of our websites that operate as e-commerce platforms, including Bright Watches and Black Helmet, as well as Bright Watches’ retail location.

Management, prior to December 31, 2018, with the appropriate level of authority, determined to discontinue the operations of Bright Mountain watches effective December 31, 2018. The decisions to exit all components of our product segment will result in these businesses being accounted for as discontinued operations. The Company has determined that the exit of the Bright Watches business requires the Company to liquidate the inventory and settle all obligations to wind down the business unit. The Company anticipates selling the inventory of remaining products at reduced prices within one year. Accordingly, the Company determined that the assets and liabilities of this reportable segment met the discontinued operations criteria in Accounting Standards Codification 205-20-45, as such the results have been classified as discontinued operations.

On March 8, 2019 the Black Helmet Apparel E-Commerce business was sold for $175,000. At December 31, 2018, $180,000 of inventory was considered held for sale and included in discontinued operations.

The detail of the consolidated balance sheets the consolidated statements of operations and consolidated cash flows for the discontinued operations is as stated below:

	Year ended December 31,
Discontinued Operations	2018	2017
Cash and Cash Equivalents	$16,747	$38,790
Inventory, net	223,000	593,224
Total Current Assets – Discontinued Operations	239,747	632,014
Property and Equipment, net	49,347	57,835
Intangible Assets, net	—	491,508
Prepaid Rents	—	50,417
Other Assets	11,123	20,906
Total Other Assets – Discontinued Operations	60,470	620,666
Total Assets - Discontinued Operations	300,217	1,252,680
Accounts Payable	127,512	264,711
Accrued Expenses	—	10,856
Deferred Rents	16,417	18,886
Total Current Liabilities – Discontinued Operations	143,929	294,453
Net Assets (Liabilities) Discontinued Operations	$156,288	$958,227

	Year ended December 31,
	2018	2017
Revenues	$1,268,657	$2,577,331
Cost of revenue	974,873	1,904,586
Gross profit	293,784	672,745

Selling general, and administrative expenses	1,388,087	1,096,744

Loss from operations - discontinued operations	(1,094,303)	(423,999)

Other income (expense)	1,553	(392)

Loss from discontinued operations	$(1,092,750)	$(424,391)

Basic and fully diluted net loss per share	$(0.02)	$(0.01)

	Year ended December 31,
Cash (used in) provided by operations for discontinued operations:	2018	2017
Loss from discontinued operations	$(1,092,750)	$(424,391)
Depreciation	13,069	12,179
Amortization of website acquisitions and intangibles	165,066	135,798
Impairment of website acquisitions and intangibles assets	326,442	61,029
Provision for bad debts	1,437	—
Product refund reserve	(21,000)	11,580
Provision for inventory reserve	(27,448)	22,448
Change in Assets and Liabilities Classified as Discontinued Operations:
Inventory	457,759	426,688
Deposits	8,765
Prepaid rents	50,417	46,523
Accounts payable	(137,200)	197,351
Accrued Expenses	(10,856)	10,151
Deferred Rents	(2,468)	18,886
Change in cash (used in) provided by discontinued operations	$(268,767)	$518,242
Cash used in investing activities for discontinued operations:
Purchase of property and equipment included in discontinued operations	$—	$(16,299)

Net decrease in cash and cash equivalents from discontinued operations	$(22,043)	$21,077

NOTE 6– PREPAID COSTS AND EXPENSES

At December 31, 2018 and December 31, 2017, prepaid expenses and other current assets consisted of the following:

	December 31,
	2018	2017
Prepaid Insurance	$101,206	$92,322
Current portion of prepaid service agreements	510,000	-
Prepaid Expenses and Other Current Assets	$611,206	$92,322

NOTE 7 – PROPERTY AND EQUIPMENT

At December 31, 2018 and December 31, 2017, property and equipment consisted of the following:

	December 31,		Depreciable Life
	2018	2017	(Years)
Furniture and Fixtures	$36,374	$51,411	3-5
Computer Equipment	57,112	56,142	3
Total Property and Equipment	93,486	107,553
Less: Accumulated Depreciation	(88,022)	(75,648)
Total Property and Equipment, net	$5,464	$31,905

Depreciation expense was $26,289 and $26,129, with $13,220 and $13,950 attributable to continuing operations for the years ending December 31, 2018 and 2017, respectively.

NOTE 8 –WEBSITE ACQUISITION AND INTANGIBLE ASSETS.

At December 31, 2018 and 2017, respectively, website acquisitions, net consisted of the following:

	2018	2017
Website Acquisition Assets	$1,116,846	$1,166,846
Less: accumulated amortization	(802,709)	(666,101)
Less: accumulated impairment loss	(200,396)	(200,396)
Website Acquisition Assets, net	$113,741	$300,349

At December 31, 2018 and 2017, respectively, intangible assets, net consisted of the following:

	Useful Lives	2018	2017
Tradename	5 years	$32,000	$150,000
Customer relationships	5 years	187,000	250,000
Non-compete agreements	5-8 years	78,000	192,000
Total Intangible Assets		297,000	592,000
Less: accumulated amortization		(75,883)	(22,666)
Intangible assets, net		$221,117	$569,334

Amortization expense for the years ended December 31, 2018 and 2017 was $355,015 and $327,529, respectively, of which $165,066 and $135,798 was attributed to discontinued operations, respectively, related to both the website acquisition costs and the intangibles.

Included in discontinued operations are impairment losses for the years ended December 31, 2018 and 2017 was $326,442 and $61,029, respectively. See Note 5 for further discussion.

NOTE 9 – ACCRUED EXPENSES

At December 31, 2018 and 2017, respectively, accrued expenses consisted of the following:

	Year ended December 31,
	2018	2017
Contingency accrued for DEM payable settlement	$197,690	$—
Accrued dividends	25,548	—
Accrued interest	361	12,500
Accrued legal fees	94,200	77,500
Other accrued expenses	51,979	—
Accrued traffic settlements	95,254	—
Total Accrued Expenses	$465,032	$90,000

NOTE 10 – NOTES PAYABLE

Long term debt to related parties

Between September 2016 and August 2017, the Company issued a series of convertible notes payable to an executive officer and a major shareholder totaling $2,035,000. The notes mature five years from issuance at which time all principal and interest are payable. Interest rates on the notes ranged from 6% to 12% and the notes were convertible at any time prior to maturity at conversion prices ranging from $0.40 to 0.50 per share. The Company recognized a beneficial conversion feature when the fair value of the underlying common stock to which the note is convertible into was in excess of the face value of the note. For notes payable under this criteria the intrinsic value of the beneficial conversion features was recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is being amortized to interest over the five-year life of the note using the effective interest method.

On November 7, 2018 the Company entered into a Note Exchange Agreement with Mr. W. Kip Speyer, our CEO and member of our Board of Directors, pursuant to which we exchanged our convertible notes for three new series of preferred stock as outlined below:

●
$1,075,000 principal amount and accrued but unpaid interest due Mr. Speyer under 12% Convertible Promissory Notes maturing between September 26, 2021 and April 10, 2022 for 2,177,233 shares of our newly created Series F-1 Convertible Preferred Stock in full satisfaction of those notes;

●
$660,000 principal amount and accrued but unpaid interest due Mr. Speyer under 6% Convertible Promissory Notes maturing between April 19, 2022 and July 27, 2022 for 1,408,867 shares of our newly created Series F-2 Convertible Preferred Stock in full satisfaction of those notes.

●
$300,000 principal amount and accrued but unpaid interest due Mr. Speyer under 10% Convertible Promissory Notes maturing between August 1, 2022 and August 30, 2022 for 757,197 shares of our newly created Series F-3 Convertible Preferred Stock in full satisfaction of those notes.

The Company determined the value of the preferred shares using a third party valuation expert. The summary of the Exchange Transaction as of November 7, 2018 is as follows:

Fair value of preferred Series F-1	$995,076
Fair value of preferred Series F-2	643,904
Fair value of preferred Series F-3	333,601
Total consideration	1,972,581

Principal balance of convertible notes	2,035,000
Accrued interest	20,963
Discount on convertible notes	(662,615)
Net Carrying value of debt extinguished	$1,393,348

Loss on extinguishment of debt	$579,233

During November 2018 the Company issued 10% convertible promissory notes in the amount of $80,000 to a related party, to our Chief Executive Officer.  The notes mature five years from issuance and is convertible at the option of the holder into shares of common stock at any time prior to maturity at a conversion price of $0.40 per share.  A beneficial conversion feature exists on the date the convertible notes were issued whereby the fair value of the underlying common stock to which the notes are convertible into is in excess of the face value of the note of $70,000.

The principal balance of these notes payable was $80,000 and $2,035,000 at December 31, 2018 and December 31, 2017, respectively and discounts recognized upon respective origination dates as a result of the beneficial conversion feature total $68,312 and $1,018,125. At December 31, 2018 and 2017, the total convertible notes payable to related party net of discounts was $11,688 and $1,198,893, respectively.

Interest expense for note payable to related party was $174,588 and $154,499 for the years ended December 31, 2018 and 2017, respectively and discount amortization was $196,375 and $168,613, respectively.

Long-term debt

On November 30, 2016, the Company entered into a promissory note agreement with an unaffiliated party in the principal amount of $500,000. The note was unsecured and carries an interest rate of 10% per annum payable in arrears at maturity. An amendment made on September 30, 2017 reduced the interest rate from the original 25% to 10%. In addition, the note holder reduced the accrued interest due under the note from approximately $106,000 to $50,000 at September 20, 2017. This reduction in accrued interest of approximately $56,000 reduced interest expense for the year ended December 31, 2017. The maturity date was amended and extended from the former maturity date of April 30, 2018 to December 31, 2018 and may be prepaid at any time without notice or prepayment penalty. During the year ended December 31, 2018 the note balance was paid in full.

The Company has a note payable originating from a prior website acquisition. At the time of the acquisition, the Company agreed to pay $150,000, payable monthly in an amount equal to 30% of the net revenues from the website, when collected, with the total amount of the earn out to be paid by January 4, 2019. The Company recorded the future monthly payments totaling $150,000 at a present value of $117,268, net of a discount of $32,732. The present value was calculated at a discount rate of 12% using the estimate future revenues. The balance of the note payable at December 31, 2018 and 2017, was $57,181 and $67,334 net of discounts of $0 and $11,820 respectively.

The Company assumed certain notes upon the DEM acquisition on September 19, 2017. The note balances assumed were $123,913, and as of December 31, 2017, the note balance was paid off. The Company amortized $12,811 of debt discount on the notes payable assumed from DEM upon full repayment of these notes payable as of December 31, 2017.

In connection with the acquisition of DEM, the Company issued promissory notes totaling $380,000. The notes have no stated interest rate and matured on September 19, 2018 and the Company is in default pending the final outcome of the legal matters. The balance of the notes payable at December 31, 2018 and 2017 were $165,162 and $254,687, respectively. This note was not paid off by the maturity date due to pending litigation. See further discussion in Note 11, under Legal.

At December 31, 2018 and 2017 a summary of the Company's debt is as follows:

	December 31, 2018 Balance	December 31, 2017 Balance
$500,000 10% Promissory Note with an unaffiliated party issued on November 30, 2016, maturing and repaid by December 31, 2018.	$—	$500,000
$150,000 non-interest bearing Note Payable issued on January 6, 2016 for the acquisition of the WarIsBoring.com website maturing on January 4, 2019	57,181	67,334
Non-interest bearing Promissory Note issued for the DEM acquisition on September 19, 2017 which matured on September 19, 2018. The original note was $380,000 of which $35,000 was reclassified in 2018 to the Service Agreement listed below.	165,162	254,687
$45,000 non-interest bearing Note Payable issued on August 23, 2018 and maturing on April 23, 2019 associated with a Service Agreement through August 23, 2020.	7,501	—
Total Debt	$229,844	$822,021
Less Short Term Debt	229,844	767,071
Long Term Debt	$—	$54,950

  The minimum annual principal payments of notes payable at December 31, 2018 were:

2019	$229,844

Interest expense for notes payable was $34,070 and $59,768 for the years ended December 31, 2018 and 2017, respectively and discount amortization was $10,910 and $23,772, respectively.

NOTE 11 –PREMIUM FINANCE LOANS PAYABLE

Premium Finance Loan Payable

The Company generally finances its annual insurance premiums through the use of short-term notes, payable in 10 equal monthly installments. Coverages financed include Directors and Officers and Errors and Omissions with premiums financed in 2018 of $92,537 and $63,999, respectively.

Total Premium Finance Loan Payable balance for all of the Company's policies was $92,537 at December 31, 2018 and $63,133 at December 31, 2017.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its corporate offices at 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487 under a long-term non-cancellable lease agreement expiring on October 31, 2021. The lease terms required base rent payments of approximately $7,260 per month for the first twelve months commencing in September 2018, with a 3% escalation each year. Included in other assets is a required security deposit of $18,100. Rent is all-inclusive and includes electricity, heat, air-conditioning, and water.

The Company leases retail space for its product sales division at 4900 Linton Boulevard, Bay 17A, Delray Beach, FL 33445 under a two long-term, non-cancellable lease agreement, which contain renewal options. The leases commenced in January 2017 and are in effect for a period of five years. Minimum base rentals total approximately $6,000 per month, escalating 3% per year thereafter. The Company also provided a $10,000 security deposit and prepaid $96,940 in future rents on the facility through the funding of certain leasehold improvements. The Company has discontinued all retail operations and has made a settlement with the landlord to terminate the lease of approximately $52,000 which is included in accrued expenses. See Discontinued Operations Note 5.

On December 16, 2016, with an effective date of December 15, 2016 under the terms of the Asset Purchase Agreement, we acquired the assets constituting the Black Helmet apparel business including various website properties and content, social media content, inventory and other intellectual property right (See Note 8). We also acquired the right to assume the lease of their warehouse facility consisting of approximately 2,667 square feet. The lease was renewed for a three-year term in April 2016 with an initial base rental rate of $1,641 per month, escalating at approximately 3% per year thereafter. The Company has notified the landlord of its intent to vacate the premises on or before March 31, 2019. See Discontinued Operations Note 5.

Future minimum lease commitments due for facilities under non-cancellable operating leases at December 31, 2018 are as follows:

Operating Leases
2019	$109,582
2020	112,763
2021 and thereafter	115,642
Total minimum lease payments	$337,987

Rent expense for the years ended December 31, 2018 and 2017 was $350,974 and $246,127 of which $132,891 and $139,987 are from continuing operations, respectively. Rent commitments have decreased because two leases were not renewed and the Company down sized the space rented at its corporate headquarters.

Legal

Effective July 18, 2018 we terminated the employment agreements with each of Messrs. Harry G. Pagoulatos and George G. Rezitis for cause. Messrs. Pagoulatos and Rezitis had been employed by us as chief operating officer and chief technology officer, respectively, of our DEM subsidiary since our acquisition of that company in September 2017. Mr. Todd Speyer, our Vice President, Digital and a member of our board of directors, have assumed operating responsibilities for DEM. While the malfeasance of Messrs. Harry G. Pagoulatos and George G. Rezitis giving rise to their for-cause termination adversely affected our results of operations for the second and third quarters, we do not expect that these terminations will result in any material, long-term change in the operations of DEM.

In July of 2018, Messrs. Pagoulatos and Rezitis, along with a third party who had been a minority owner in DEM prior to our acquisition of that company, filed a Complaint in the U.S. District Court, District of New Jersey (case number 2: l 8-cv-11357-ES-SCM) against our Company and our Chief Executive Officer, seeking compensatory and punitive damages and attorneys' fees, among other items, and alleging, among other items, fraud and breach of contract. We vehemently deny all allegations in the complaint and believe them to be without merit. We filed a Motion to Dismiss this case for a multitude of reasons including, but not restricted to, failure to state a cause of action and jurisdictional and venue arguments as the acquisition and employment agreements provides that any dispute should be heard in either the state or local courts of Palm Beach County, Florida. This Motion to Dismiss has been pending and ripe for a decision since October 2018. At the appropriate juncture, we also intend to serve a Rule 11 Motion for Sanctions based upon the fact that the Complaint contains frivolous arguments or arguments with no evidentiary support.

In connection with the DEM acquisition, the Company entered into three-year employment agreements with two former members of the entity. Under these agreements, the Company was obliged to pay base salaries of $65,000 and $70,000, respectively to the employees with an increase to $75,000 each in the second year of the agreement as well as bonuses to be paid at the discretion of the board of directors.

As described above, the principles of DEM failed to disclose an obligation of approximately $300,000 at closing. The obligation, which has been reduced to approximately $200,000, is included in accrued expenses at December 31, 2018 and the net assets acquired from DEM have been adjusted as disclosed in Note 4. A lawsuit has been filed in New York state court to collect this obligation. We intend to vigorously defend this motion.

From time-to-time, we may be involved in litigation or be subject to claims arising out of our operations or content appearing on our websites in the normal course of business. Although the results of litigation and claims cannot be predicted with certainty, we currently believe that the final outcome of these ordinary course matters will not have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on our company because of defense and settlement costs, diversion of management resources and other factors. See Part II, Item I, Legal Proceedings for further discussion.

Other Commitments

On September 5, 2018 the Company entered into a Master Services Agreement with Kubient, Inc. pursuant to which it will provide its programmatic technology platform to us on a nonexclusive basis for the purpose of managing our programmatic business partners. The Company did not pay anything to Kubient, Inc. for the year ended December 31, 2018 for its platform. The Company has provided advertising services to Kubient and at December 31, 2018 the Company is owed $108,817 and a note receivable of $75,000 and we have reserved a total of $136,000 against these balances. On September 28, 2018 Bright Mountain Media, Inc. entered into a non-binding letter of intent with Kubient, Inc. pursuant to which we may acquire Kubient, Inc. in an all stock transaction. The Company has completed the due diligence process and has made a determination that it will not pursue the acquisition of Kubient, Inc.

On September 6, 2017 Bright Mountain Media, Inc. entered into a five-year Consulting Agreement with the Spartan Capital Securities, LLC ("Spartan Capital"), a broker-dealer and member of FINRA, which under its terms would not become effective until the closing of the private placement in which Spartan Capital served as placement agent as described below. The Consulting Agreement became effective on September 28, 2018 and, accordingly, Spartan Capital was engaged to provide advisory services including, but not limited to advice and input with respect to raising capital, assisting us with strategic introductions, and assisting management with enhancing corporate and shareholder value. The consulting agreement calls for an initial fee of $200,000 as consideration for the termination of a prior agreement between the Company and Spartan. The consulting agreement also calls for payments of $5,000 per month for a term of 60 months to be prepaid upon the effective date of the agreement. In addition, the Company issued Spartan Capital 1,000,000 shares of our common stock (the "Consulting Shares") in accordance with the consulting agreement.

On September 6, 2017 we also entered into a five-year M&A Advisory Agreement with Spartan Capital which became effective on September 28, 2018 upon the completion of the private placement for sixty months. Under the terms of the agreement, Spartan Capital will provide consulting services to us related to potential mergers or acquisitions, including candidates, valuations and transaction terms and structures. As consideration for the M&A advisory service we paid Spartan Capital a fee of $500,000 on the effective date of the agreement.

●
The $200,000 initial consulting fee was expensed upon payment and is included in selling, general and administrative expenses for the year ended December 31, 2018.

●
Consulting fees consisting of $300,000 in cash and 1,000,000 shares of common stock valued at $750,000 as well as the $500,000 M&A advisory fee are considered prepaid expenses. Total prepaid service/consulting fees, net were $1,472,500, of which $310,000 is considered short-term and is included in prepaid expenses and other current assets as of December 31, 2018. These prepaid expenses are being amortized over 60 months, the term of the respective agreements. The amortization expense was $77,500 for the year ended December 31, 2018.

For the 36 months from the final closing of this private placement, Spartan Capital has certain rights of first refusal if we decide to undertake a future private or public offering or if we decide to engage an investment banking firm.

The Company granted the purchasers in the offering demand and piggy-back registration rights with respect to the shares of our common stock included in the Units and the shares of common stock issuable upon the exercise of the Private Placement Warrants. In addition, the Company agreed to file a resale registration statement within 120 days following the final closing of this offering covering the shares of common stock issuable upon the exercise of the Private Placement Warrants included in the Units. If the Company should fail to timely file this resale registration statement, then within five business days of the end of month we will pay the holders an amount in cash, as partial liquidated damages, equal to 2% of the aggregate purchase price paid by the holder for each 30 days, or portion thereof, until the earlier of the date the deficiency is cured or the expiration of six months from filing deadline . The Company will keep any such registration statement effective until the earlier of the date upon which all such securities may be sold without registration under Rule 144 promulgated under the Securities Act or the date which is six months after the expiration date of the Private Placement Warrants. We are obligated to pay all costs associated with this registration statement, other than selling expenses of the holders.

On December 11, 2018 we entered into an Uplisting Advisory and Consulting Agreement with Spartan Capital pursuant to which Spartan Capital will provide (i) advice and input with respect to strategies to accomplish an uplisting of our common stock to the Nasdaq Capital Market or NYSE American LLC or another national securities exchange, and the implementation of such strategies and making introductions to facilitate the uplisting, (ii) advice and input with respect to special situation and restructuring services, including debtor and creditor advisory services, and (iii) sell-side advisory services with respect to the sale and disposition of non-core businesses and assets, including facilitating due diligence and identifying potential buyers and strategic partners and positioning these businesses and assets to maximize value. We paid Spartan Capital a fee of $200,000 for its services under this agreement which is for a 12 month term beginning on the closing date of the offering. The agreement also provides that we will reimburse Spartan Capital for reasonable out-of-pocket expenses, which we must approve in advance. The Company has included this payment in prepaid expense at December 31, 2018 and it will be amortized over a twelve-month period.

The Company entered into an Executive Employment Agreement with our Chief Executive Officer, with an effective date of June 1, 2014. Under the terms of this agreement, the Company will compensate the Chief Executive Officer with a base salary of $75,000 annually, and he is entitled to receive discretionary bonuses as may be awarded by the Company's board of directors from time to time. The initial term of the agreement is three years, and the Company may extend it for an additional one-year period upon written notice at least 180 days prior to the expiration of the term. The Company amended this agreement April 1, 2017 for an additional term of three years. The Chief Executive Officer's base annual salary was increased to $165,000 upon recommendation of the Compensation Committee of the board of directors. The employment agreement contains customary non-compete and confidentiality provisions. The Company also agreed to indemnify the Chief Executive Officer pursuant to the provisions of the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-laws.

NOTE 13 – PREFERRED STOCK

The Company has authorized 20,000,000 shares of preferred stock with a par value of $0.01 (the "Preferred Stock"), issuable in such series and with such designations, rights and preferences as the board of directors may determine. The Company's board of directors has previously designated five series of preferred stock, consisting of 10% Series A Convertible Preferred Stock ("Series A Stock"), 10% Series B Convertible Preferred Stock ("Series B Stock"), 10% Series C Convertible Preferred Stock ("Series C Stock"), 10% Series D Convertible Preferred Stock ("Series D Stock") and 10% Series E Convertible Preferred Stock ("Series E Stock").

On November 5, 2018 we filed Articles of Amendment to our Amended and Restated Articles of Incorporation, as amended, which:

●
returned 1,000,000 shares of previously designated 10% Series B Convertible Preferred Stock, 2,000,000 shares of previously designated 10% Series C Convertible Preferred Stock and 2,000,000 shares of previously designated 10% Series D Convertible Preferred Stock to the status of authorized but undesignated and unissued shares of our blank check preferred stock as there were no shares of any of these series outstanding and no intention to issue any such shares in the future; and

●
created three new series of preferred stock, 12% Series F-1 Convertible Preferred Stock (“Series F-1”) consisting of 2,177,233 shares, 6% Series F-2 Convertible Preferred Stock (“Series F-2”) consisting of 1,408,867 shares, and 10% Series F-3 Convertible Preferred Stock (“Series F-3”) consisting of 757,917 shares.

The designations, rights and preferences of the Series F-1, Series F-2 and Series F-3 are identical, other than the dividend rate, liquidation preference and date of automatic conversion into shares of our common stock.

The Series F-1 pays dividends at the rate of 12% per annum and automatically converts into shares of our common stock on April 10, 2022. The Series F-2 pays dividends at the rate of 6% per annum and automatically converts into shares of our common on July 27, 2022. The Series F-3 pays dividends at the rate of 10% per annum and automatically converts into shares of our common stock on August 30, 2022. Additional terms of the designations, rights and preferences of the Series F-1, Series F-2 and Series F-3 include:

●
the shares have no voting rights, except as may be provided under Florida law;

●
the shares pay cash dividends subject to the provisions of Florida law at the dividend rates set forth above, payable monthly in arrears;

●
the shares are convertible at any time at the option of the holder into shares of our common stock on a 1:1 basis. The conversion ratio is proportionally adjusted in the event of stock splits, recapitalization or similar corporate events. Any shares not previously converted will automatically convert into shares of our common stock on the dates set forth above;

●
the shares rank junior to our 10% Series A Convertible Preferred Stock and our 10% Series E Convertible Preferred Stock;

●
in the event of a liquidation or winding up of the Company, the shares have a liquidation preference of $0.50 per share for the Series F-1, $0.50 per share for the Series F-2 and $0.40 per share for the Series F-3; and

●
the shares are not redeemable by the Company.

At December 31, 2018, there were 0 shares of Series A Stock and 2,500,000 shares of Series E Stock and 4,344,017 shares of Series F Stock issued and outstanding. There are no shares of Series B Stock, Series C Stock or Series D Stock issued and outstanding.

The Series A Stock is senior to all other classes of the Company's securities and has a stated value of $0.50 per share. Holders of shares of Series A Stock are entitled to the payment of a 10% dividend payable in shares of the Company’s common stock at a rate of one share of common stock for each 10 shares of Series A Stock, payable annually the 10th business day of January. The shares of Series A Stock are redeemable at the Company's option upon 20 days’ notice for an amount equal to the amount of capital invested. On the 10th business day of January 2018 there were 10,000 shares of common stock dividends owed and payable to the Series A Stockholder of record as dividends on the Series A Stock. These preferred shares automatically converted into common shares on December 30, 2018 as defined above.

On September 6, 2017, the board of directors designated 2,500,000 shares of Preferred Stock as Series E Stock, which such designation was amended on September 29, 2017. Holders of shares of Series E Stock are entitled to 10% dividends, payable monthly as may be permitted under Florida law out of funds legally available therefor. The shares of Series E Stock rank senior to any other class of our equity securities, except for the Series A Stock, have a liquidation preference of $0.40 per share and are not redeemable.

The remaining designations, rights and preferences of each of the Series A Stock and Series E Stock are identical, including (i) shares do not have voting rights, except as may be permitted under Florida law, (ii) are convertible into shares of our common stock at the holder's option on a one for one basis, (iii) are entitled to a liquidation preference equal to a return of the capital invested, and (iv) each share will automatically convert into shares of common stock five years from the date of issuance or upon a change in control. Both the voluntary and automatic conversion formulas are subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

During 2018, Mr. W. Kip Speyer, the Company’s Chairman and Chief Executive Officer, purchased an aggregate of 1,125,500 shares of the Company’s Series E Convertible Preferred Stock at a purchase price of $0.40 per share. The designations, rights and preferences of Series E Stock are described in Note 12.

In 2017, Mr. W. Kip Speyer, the Company’s Chairman and Chief Executive Officer, purchased an aggregate of 1,250,000 shares of Series E Stock at a purchase price of $0.40 per share.

During 2017, Mr. Richard Rogers, a director of the Company, purchased an aggregate of 125,000 shares of the Company’s 10% Series E Convertible Preferred Stock at a purchase price of $0.40 per share.

Dividends for Series E and F Convertible Preferred Stock paid to Mr. W. Kip Speyer were $107,294 and $11,164 during the years ended December 31, 2018 and 2017, respectively.

NOTE 14 – COMMON STOCK

A)
Stock Issued for cash

During 2018, the Company sold an aggregate of 14,836,250 units of its securities to 106 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D resulting in gross proceeds to the Company of $5,934,500.  Each unit, which was sold at a purchase price of $0.40, consisted of one share of common stock and one five-year warrant to purchase one share of common stock at an exercise price of $0.65 per share.  Spartan Capital, served as placement agent for the Company in this offering.  As compensation for its services, the Company paid Spartan Capital commissions and other fees totaling $793,450, and issued Spartan Capital Placement Agents Warrants to purchase an aggregate of 1,483,625 shares of our common stock, including the cash commission and Placement Agent Warrants issued pursuant to the final closing on November 30, 2018 included in the Company’s consolidated statement of changes in shareholders’ equity for the year ended December 31, 2018. We used $1.0 million of these proceeds from this final closing for the payment of the fees due Spartan Capital under the terms of the Consulting Agreement and M&A Advisory Agreement described in Note 11, and are using the balance for general working capital. Under the terms of the agreement the Company agreed to file a resale registration agreement within 120 days after the final closing of the offering covering the common stock shares issuable upon exercise of the Private Placement Warrants included in the Units. The Company did not file the resale registration agreement timely and has an obligation $3,260 per day that the filing is delinquent.

In August 2017 the Company issued 125,000 shares of its common stock for $50,000 or $0.40 per share to a private investor.

B)
Stock issued for services

The Company issued Spartan Capital 1,000,000 shares of our common stock based on the fair value at the date of grant, or $0.75 a share valued at $750,000 (the "Consulting Shares") in accordance with the consulting agreement. See Commitments and Contingencies Note 11.

In September 2018, the Company issued 10,000 shares of common stock to a consultant for services rendered based on the fair value at the date of grant, or $0.75 a share valued at $7,500.

On April 25, 2017, the Company issued to the Company’s employees 28,500 shares of its common stock with a fair value $22,800 on the date of issuance for compensation to employees and officers.

On January 16, 2017 the Company issued 3,600 shares to a consultant at $0.85 per share valued at $3,060 for services rendered. The Company valued these common shares based on a fair value on the date of the grant.

C)
Stock issued for acquisitions

On September 19, 2017, the Company issued 1,100,233 shares of its common stock in connection the acquisition of the DEM Group, LLC - (See Note 3). The common shares were valued at $429,092 or $0.85 per share, based on the fair value on the date of issuance.

D)
Stock issued for dividends

In January 2017, the Company issued 10,000 shares of its common stock as dividends to the holder of its Series A preferred stock.

Stock Option Compensation

The Company accounts for stock option compensation issued to employees for services in accordance with ASC Topic 718, “Compensation – Stock Compensation”. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an employee award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASU No. 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” . The Company estimates the fair value of stock options by using the Black-Scholes option-pricing model.

Stock options issued to consultants and other non-employees as compensation for services provided to the Company are accounted for based on the fair value of the services provided or the estimated fair market value of the option, whichever is more reliably measurable in accordance with FASB ASC 505, Equity, and FASB ASC 718, including related amendments and interpretations. The related expense is recognized over the period the services are provided.

On April 20, 2011, the Company's board of directors and majority stockholder adopted the 2011 Stock Option Plan (the "2011 Plan"), to be effective on January 3, 2011. The Company has reserved for issuance an aggregate of 900,000 shares of common stock under the 2011 Plan. The maximum aggregate number of shares of Company stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 180,000 shares. On April 1, 2013, the Company's board of directors and majority stockholder adopted the 2013 Stock Option Plan (the "2013 Plan"), to be effective on April 1, 2013. The Company has reserved for issuance an aggregate of 900,000 shares of common stock under the 2013 Plan. As of December 31, 2018, 132,000 shares were remaining under the 2013 Plan for future issuance.

On May 22, 2015, the Company's board of directors and majority stockholder adopted the 2015 Stock Option Plan (the "2015 Plan"), to be effective on May 22, 2015. The Company has reserved for issuance an aggregate of 1,000,000 shares of common stock under the 2015 Plan. As of December 31, 2018, 375,000 shares were remaining under the 2015 Plan for the future issuance.

The purpose of the 2011 Plan, 2013 Plan, and 2015 Plan (the “Plans” are to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the 2015 Plan, the Company is authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long-term incentive awards. The Company's board of directors will administer the 2011 Plan until such time as such authority has been delegated to a committee of the board of directors. The material terms of each option granted pursuant to the 2011 Plan by the Company shall contain the following terms: (i) that the purchase price of each share purchasable under an incentive option shall be determined by the Committee at the time of grant, (ii) the term of each option shall be fixed by the Committee, but no option shall be exercisable more than 10 years after the date such option is granted and (iii) in the absence of any option vesting periods designated by the Committee at the time of grant, options shall vest and become exercisable in terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. As of December 31, 2018, 9,000 shares were remaining under the 2011 Plan for future issuance.

On September 1, 2017 the Company granted 10,000 ten-year stock options, which have an exercise price of $0.50 per share. The aggregate fair value of these options was computed at $1,840 or $0.184 per option.

The Company estimates the fair value of share-based compensation utilizing the Black-Scholes option pricing model, which is dependent upon several variables such as the expected option term, expected volatility of our stock price over the expected option term, expected risk-free interest rate over the expected option term, expected dividend yield rate over the expected option term, and an estimate of expected forfeiture rates.

The Company believes this valuation methodology is appropriate for estimating the fair value of stock options granted to employees and directors, which is subject to ASC Topic 718 requirements. These amounts are estimates and thus may not be reflective of actual future results, nor amounts ultimately realized by recipients of these grants. The Company recognizes share-based compensation expense on a straight-line basis over the requisite service period for each award. The following table summarizes the assumptions the Company utilized to record compensation expense for stock options granted during the year ended December 31, 2017:

Assumptions:	2017
Expected term (years)	6.25
Expected volatility	52%
Risk-free interest rate	1.99%
Dividend yield	0%
Expected forfeiture rate	0%

The expected life is computed using the simplified method, which is the average of the vesting term and the contractual term. The expected volatility is based on an average of similar public company’s historical volatility, as the Company's common stock is quoted in the over the counter market on the OTCQB Tier of the OTC Markets, Inc. The risk-free interest rate is based on the U.S. Treasury yields with terms equivalent to the expected term of the related option at the time of the grant. Dividend yield is based on historical trends. While the Company believes these estimates are reasonable, the compensation expense recorded would increase if the expected life was increased, a higher expected volatility was used, or if the expected dividend yield increased.

No options were granted during the year ended December 31, 2018

The Company recorded $24,128 and $108,090 of stock option expense for the year ended December 31, 2018 and December 31, 2017 respectively. The stock option expense for year ended December 31, 2018 and 2017 has been recognized as a component of general and administrative expenses in the accompanying consolidated financial statements.

As of December 31, 2018 there were total unrecognized compensation costs related to non-vested share-based compensation arrangements of $11,678 to be recognized through December 2020.

A summary of the Company's stock option activity during the years ended December 31, 2018 and 2017 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2016	2,281,000	0.47	6.8	795,185
Granted	10,000	0.50	—	—
Exercised	—	—	—	—
Forfeited	(264,000)	0.80	—	(92,034)
Expired	—	—	—	—
Balance Outstanding, December 31, 2017	2,027,000	$0.42	5.5	$73,770
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	(230,000)	0.22	2.58	122,496
Expired	—	—	—	—
Balance Outstanding, December 31, 2018	1,797,000	$0.44	5.1	$4,584,340
Exercisable at December 31, 2018	1,681,500	$0.44	5.2	$4,322,980

Summarized information with respect to options outstanding under the two option plans at December 31, 2018 is as follows:

	Options Outstanding			Options Exercisable
Range or Exercise Price	Number Outstanding	Remaining Average Contractual Life (In Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
0.14 - 0.24	540,000	2.7	$0.14	540,000	$0.14
0.25 - 0.49	351,000	4.7	$0.28	351,000	$0.28
0.50 - 0.85	906,000	6.7	$0.68	790,500	$0.67
	1,797,000	5.1	$0.44	1,681,500	$0.44

Summarized information with respect to options outstanding under the three option plans at December 31, 2017 is as follows:

	Options Outstanding			Options Exercisable
Range or Exercise Price	Number Outstanding	Remaining Average Contractual Life (In Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
0.14 - 0.24	720,000	3.0	$0.14	720,000	$0.14
0.25 - 0.49	351,000	5.2	$0.28	351,000	$0.29
0.50 - 0.85	956,000	7.4	$0.68	706,500	$0.67
	2,027,000	5.5	$0.42	1,777,500	$0.38

NOTE 15 – RELATED PARTIES

As discussed more fully in Note 8, section titled “Long Term Debt to Related Parties, net”, in 2017, the Company issued a series of convertible promissory notes to our Chief Executive Officer totaling $1,460,000. These notes have a conversion price ranging from $0.50 per share to $0.40 per share and resulted in the recognition of a beneficial conversion feature recorded as a debt discount. These notes payable total $1,198,893 at December 31, 2017 net of their unamortized debt discount of $836,107.

On November 7, 2018 the Company entered into a Note Exchange Agreement with Mr. W. Kip Speyer, our CEO and member of our Board of Directors, pursuant to which we exchanged our convertible notes for three new series of preferred stock. See further discussion in Note 8 Notes Payable for more details regarding the Note Exchange Agreement and Exchange Transaction.

During November 2018, Mr. w. Kip Speyer, the Company’s Chairman and Chief Executive Officer, entered into two convertible note agreements with the company totaling $80,000. These notes have a conversion price of $0.40 per share and resulted in the recognition of a beneficial conversion feature recorded as a debt discount. These notes payable total $11,688 at December 31, 2018. The notes are reported net of their unamortized debt discount of $68,312 as of December 31, 2018.

During 2018, Mr. W. Kip Speyer, the Company’s Chairman and Chief Executive Officer, purchased an aggregate of 1,125,500 shares of the Company’s Series E Convertible Preferred Stock at a purchase price of $0.40 per share. The designations, rights and preferences of Series E Stock are described in Note 12.

During 2017, Mr. W. Kip Speyer, the Company’s Chairman and Chief Executive Officer, purchased an aggregate of 1,250,000 shares of the Company’s Series E Convertible Preferred Stock at a purchase price of $0.40 per share. The designations, rights and preferences of Series E Stock are described in Note 12.

During 2017, Mr. Richard Rogers, a director of the Company, purchased an aggregate of 125,000 shares of the Company’s Series E Convertible Preferred Stock at a purchase price of $0.40 per share. The designations, rights and preferences of Series E Stock are described in Note 12.

In 2018 and 2017 we paid cash dividends on these outstanding shares of the Company’s Series E and F Preferred Stock of $83,232 and $29,707, and $11,303 for W Kip Speyer and Rich Rogers, respectively.

NOTE 16 – INCOME TAXES

The Tax Cuts and Jobs Act (the “TCJA”) was enacted on December 22, 2017. The TCJA, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, effective as of January 1, 2018; limitation of the tax deduction for interest expense; limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, in each case, for losses arising in taxable years beginning after December 31, 2017 (though any such tax losses may be carried forward indefinitely).

For the years ended December 31, 2018 and 2017 there was no provision for income taxes and deferred tax assets have been entirely offset by valuation allowances.

As of December 31, 2018, the Company has net operating loss carry forwards of approximately $14,442,460. The Company's net operating loss carry forwards may be subject to annual limitations if the Company experiences a change of ownership as defined in Section 382 of the Internal Revenue Code.  The Company has not conducted a study to determine if a change of ownership has occurred.

At December 31, 2018 and 2017 the Company has not recorded any liability for uncertain tax positions.

The tax effect of significant components of the Company's deferred tax assets and liabilities at December 31, 2018 and 2017, are as follows:

	Year ended December 31,
	2018	2017
Deferred tax assets:
Net operating loss carryforward	$3,158,471	$2,473,817
Book to tax difference – intangible assets	(45,206)	22,779
Stock option expense	—	88,553
Accounts receivable	67,512	—
Total gross deferred tax assets	3,180,777	2,585,149
Less: Deferred tax asset valuation allowance	(3,180,777)	(2,585,149)
Total net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2018 and 2017 were fully offset by a 100% valuation allowance. The change in the valuation allowance was an increase of approximately $596,000 and a decrease of approximately $528,000 for the years December 31, 2018 and 2017, respectively. The Company recorded a tax benefit for discontinued operations of $241,412 and $159,138 offset by a similar valuation allowance for the years December 31, 2018 and 2017, respectively.

For the years ended December 31, the provision for income taxes differs from the expected tax provision computed by applying the U.S. federal statutory rate to loss before taxes as a result of the following:

	2018		2017
	Amount	Rate	Amount	Rate
Federal tax expense (benefit) at the statutory rate from continuing operations	$(867,576)	-21.00%	(873,700)	-34.00%
State tax benefit, net of federal income tax benefit	(33,819)	-0.82%	(86,193)	-3.35%

Federal deferred tax expense	(2,640)	-0.06%	(27,427)	-1.07%
State deferred tax expense	2,791	0.07%	(25,000)	-0.97%
Effect of true up	16,906	0.41%	—	—
Effect of tax rate change	341,358	8.26%	1,305,477	50.80%
Non-deductible expenses	189,274	4.58%	242,434	9.43%
Change in valuation allowance	353,706	8.56%	(535,592)	-20.84%
Total - continuing operations	—	—	—	—

Federal tax expense (benefit) at the statutory rate from discontinued operations	(229,478)	-21.00%	(144,293)	-34.00%
State tax benefit, net of federal income tax benefit	(11,934)	-1.09%	(14,845)	-3.50%

Change in valuation allowance	241,412	22.09%	159,138	37.50%
Total - discontinued operations	—	—	—	—

Total	$—	—	—	—

	Year ended December 31,
	2018	2017
Current
Federal	$(678,302)	$(654,652)
State	(36,459)	(70,454)
	(714,761)	(725,106)
Deferred
Federal	358,264	(66,437)
State	2,791	(7,093)
	361,055	(73,530)
Total	$(353,706)	$(798,636)

Income taxes from continuing operations before valuation
Allowance	$(353,706)	$($798,636)
Change in valuation allowance	353,706	798,636
Total	$—	$—

Discontinued Operations
Current
Federal	$(229,478)	$(144,293)
State	(11,953)	(14,845)
	(241,412)	(159,138)
Deferred
Federal	—	—
State	—	—
	—	—
Total	$(241,412)	$(159,138)

Income tax benefit from continuing operations before valuation allowance	(241,412)	-
Allowance		—
Change in valuation allowance	241,412	159,138
Total	$—	$—

NOTE 17 – SUBSEQUENT EVENTS

On March 8, 2019 the Black Helmet Apparel E-Commerce business was sold for $175,000, a $20,000 amount was paid at the closing and the Company received a Promissory Note in the amount of $155,000 bearing a 15% interest rate payable in twelve equal payments.

On January 9, 2019, Bright Mountain Media, Inc. sold 163,750 units of our securities to 1 accredited investor in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D and Regulation S of the Securities Act. The units (the “Units”) were sold at a purchase price of $0.40 per Unit resulting in gross proceeds to us of $65,500 and we paid a commission to Spartan of $6,550. Each unit consisted of one share of our common stock and one five-year common stock purchase warrant to purchase one share of our common stock at an exercise price of $0.65 per share (the “Private Placement Warrants”).

Between January 28, 2019 and March 22, 2019, Bright Mountain Media, Inc. sold 750,000 units of our securities to 3 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D and Regulation S of the Securities Act. The units (the “Units”) were sold at a purchase price of $0.40 per Unit resulting in gross proceeds to us of $300,000. Each unit consisted of one share of our common stock and one five-year common stock purchase warrant to purchase one share of our common stock at an exercise price of $0.65 per share (the “Private Placement Warrants”).

Between February 26, 2019 and April 8, 2019, Bright Mountain Media, Inc. sold 1,210,000 units of our securities to 12 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D and Regulation S of the Securities Act. The units (the “Units”) were sold at a purchase price of $0.50 per Unit resulting in gross proceeds to us of $605,000. Each unit consisted of one share of our common stock and one five-year common stock purchase warrant to purchase one share of our common stock at an exercise price of $0.75 per share (the “Private Placement Warrants”).

On February 13, 2019, the Company entered into a not-binding letter of intent to acquire a company which operates in our industry, subject to due diligence. During February and March, 2019 we lent that company an aggregate of $337,500 under the terms of a 6% promissory note which matures on April 30, 2019. As collateral for the repayment of the note, the chief executive officer of the target has pledged his shares in the target.

On March 29, 2019 the Company failed to meet its Registration requirement by not timely filing the Registration Statement (Resale S-1) with the SEC to register the resale of the shares sold under the Private Placement Memorandum with Placement Agent. Under the Agreement the Company was required to file the Registration Statement on March 29, 2019. Since the Company has not filed the Registration Statement timely, the Company will incur an obligation of $3,260 per day that it is delinquent. The Company intends to file the Registration Statement as soon as practicable, subsequent to filing our Form 10-K.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

BRIGHT MOUNTAIN
MEDIA, INC.

———————

PROSPECTUS

———————

________________, 2019

28,425,000 Shares of
Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC registration and filing fee	$6,890.22
Legal fees and expenses*	30,000.00
Accounting fees and expenses*	20,000.00
EDGAR and financial printing costs*	3,000.00
Transfer agent fees*	1,000.00
Blue sky fees and expenses*	0.00
Miscellaneous*	1,109.78
TOTAL	$62,000.00
——————
*
 Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our amended and restated articles of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

●
violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,
●
deriving an improper personal benefit from a transaction,
●
voting for or assenting to an unlawful distribution, and
●
willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws and had access to information concerning our company. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

In March 2016 we issued 50,000 shares of our common stock valued at $34,750 to an entity as compensation for legal services. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In July 2016 we issued 3,600 shares of our common stock valued at $3,060 to a consultant as partial compensation for services to us. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In July 2016 we sold our Chief Executive Officer, an accredited investor, 12% convertible promissory notes in the aggregate principal amount of $100,000 in private transactions exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act. We received proceeds of $100,000.

In August 2016 we sold our Chief Executive Officer an aggregate of 300,000 shares of our common stock at a purchase price of $0.50 per share in private transactions. The recipient was an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In August 2016 we issued 3,600 shares of our common stock valued at $3,060 to a consultant as partial compensation for services to us. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In August 2016 we issued an aggregate of 5,407,910 shares of our common stock to seven individuals and entities, including our Chief Executive Officer, a member of our board of directors and a principal shareholder, upon conversion of outstanding shares of our 10% Series A convertible preferred stock, our 10% Series B convertible preferred stock, our 10% Series C convertible preferred stock and out 10% Series D convertible preferred stock, including all unpaid dividends thereon. The recipients were accredited investors and the issuances were exempt from registration in reliance on exemptions provided by Section 3(a)(9) of the Securities Act.

In August 2016 we also issued 1,207,200 shares of our common stock to our Chief Executive Officer and a principal shareholder upon conversion of all principal and accrued interest due under 12% convertible promissory notes. The recipients were accredited investors and the issuances were exempt from registration in reliance on exemptions provided by Section 3(a)(9) of the Securities Act.

In August 2016 we issued 3,600 shares of our common stock valued at $3,060 to a consultant as partial compensation for services to us. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In September 2016 we issued 3,600 shares of our common stock valued at $3,060 to a consultant as partial compensation for services to us. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In October 2016 we issued 3,600 shares of our common stock valued at $3,060 to a consultant as partial compensation for services to us. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In November 2016 we issued 3,600 shares of our common stock valued at $3,060 to a consultant as partial compensation for services to us. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In December 2016 we issued 3,600 shares of our common stock valued at $3,060 to a consultant as partial compensation for services to us. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In December 2016 we issued 200,000 shares of our common stock valued at $170,000 as partial consideration in the acquisition of the assets of Black Helmet Apparel. The recipients were accredited or otherwise sophisticated investors who had access to business and financial information on our company. The issuances were exempt from registration in reliance on an exemption provided by Section 4(a)(2) of the Securities Act.

In January 2017 we issued 10,000 shares of our common stock as dividends on 100,000 shares of our outstanding 10% Series A convertible preferred stock in accordance with the designations, rights and preferences of such securities. The recipient was an accredited investor and the issuance was exempt from registration in reliance on an exemption provided by Section 4(a)(2) of the Securities Act.

In January 2017 we issued 3,600 shares of our common stock valued at $3,060 to a consultant as partial compensation for services to us. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In March 2017 we issued 1,100,223 shares of our common stock to the four members of Daily Engage Media Group LLC as partial consideration for the acquisition of all of the membership interests of Daily Engage Media Group LLC. The shares were valued at $431,987, and the recipients were accredited or otherwise sophisticated investors who had access to business and financial information on our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

Between January 2018 and November 2018, we sold 12,000,000 units of our securities to 83 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. The units were sold at a purchase price of $0.40 per unit resulting in gross proceeds to us of $4,800,000. Each unit consisted of one share of our common stock and one five year common stock purchase warrant to purchase one share of our common stock at an exercise price of $0.65 per share. Spartan Capital Securities, LLC, a broker-dealer and member of FINRA, acted as exclusive placement agent for us in this offering. As compensation for its services, we paid Spartan Capital Securities, LLC an aggregate cash commission of $480,000 and issued it five year placement agent warrants exercisable at $0.65 per share to purchase an aggregate of 1,200,000 shares of our common stock. The exercise price of the placement agent warrants is also subject to the proportional adjustment in the event of stock splits, stock dividends and similar corporate events, and may be exercised on a cashless basis. We also reimbursed Spartan Capital $15,000 for its out of pocket expenses. After payment of the commissions and reimbursement of out of pocket expenses to Spartan Capital, we used an additional $1,160,000 for the payment of consulting and advisory fees to Spartan Capital under the terms of the agreements described elsewhere in this registration statement, and are using the balance for working capital.

In September 2018, we issued Spartan Capital Securities, LLC 1,000,000 shares of our common stock valued at $750,000 as partial compensation for their services under the terms of a Consulting Agreement. Spartan Capital Securities, LLC is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In November 2018 Mr. W. Kip Speyer, our CEO, exchanged convertible notes for three new series of preferred stock including: (i) $1,075,000 principal amount and accrued but unpaid interest due him under 12% Convertible Promissory Notes maturing between September 26, 2021 and April 10, 2022 were exchanged for 2,177,233 shares of our newly created Series F-1 Convertible Preferred Stock in full satisfaction of those notes; (ii) $660,000 principal amount and accrued but unpaid interest due him under 6% Convertible Promissory Notes maturing between April 19, 2022 and July 27, 2022 were exchanged for 1,408,867 shares of our newly created Series F-2 Convertible Preferred Stock in full satisfaction of those notes; and (iii) $300,000 principal amount and accrued but unpaid interest due him under 10% Convertible Promissory Notes maturing between August 1, 2022 and August 30, 2022 were exchanged for 757,917 shares of our newly created Series F-3 Convertible Preferred Stock in full satisfaction of those notes. Mr. Speyer is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

Between December 2018 and January 2019, we sold 3,000,000 units of our securities to 21 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D and Regulation S of the Securities Act. The units were sold at a purchase price of $0.40 per unit resulting in gross proceeds to us of $1,200,000. These units, including the warrants, were identical to the units sold in our 2018 private placement. Spartan Capital Securities, LLC also acted as exclusive placement agent for us in this offering. We paid Spartan Capital a cash commission of $120,000, a cash non-accountable expense allowance of $40,000 and issued it five year placement agent warrants to purchase an aggregate of 300,000 shares of our common stock at an exercise price of $0.65 per share as compensation for its services. We used $200,000 of the proceeds from this offering for the payment of the fees due Spartan Capital Securities, LLC under the terms of the Uplisting Advisory and Consulting Agreement, and are using the balance of $840,000 for general working capital.

In November 2018 we borrowed an aggregate of $80,000 from Mr. Kip Speyer under the terms of five year convertible promissory notes. The notes, which bear interest at 10% per annum, are convertible at his option into shares of our common stock at a conversion price of $0.40 per share. If the notes have not previously been converted, the principal and any accrued but unpaid interest automatically converts into shares of our common stock on the maturity date of the notes. We did not pay any commissions or finders fees and Mr. Speyer is an accredited investor. The issuance of the notes were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act. We used the proceeds for working capital.

Effective December 30, 2018 we issued 100,000 shares of our common stock to an accredited investor upon the automatic conversation of 100,000 shares of our 10% Series A convertible preferred stock together with accrued but unpaid dividends on those shares. In accordance with the designations, rights and preferences of the 10% Series A convertible preferred stock, those shares automatically converted into shares of our common stock on a one for one basis on the fifth anniversary of the date of issuance of such shares. The issuance of the shares of our common stock upon the conversion were exempt from registration under Securities Act in reliance on an exemption provide by Section 3(a)(9) of such act, and the issuance of the shares of our common stock as dividends on such shares were exempt from registration in reliance on an exemption provided by Section 4(a)(2) of the Securities Act.

Between January 28, 2019 and February 21, 2019 we sold 750,000 units of our securities to three accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act. The units were sold at a purchase price of $0.40 per unit resulting in gross proceeds to us of $300,000. Each unit consisted of one share of our common stock and one five year common stock purchase warrant to purchase one share of our common stock at an exercise price of $0.65 per share. We did not pay any commissions or finder’s fees in this offering. We are using the proceeds for general working capital.

Between February 26, 2019 and April 8, 2019, we sold 1,210,000 units of our securities to 10 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D and Regulation S of the Securities Act. The units were sold at a purchase price of $0.50 per unit resulting in gross proceeds to us of $605,000. Each unit consisted of one share of our common stock and one five-year common stock purchase warrant to purchase one share of our common stock at an exercise price of $0.75 per share. We did not pay any commissions or finder’s fees in this offering. We have allocated 90% of the gross proceeds received by us ($544,500) to make an unsecured loan to an unrelated third party, and are using the remaining $60,500 for working capital

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated in this Item 16 by reference.

ITEM 17. UNDERTAKINGS.

a.
 The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on May 14th, 2019.

Bright Mountain Media, Inc.

By:	/s/ W. Kip Speyer
W. Kip Speyer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ W. Kip Speyer W. Kip Speyer	Chairman of the Board of Directors, Chief Executive Officer, President, principal executive officer, principal financial and accounting officer	May 14, 2019

/s/ Todd F. Speyer Todd F. Speyer	Vice President, Digital Media, director	May 14, 2019

/s/ *__________________ Richard Rogers	Director	May 14, 2019

/s/ *__________________ Todd F. Davenport	Director	May 14, 2019

/s/ *__________________ Charles H. Lichtman	Director	May 14, 2019

*   By W. Kip Speyer, Power of Attorney

Index to Exhibits

		Incorporated by Reference
No.	Exhibit Description	Form	Date Filed	Number	Filed or Furnished Herewith

3.1	Amended and Restated Articles of Incorporation	Form 10	1/31/13	3.3
3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation	8-K	7/9/13	3.3
3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation	8-K	11/16/13	3.4
3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation	8-K	12/30/13	3.4
3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation	10-K	3/31/14	3.5
3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation	8-K	7/28/14	3.6
3.7	Articles of Amendment to the Amended and Restated Articles of Incorporation	10-K/A	4/1/15	3.5
3.8	Articles of Amendment to the Amended and Restated Articles of Incorporation	8-K	12/4/15	3.7
3.9	Articles Amendment to the Amended and Restated Articles of Incorporation	8-K	11/13/18	3.10
3.10	Amended and Restated Bylaws	Form 10	1/31/13	3.2
4.1	Form of unit warrant 2018 private placement	10-K	4/2/18	4.1
4.2	Form of placement agent warrant 2018 private placement	10-K	4/2/18	4.2
4.3	Specimen common stock certificate				Filed
4.4	Form of unit warrant 2019 private placement	8-K	1/14/19	4.1
4.5	Form of placement agent warrant 2019 private placement	8-K	1/14/19	4.2
5.1	Opinion of Pearlman Law Group LLP				Filed
10.1	2011 Stock Option Plan	Form 10	1/31/13	10.1
10.2	2013 Stock Option Plan	10-Q	11/13/13	10.18
10.3	2015 Stock Option Plan	8-K	5/27/15	10.36
10.4	Asset Purchase Agreement dated December 16, 2016 effective December 15, 2016 by and among Bright Mountain Media, Inc., Bright Mountain, LLC, Sostre Enterprises, Inc., Pedro Sostre III and James Love	8-K	12/21/16	10.28
10.5	Membership Interest Purchase Agreement dated March 3, 2017, by and between Bright Mountain Media, Inc., Daily Engage Media Group LLC, Harry G. Pagoulatos, George G. Rezitis and Angelos Triantafillou	8-K	3/9/17	10.31
10.6	Amended and Restated Membership Interest Purchase Agreement dated September 19, 2017 by and among Bright Mountain Media, Inc., Daily Engage Media Group LLC and Harry G. Pagoulatos, George G. Rezitis and Angelos Triantafillou	8-K	9/25/17	10.1
10.7	Letter agreement dated September 19, 2017 with Vinay Belani	8-K	9/25/17	10.2
10.8	Escrow Agreement dated September 19, 2017 by and among Bright Mountain Media, Inc., Harry G. Pagoulatos, George G. Rezitis, Angelos Triantafillou, Vinay Belani and Pearlman Law Group LLP, as escrow agent	8-K	9/25/17	1.3

10.9	Employment Agreement by and between Bright Mountain Media, Inc. and Harry G. Pagoulatos	8-K	9/25/17	10.4
10.10	Employment Agreement by and between Bright Mountain Media, Inc. and George G. Rezitis	8-K	9/25/17	10.5
10.11	Promissory Note in the principal amount of $100,000 dated September 19, 2017 payable to Harry G. Pagoulatos	8-K	9/25/17	10.6
10.12	Promissory Note in the principal amount of $100,000 dated September 19, 2017 payable to George G. Rezitis	8-K	9/25/17	10.7
10.13	Promissory Note in the principal amount of $100,000 dated September 19, 2017 payable to Angelos Triantafillou	8-K	9/25/17	10.8
10.14	Promissory Note in the principal amount of $80,000 dated September 19, 2017 payable to Vinay Belani	8-K	9/25/17	10.9
10.15	Amendment to Amended and Restated Membership Interest Purchase Agreement dated November 14, 2017 by and among Bright Mountain Media, Inc., Daily Engage Media Group LLC, Harry g. Pagoulatos, George G. Rezitis and Angelos Triantafillou	10-Q	11/20/17	10.11
10.16	Amended and Restated Escrow Agreement dated November 14, 2017 by and among Bright Mountain Media, Inc., Harry G. Pagoulatos, George G. Rezitis, Angelos Triantafillou, Vinay Belani and Pearlman Law Group LLP, as escrow agent	10-Q	11/20/17	10.12
10.17	Consulting Agreement dated September 6, 2017 by and between Spartan Capital Securities, LLC and Bright Mountain Media, Inc.	8-K	10/4/18	10.45
10.18	M&A Advisory Agreement dated September 6, 2017 by and between Spartan Capital Securities, LLC and Bright Mountain Media, Inc.	8-K	10/4/18	10.46
10.19	Finder’s Agreement dated October 31, 2018 by and between Spartan Capital Securities, LLC and Bright Mountain Media, Inc.	10-Q	11/20/18	10.2
10.20	Uplisting Advisory and Consulting Agreement dated December 11, 2018 by and between Spartan Capital Securities, LLC and Bright Mountain Media, Inc.	8-K	1/14/19	10.1
10.21	Note Exchange Agreement dated November 7, 2018 by and between Bright Mountain Media, Inc. and W. Kip Speyer	8-K	11/13/18	10.1
10.22	Lease Agreement dated August 24, 2014 for registrant’s principal executive offices	10-Q	11/12/14	10.26
10.23	Addendum to Lease dated August 5, 2015 for registrant’s principal executive offices	10-Q	8/11/15	10.37
10.24	Amendment to Lease Agreement dated August 8, 2018 for registrant’s principal executive offices	10-Q	11/20/18	10.1
10.25	Executive Employment Agreement dated June 1, 2014 by and between W. Kip Speyer and Bright Mountain Media, Inc.	8-K	6/3/14	10.21
10.26	First Amendment to Executive Employment Agreement dated April 1, 2017 by and between W. Kip Speyer and Bright Mountain Media, Inc.	8-K	4/6/17	10.32
10.27	Services Agreement dated August 23, 2018 by and among Bright Mountain Media, Inc., AdsRemedy Media, LLP and Vinay Belani	10-K	4/12/19	10.27
14.1	Code Conduct and Ethics	10-K	3/31/14	14.1

10.28	Asset Purchase Contract dated March 8, 2019 by and between Rescuetees.com LLC and Bright Mountain LLC	10-K	4/1219	10.28
10.29	Promissory Note in the principal amount of $155,000 dated March 8, 2019 from Rescuetees.com to Bright Mountain LLC	10-K	4/12/19	10.29
10.30	10% convertible promissory note in the principal amount of $30,000 dated November 12, 2018 issued to W. Kip Speyer	10-K	4/12/19	10.30
10.31	Promissory note in the principal amount of $75,000 dated October 3, 2018 from Kubient, Inc.	10-K	4/12/19	10.31
10.32	10% convertible promissory note in the principal amount of $50,000 dated November 20, 2018 issued to W. Kip Speyer	10-K	4/12/19	10.32
21.1	List of subsidiaries	10-K	4/12/19	21.1
23.1	Consent of EisnerAmper LLP				Filed
23.2	Consent of Liggett & Webb, P.A.				Filed
23.3	Consent of Pearlman Law Group LLP (included in Exhibit 5.1)				Filed
24.1	Power of Attorney (included on signature page)				Filed